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This prospectus supplement and the related prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 30, 2003

File Pursuant to Rule 424(b)(5)
SEC File Number 333-102388

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 18, 2003)

2,500,000 Equity Units
(Initially Consisting of 2,500,000 Corporate Units)

Southern Union Company
        % Equity Units

        Each Equity Unit will have a stated amount of $50 and will consist of a purchase contract issued by us and, initially, $50 principal amount of our senior notes due August 16, 2008, which we refer to as a Corporate Unit.

  •
  The purchase contract will obligate you to purchase from us, no later than August 16, 2006, for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

  •
  if the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to August 16, 2006 equals or exceeds $                ,                shares of our common stock;

  •
  if the average closing price of our common stock over the same period is less than $                but greater than $                , a number of shares of our common stock having a value, based on the 20-trading day average closing price, equal to $50; and

  •
  if the average closing price of our common stock over the same period is less than or equal to $                ,                 shares of our common stock.

  •
  We will also pay you quarterly contract adjustment payments at a rate of        % per year of the stated amount of $50 per Equity Unit, or $        per year, subject to our right to defer contract adjustment payments, as described in this prospectus supplement.

  •
  The senior notes will initially bear interest at a rate of        % per year, payable, initially, quarterly. The senior notes will be remarketed as described in this prospectus supplement. Following a successful remarketing, the interest rate on the senior notes will be reset and interest will become payable semi-annually.

  •
  If there is a successful remarketing prior to the third business day immediately preceding August 16, 2006, or if a tax event redemption described in this prospectus supplement occurs prior to August 16, 2006, the senior notes comprising a part of the Corporate Units will be replaced by the Treasury portfolio described in this prospectus supplement.

  •
  You can create Treasury Units from Corporate Units by substituting Treasury securities for the senior notes or your applicable ownership interest in the Treasury portfolio comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting senior notes or your applicable ownership interest in the Treasury portfolio for the Treasury securities comprising a part of the Treasury Units.

  •
  The senior notes or, if substituted for the senior notes, the Treasury securities or your applicable ownership interest in the Treasury portfolio, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

        Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 8,250,000 shares of our common stock (or 9,487,500, if the underwriters exercise in full their over-allotment option). Neither offering is contingent upon the other.

        We have applied to list the Corporate Units on the New York Stock Exchange under the symbol "SUG PrB." Our common stock is traded on the New York Stock Exchange under the symbol "SUG." The last reported sale price of our common stock on May 29 was $15.30 per share.

        Investing in the Equity Units involves risks. See "Risk Factors" beginning on page S-18 of this prospectus supplement.

	Per Corporate Unit	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Southern Union	$	$

        The underwriters may also purchase up to an additional 375,000 Corporate Units at the public offering price less the underwriting discounts and commissions within a 13-day period beginning on the date of this prospectus supplement in order to cover over-allotments, if any; provided, however, we may at our discretion extend such period up to 30 days after the date of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The Corporate Units will be ready for delivery in book-entry form only through The Depository Trust Company on or about June     , 2003.

Joint Book-Running Managers

JPMorgan	Merrill Lynch & Co.

Wachovia Securities

Credit Lyonnais Securities (USA) Inc.	Jefferies & Company, Inc.	Gilford Securities Incorporated	Wells Fargo Securities

The date of this prospectus supplement is June     , 2003.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of its respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, including securities other than those we are offering in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

        It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 3 of the accompanying prospectus.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these matters where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

        Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to "Southern Union Company," "Southern Union," "SUG," "we," "us," "our," or similar terms are to Southern Union Company. References to "Panhandle" refer to Panhandle Eastern Pipe Line Company and its subsidiaries.

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SUMMARY

        The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the prospectus to which it relates. This summary highlights selected information from the prospectus supplement and the accompanying prospectus. You should also review "Risk Factors" beginning on page S-18 of this prospectus supplement to determine whether an investment in the Equity Units is appropriate for you.

Southern Union Company

        Southern Union is a local natural gas distribution company, serving approximately one million customers in the United States through three operating divisions:

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  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 501,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett);

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  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 298,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts); and

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  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 158,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport).

        We also own and operate various smaller energy-related operations established to support and expand natural gas sales and other energy sales.

The Panhandle Acquisition

        Southern Union, Southern Union Panhandle Corp., a wholly owned subsidiary of Southern Union, and CMS Gas Transmission Company, a subsidiary of CMS Energy Corporation, are parties to a Stock Purchase Agreement with respect to the purchase by Southern Union Panhandle Corp. from CMS Gas Transmission Company of Panhandle Eastern Pipe Line Company and its subsidiaries. Under the Stock Purchase Agreement, Southern Union has agreed to pay approximately $584.3 million in cash plus three million shares of Southern Union Company common stock, and to assume approximately $1.159 billion in Panhandle debt. The closing of this offering and the concurrent common stock offering are conditioned upon the consummation of the acquisition of Panhandle.

        Panhandle is primarily engaged in the interstate transmission and storage of natural gas and operates a large natural gas pipeline network which provides customers in the Midwest and Southwest with a comprehensive array of transportation services. Panhandle also owns a liquefied natural gas regasification plant and related facilities, which we refer to as the "Panhandle LNG business." We are currently investigating our strategic options, including divestiture, with respect to the Panhandle LNG business. For a further discussion of the Panhandle Acquisition, see "The Panhandle Acquisition."

        We expect to realize a number of significant economic and strategic benefits as a result of the Panhandle Acquisition:

        Knowledgeable Management Team.    The Panhandle Acquisition provides a strong and complementary management team for growth and expansion in interstate pipelines.

        Growth Opportunities.    Natural gas is becoming increasingly important as a fuel of choice for home heating and power generation. If this trend continues, we believe the growth opportunities for Panhandle as a transporter of this fuel should also increase.

        Enhanced Financial Position.    We expect that the Panhandle Acquisition will enhance our financial position through increased cash flow and earnings accretion beginning with the first full year of operations following the acquisition of Panhandle.

        Improve Our Credit Profile.    We expect to improve our credit profile through increased diversification of regulated cash flow and earnings sources.

        Cost Savings.    We expect to achieve cost savings from the consolidation of duplicative administrative functions and information systems.

Competitive Strengths

        We believe our competitive strengths include the following:

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  demonstrated ability to manage successfully businesses that operate in a regulated environment;

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  disciplined pursuit of acquisition opportunities that are focused within the gas utility and pipeline sectors; and

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  demonstrated ability to integrate acquired operations and to achieve efficiencies.

Business Strategy

        Our strategy is focused on achieving profitable growth and enhancing stockholder value. The key elements of our strategy include:

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focusing each of our divisions on meeting its allowable rate of return;

•
maintaining an investment grade credit rating and credit profile;

•
expanding our company through development of existing utility businesses; and

•
selectively acquiring regulated businesses within the natural gas industry.

        Southern Union's corporate headquarters are located at One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, where its telephone number is (570) 820-2400.

Summary Historical Consolidated Financial Data of
Southern Union Company

        The historical consolidated financial information as of June 30, 2002 and 2001 and for each of the three years ended June 30, 2002 set forth below has been derived from our audited consolidated financial statements and the related notes. The historical consolidated financial information as of and for the nine months ended March 31, 2003 and 2002 set forth below has been derived from our unaudited consolidated financial statements and the related notes. The results of operations for the interim periods are not indicative of the results that may be expected for the entire year. You should read the information in this table together with our financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Nine months ended March 31,		Year ended June 30,
	2003	2002	2002	2001	2000
	(in millions, except per share data)
Consolidated statements of operations data:
Operating revenues	$981	$827	$981	$1,462	$567
Cost of gas and other energy	(614)	(495)	(573)	(1,032)	(346)
Revenue-related taxes	(33)	(28)	(34)	(50)	(25)

Operating margin	334	304	374	380	196
Operating expenses	(194)	(221)	(283)	(279)	(139)

Net operating revenues	140	83	91	101	57
Other income (expenses)	(50)	(51)	(86)	(31)	(69)

Income before taxes	90	32	5	70	(12)
Federal and state income taxes (benefit)	34	15	3	30	(2)

Net earnings from continuing operations	56	17	2	40	(10)
Discontinued operations (net of tax)	31	16	18	16	20

Net earnings (loss) before cumulative change in accounting principle	87	33	20	56	10
Cumulative effect of accounting change (net of tax)	—	—	—	1	—

Net earnings available for common stock	$87	$33	$20	$57	$10

Net earnings (loss) from continuing operations per share	$.99	$.29	$.03	$.70	$(.21)
Net earnings available for common stock per share	$1.55	$.58	$.35	$.99	$.20
Weighted average diluted shares outstanding (000's)	55,904	57,002	56,770	57,717	50,053

Consolidated balance sheet data:
Total current assets	$762	$731	$610	$802
Net property, plant and equipment	1,177	1,165	1,170	1,177
Net goodwill	643	643	643	652
Investments and other assets	254	284	257	276

Total assets	$2,836	$2,823	$2,680	$2,907

Total debt and capital lease obligations	$1,392	$1,484	$1,422	$1,626
Total common stockholders' equity	778	709	685	722

Total capitalization including short-term debt	$2,170	$2,193	$2,107	$2,348

Summary Historical Consolidated Financial Data of
Panhandle Eastern Pipe Line Company

        The historical consolidated financial information as of December 31, 2002 and 2001, and for each of the three years ended December 31, 2002 set forth below has been derived from Panhandle's audited consolidated financial statements and the related notes. The historical consolidated financial information as of and for the three months ended March 31, 2003 and 2002 set forth below has been derived from Panhandle's unaudited consolidated financial statements and the related notes. The results of operations for the interim periods are not indicative of the results that may be expected for the entire year. You should read the information in this table together with Panhandle's financial statements and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Three months ended March 31,		Year ended December 31,
	2003	2002	2002	2001	2000
	(in millions)
Consolidated statements of operations data:
Operating revenues	$137	$133	$484	$514	$483
Operating expenses	(74)	(69)	(275)	(346)	(299)

Net operating revenues	63	64	209	168	184
Other income (expenses)	(16)	(15)	(91)	(74)	(77)
Minority interest	—	(1)	(4)	—	—

Earnings from continuing operations before taxes	47	48	114	94	107
Federal and state income taxes	18	19	46	38	43

Net earning from continuing operations	29	29	68	56	64
Extraordinary income (loss) (net of tax)	—	—	1	(2)	—

Income before cumulative effect of change in accounting	29	29	69	54	64
Cumulative effect of accounting change (net of tax)	2	(369)	(369)	—	—

Net earnings (loss)	$31	$(340)	$(300)	$54	$64

Consolidated balance sheet data:
Total current assets	$374	$499	$342	$483
Net property, plant and equipment	1,640	1,585	1,621	1,588
Net goodwill	113	113	113	714
Investments and other assets	78	157	156	121

Total assets	$2,205	$2,354	$2,232	$2,906

Total debt	$1,192	$1,297	$1,192	$1,297
Total common stockholder's equity	729	768	752	1,124

Total capitalization including short-term debt	$1,921	$2,065	$1,944	$2,421

Summary Unaudited Pro Forma Combined Condensed Financial Data

        The following unaudited pro forma combined condensed financial statements present the combined financial data of Southern Union Company and Panhandle Eastern Pipe Line Company, including their respective subsidiaries, after giving effect to Southern Union's acquisition of Panhandle for aggregate consideration of approximately $584.3 million in cash and three million shares of Southern Union common stock. The unaudited pro forma combined condensed financial statements also give effect to Southern Union's proposed issuance of 8,250,000 shares of common stock and $125 million of Equity Units.

        Southern Union intends to use some of the net proceeds from these offerings and some of the net proceeds from the January 1, 2003 sale of Southern Union Gas Company and related assets, which we refer to as the Texas operations, for approximately $420 million to finance its acquisition of Panhandle. Southern Union has structured the sale of the Texas Operations and reinvestment in Panhandle in a manner intended to qualify as part of a like-kind exchange of property covered by Section 1031 of the Internal Revenue Code, thereby enabling Southern Union to achieve certain tax deferrals, and therefore has placed approximately $406 million of the sales proceeds with a qualified intermediary pending the completion of the acquisition and like-kind exchange. Although the unaudited pro forma combined condensed financial statements give effect to both the common stock offering and the Equity Units offering, these offerings are not contingent upon one another. Therefore it is possible that the common stock offering could take place even if the Equity Units offering does not take place, and vice versa. If one offering takes place but the other does not, to complete the Panhandle Acquisition, Southern Union intends to finance the difference in anticipated proceeds from working capital. See "Capitalization," "Unaudited Pro Forma Combined Condensed Financial Statements," and "Use of Proceeds".

        The following unaudited pro forma combined condensed financial data is presented in accordance with the assumptions described under "Unaudited Pro Forma Combined Condensed Financial Statements" set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if the Panhandle acquisition, the securities offerings and the sale of the Texas operations had been consummated on the date as of which, or at the beginning of the periods for which, they are being given effect, nor are they indicative of the future operating results or financial position of the combined enterprise. Operating results for the nine months ended March 31, 2003 are not indicative of the results that may be expected for the entire fiscal year ending June 30, 2003 due to the seasonality of the business and other factors.

	Nine months ended March 31, 2003	Year ended June 30, 2002
	(in millions, except per share data)
Consolidated statements of operations data:
Operating revenues	$1,367		$1,468
Cost of gas and other energy	(614)		(573)
Revenue-related taxes	(33)		(34)

Operating margin	720		861
Operating expenses	(411)		(608)

Net operating revenues	309		253
Other income (expenses)	(111)		(169)

Income before taxes	198		84
Federal and state income taxes (benefit)	77		37

Net earning before minority interest	121		47
Minority interest	(2)		(2)

Net earnings from continuing operations	$119		$45

Diluted earnings per share	$1.77	$	..67
Weighted average diluted shares outstanding (000's)	67,154		68,020

Consolidated balance sheet data:
Total current assets	$535
Net property, plant and equipment	3,068
Net goodwill	643
Investments and other assets	294

Total assets	$4,540

The Offering

What are Equity Units?

        Equity Units may be either Corporate Units or Treasury Units as described below. The Equity Units offered will initially consist of 2,500,000 Corporate Units (or 2,875,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from the Corporate Units in the manner described below under "How can I create Treasury Units from Corporate Units?"

What are the components of a Corporate Unit?

        Each Corporate Unit consists of a purchase contract and, initially, $50 principal amount of our senior notes due August 16, 2008. The senior note that is a component of a Corporate Unit is owned by you, but it initially will be pledged to us to secure your obligation under the related purchase contract. If the senior notes are successfully remarketed prior to the third business day preceding August 16, 2006, or if a tax event redemption occurs prior to August 16, 2006, in each case as described in this prospectus supplement, the senior notes comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under "What is the Treasury Portfolio?", and your applicable ownership interest in the Treasury portfolio will then be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

        Each purchase contract that is a component of an Equity Unit obligates the holder of the purchase contract to purchase, and obligates us to sell, on August 16, 2006, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances set forth in "Description of the Purchase Contracts – Anti-Dilution Adjustments," as follows:

•
if the applicable market value of our common stock is equal to or greater than $    , which we refer to as the threshold appreciation price, the settlement rate will be            shares of our common stock;

•
if the applicable market value of our common stock is less than the threshold appreciation price but greater than $            , which we refer to as the reference price, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value; and

•
if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be            shares of our common stock.

        "Applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to anti-dilution adjustments. The reference price is the reported last sale price of our common stock on the New York Stock Exchange on June     , 2003. The threshold appreciation price represents a    % appreciation over the reference price.

Can I settle the purchase contract early?

        You can settle a purchase contract at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by paying $50 cash, in which case             shares of our common stock will be issued to you pursuant to the purchase contract. In addition, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, you will have the right to accelerate and settle the purchase contract early at the settlement rate in effect immediately prior to the closing of that merger.

        Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required by U.S. federal securities laws, we will use our best efforts to have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled.

What is a Treasury Unit?

        A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 5% undivided beneficial interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on August 15, 2006 (CUSIP No. 912833CQ1), which we refer to as a Treasury security. The interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

        Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent Treasury securities in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of             Corporate Units. Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

        Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made. Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interest in the Treasury portfolio for the Treasury securities as a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of            Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

        Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of    % per year on the senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), and contract adjustment payments payable by us at the rate of    % per year on the stated amount of $50 per Corporate Unit, subject to our right to defer the contract adjustment payments until the earliest of the purchase contract settlement date, the early settlement date (in the case of a cash merger early settlement) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of early settlement other than upon a cash merger).

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

        Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of    % per year on the stated amount of $50 per Treasury Unit, subject to our right to defer the contract adjustment payments. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when they created the Treasury Units as long as they continue to hold the senior notes.

Do we have the option to defer current payments?

        We have the right to defer the payment of contract adjustment payments until the purchase contract settlement date. Any deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of    % per year until paid, compounded quarterly, to but excluding the earlier of purchase contract settlement date and the date of any earlier settlement of the purchase contract. We are not entitled to defer payments of interest on the senior notes.

        In the event that we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not, with certain exceptions, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock.

What are the payment dates for the Equity Units?

        The payments described above in respect of the Equity Units will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on August 16, 2003.

What is remarketing?

        Except as described below, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding May 16, 2006 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date. The remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes equal to approximately 100.25% of the purchase price for the Treasury portfolio. To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described below.

        Following a successful remarketing of the senior notes on the initial remarketing date, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio. The Corporate Unit holder's applicable ownership interest in the Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes will automatically be applied to satisfy the Corporate Unit holder's obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been due on the senior notes on August 16, 2006 will be paid to the holders of the Corporate Units.

        The remarketing agent will deduct, as a remarketing fee, an amount equal to 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

        If the remarketing of the senior notes on the initial remarketing date is not successful or does not occur because a condition precedent is not satisfied, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a price of approximately 100.25% of the principal amount of the senior notes remarketed.

        If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes sold in the remarketing that were part of the Corporate Units will automatically be applied to satisfy in full each Corporate Unit holder's obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date. The remarketing agent will deduct, as a remarketing fee, an amount equal to 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from proceeds from the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders.

        Remarketing on any remarketing date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100.25% of the Treasury portfolio purchase price in the case of a remarketing on the initial remarketing date or 100.25% of the aggregate principal amount of the senior notes in the case of the final remarketing date.

What happens if the senior notes are not successfully remarketed?

        If the senior notes have not been successfully remarketed on or prior to the final remarketing date, the interest rate on the senior notes will not be reset and holders of all senior notes will have the right to put the senior notes to us on the purchase contract settlement date at a put price equal to $50 per senior note plus accrued and unpaid interest. A holder of a senior note that is part of a Corporate Unit will be deemed to have automatically exercised this put right unless, prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the collateral agent $50 in cash. Unless a Corporate Unit holder has settled the related purchase contracts with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes against such holder's obligations to us under the related purchase contract, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contract.

Do I have to participate in the remarketing?

        You may elect not to participate in any remarketing and to retain the senior notes underlying your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first remarketing attempt has failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date. Following a successful remarketing on the initial remarketing date, holders of Treasury Units can recreate a Corporate Unit, at any time prior to the second business day immediately preceding the purchase contract settlement date, as described under "How can I recreate Corporate Units from Treasury Units?"

What is the Treasury portfolio?

        If there is a successful remarketing prior to the third business day preceding the purchase contract settlement date or if a tax event redemption described under "Description of the Senior Notes – Optional Redemption – Tax Event" occurs prior to the purchase contract settlement date, the senior notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the principal amount of the senior notes included in Corporate Units and

•
either:

    (1)
    in the case of a successful remarketing prior to the third business day preceding the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on August 16, 2006 on the principal amount of the senior notes included in the Corporate Units, or

    (2)
    in the case of a tax event redemption, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding each scheduled interest payment after the date of the tax event redemption and on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such interest payment date on the principal amount of the senior notes included in the Corporate Units.

If I am holding a senior note as a separate security from the Corporate Units, can I still participate in a remarketing of the senior notes and do I also have a put right in the event that the final remarketing is not successful?

        Holders of senior notes that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their senior notes remarketed by the remarketing agent along with the senior notes included in the Corporate Units. See "Description of the Senior Notes – Optional Remarketing." Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

        Holders of senior notes that are not part of a Corporate Unit may exercise their put right upon a failed final remarketing by providing written notice at least two business days prior to the purchase contract settlement date. The put price will be paid to such holder on the purchase contract settlement date.

Besides participating in a remarketing, how else can I satisfy my obligation under the purchase contracts?

        Holders of Corporate Units or Treasury Units may also satisfy their obligations, or their obligations will be terminated, under the purchase contracts as follows:

•
through early settlement as described under "Can I settle the purchase contract early?" above;

•
if the initial remarketing attempt has failed, through cash settlement prior to the final remarketing date in the case of holders of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a part of the Corporate Units, by notifying the purchase contract agent on or prior to the fifth business day prior to August 16, 2006 and delivering the cash payment required under the related purchase contracts on or prior to the fourth business day immediately prior to August 16, 2006;

•
through the automatic application of the proceeds of the Treasury securities in the case of the Treasury Units or proceeds from the Treasury portfolio equal to the principal amount of the senior notes in the case of Corporate Units if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units;

•
through exercise of the put right as described under "What happens if the senior notes are not successfully remarketed?", if no successful remarketing has occurred and none of the above events has taken place; or

•
without any further action, upon the termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization.

What interest payments will I receive on the senior notes?

        Interest on the senior notes will be payable initially quarterly in arrears initially at the annual rate of    % per annum to, but excluding, the reset effective date, which will be the third business day following the date on which a remarketing of the senior notes is successfully completed. Following a reset of the interest rate, interest will be payable semi-annually on the senior notes at the reset rate from and including the reset effective date to, but excluding, August 16, 2008. If there is not a successful remarketing of the senior notes, the interest rate will not be reset and the senior notes will continue to bear interest at the initial interest rate, payable quarterly in arrears.

What are the interest payment dates on the senior notes?

        The interest payment dates on the senior notes are February 16, May 16, August 16 and November 16 of each year, commencing on August 16, 2003 and ending on the maturity date of the senior notes. Following a successful remarketing, interest on the senior notes will be payable semi-annually in arrears on each February 16 and August 16, commencing February 16, 2006 (the date six months following the purchase contract settlement date).

When will the interest rate on the senior notes be reset and what is the reset rate?

        Unless a tax event redemption has occurred, the interest rate on the senior notes will be reset on the date of a successful remarketing and the reset rate will become effective three business days thereafter. The reset rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes included in the Corporate Units to have an approximate aggregate market value on the remarketing date of 100.25% of the Treasury portfolio purchase price, in the case of a remarketing prior to the final remarketing date, or 100.25% of the aggregate principal amount of the senior notes, in the case of the final remarketing. The interest rate on the senior notes will not be reset if there is not a successful remarketing. Any reset rate may not exceed the maximum rate, if any, permitted by applicable law.

When may the senior notes be redeemed?

        The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a tax event at any time prior to the earlier of the date of a successful remarketing and the purchase contract settlement date, as described in this prospectus supplement under "Description of the Senior Notes – Optional Redemption – Tax Event." Following any such redemption of the senior notes, which we refer to as a tax event redemption, the redemption price for the senior notes that are a component of Corporate Units will be paid to the collateral agent who will purchase the Treasury portfolio and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interest in the Treasury portfolio will replace the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of senior notes that are not a component of Corporate Units will receive the redemption price paid in such tax event redemption in full.

What is the ranking of the senior notes?

        The senior notes will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other unsecured debt or issue preferred stock. See "Debt Securities – General" in the accompanying prospectus.

What are the principal United States federal income tax consequences related to Corporate Units, Treasury Units and senior notes?

        A beneficial owner of Corporate Units or senior notes, if separated from Corporate Units, will be treated as owning an interest in a debt instrument that should be subject to the Treasury regulations that govern contingent payment debt instruments. Under these rules, for all accrual periods through May 16, 2006, a holder will be required to include in gross income an amount in excess of the interest actually received, regardless of the holder's usual method of tax accounting, and a holder will generally recognize ordinary income or loss, rather than capital gain or loss, on the sale, exchange or disposition of senior notes (including upon a successful remarketing) or Corporate Units, to the extent such income or loss is allocable to the senior notes. A beneficial owner of Treasury Units will generally be required to include in gross income any original issue discount with respect to the Treasury securities as it accrues on a constant yield to maturity basis. If the Treasury portfolio has replaced the senior notes as a component of Corporate Units as a result of a successful remarketing of the senior notes or a tax event redemption, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of original issue discount on the Treasury portfolio as it accrues on a constant yield to maturity basis. We intend to report contract adjustment payments as ordinary income to you, but you may wish to consult your tax advisor concerning possible alternative characterizations.

        FOR ADDITIONAL INFORMATION, SEE "UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT, STARTING ON PAGE S-86.

What are the rights and privileges of the common stock?

        The shares of our common stock that you will be obligated to purchase under the purchase contracts have one vote per share. For more information, please see the discussion of our common stock in this prospectus supplement under the heading "Risk Factors" and in the accompanying prospectus under the heading "Common Stock."

The Offering—Explanatory Diagrams

        The following diagrams demonstrate some of the key features of the purchase contracts, senior notes, Corporate Units and Treasury Units, and the transformation of Corporate Units into Treasury Units and senior notes.

        The following diagrams assume that the senior notes are successfully remarketed and the interest rate on the senior notes is reset on the third business day immediately preceding the purchase contract settlement date.

Purchase Contract

        Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, these purchase contracts include unsecured contract adjustment payments as shown in the diagrams on the following pages.

Value of Delivered Shares Upon Settlement of a Purchase Contract	Number of Shares Delivered Upon Settlement of a Purchase Contract

Applicable Market Value(6)	Applicable Market Value(6)

Notes:

(1)
If the applicable market value of our common stock is less than or equal to the reference price of $            , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the reference price.

(2)
If the applicable market value of our common stock is between the reference price and the threshold appreciation price of $            , the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value.

(3)
If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the threshold appreciation price of $            .

(4)
The reference price is the last reported sale price of our common stock on the New York Stock Exchange on June     , 2003.

(5)
The threshold appreciation price represents a    % appreciation over the reference price.

(6)
The "applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date.

Corporate Units

        A Corporate Unit consists of two components as described below:

  •
  The holder of a Corporate Unit owns the senior note that forms a part of the Corporate Unit but will pledge it to us to secure its obligation under the related purchase contract.

  •
  The foregoing analysis assumes the senior notes are successfully remarketed on the third business day immediately preceding August 16, 2006. If the remarketing were to be successful prior to such date, following the remarketing of the senior notes, the applicable ownership interest in the Treasury portfolio will replace the senior note as a component of the Corporate Unit and the reset rate would be effective three business days following the successful remarketing.

  •
  If the Treasury portfolio has replaced the senior notes as a result of a tax event redemption prior to August 16, 2006, the applicable ownership interest in the Treasury portfolio will also replace the senior note as a component of the Corporate Unit.

Treasury Units

        A Treasury Unit consists of two components as described below:

  •
  The holder owns the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the Treasury security will be used to satisfy the holder's obligation under the related purchase contract.

  •
  Treasury Units can only be created with integral multiples of 20 Corporate Units.

Senior Notes

        Senior notes have the terms described below:

Transforming Corporate Units into Treasury Units and senior notes

  •
  To create a Treasury Unit, a holder separates a Corporate Unit into its components—the purchase contract and the senior note—then combines the purchase contract with a Treasury security that matures on the day immediately preceding the purchase contract settlement date.

  •
  The Treasury security together with the purchase contract constitutes a Treasury Unit. The senior note, which is no longer a component of the Corporate Unit, is released to the holder and is tradable as a separate security.

  •
  A holder owns the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

  •
  Following the successful remarketing of the senior notes on the initial remarketing date or a tax event redemption, the applicable ownership interest in the Treasury portfolio, rather than the senior note, will be released to the holder upon the transformation of a Corporate Unit into a Treasury Unit and will be tradable separately.

  •
  The holder can also transform Treasury Units and senior notes (or, following a successful remarketing of the senior notes on the initial remarketing date or a tax event redemption, the applicable ownership interest in the Treasury portfolio) into Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released to the holder and will be tradable as a separate security.

  •
  Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of 20 Corporate Units, and the transformation of Treasury Units into Corporate Units also requires multiples of 20 Treasury Units. If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the transformation of Corporate Units into Treasury Units requires integral multiples of            Corporate Units, and the transformation of Treasury Units into Corporate Units requires integral multiples of            Treasury Units.

RISK FACTORS

        Investing in the Equity Units involves risks. In deciding whether to invest in the Equity Units, you should carefully consider the following risk factors, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common stock and your investment could decline.

Risks That Relate To Our Industry

Our business is highly regulated.

        Our business is subject to regulation by federal and state regulatory authorities. Our distribution business is regulated by the Missouri Public Service Commission, the Pennsylvania Public Utility Commission, the Rhode Island Public Utilities Commission and the Massachusetts Department of Telecommunications and Energy. These authorities regulate many aspects of our distribution operations, including construction and maintenance of facilities, operations, safety, the rates that we can charge customers and the maximum rates of return that we are allowed to realize. The Federal Energy Regulatory Commission, the U.S. Department of Transportation and various state and local regulatory agencies regulate the interstate pipeline business that we will acquire through the Panhandle Acquisition. In particular, FERC regulates services provided and rates charged by Panhandle. Our ability to obtain rate increases and rate supplements to maintain our current rate of return depends upon regulatory discretion, and there can be no assurance that we will be able to obtain rate increases or rate supplements or continue receiving our current authorized rates of return. In addition, we cannot issue a stock dividend without approval from the Massachusetts Department of Telecommunications and Energy and the Pennsylvania Public Utility Commission. Since our 2001 dividend, we have sought and received approval each year from the Massachusetts Department of Telecommunications and Energy. Currently, we have approval from the Pennsylvania Public Utility Commission to issue annual stock dividends through 2005.

We may become subject to competition in the natural gas distribution business.

        Natural gas distribution has been evolving from a highly regulated environment to one where competition and customer choice are being promoted. In 1999, the Commonwealth of Pennsylvania enacted the Natural Gas Choice and Competition Act, which provided small commercial and residential customers the ability to choose their natural gas suppliers. Effective April 29, 2000, all of PG Energy's customers have the ability to select an alternate supplier of natural gas, which PG Energy will continue to deliver through its distribution system under regulated transportation rates. Customers can also choose to remain with PG Energy as their supplier under regulated natural gas rates. In either case, the applicable rate results in the same operating margin to PG Energy. In Pennsylvania, despite customers' right to choose their natural gas suppliers, higher-than-normal wholesale prices for natural gas have prevented suppliers from offering competitive rates and, to date, no commercial or residential customers have switched to alternate suppliers. However, while we currently have no indication that any of the other states in which we have local gas distribution operations are considering adopting similar legislation, we do not know if such legislation will be adopted, or if adopted, what, if any, effect it may have on our operating margin or results of operations.

Our operating results and liquidity needs are seasonal in nature.

        Our gas distribution business is a seasonal business and is subject to weather conditions. A significant percentage of our annual revenues and earnings occur in the traditional winter heating season when demand for natural gas usually increases due to colder weather conditions. Because our customers pay for the natural gas we deliver to them after they use it and we are required to pay for the natural gas before we deliver it, we are subject to seasonal variations in working capital. Accordingly, our results of operations in the future will fluctuate substantially on a seasonal basis.

Our operating results are affected by weather conditions.

        Our Rhode Island gas distribution business, which accounted for 27% of our revenues in our 2002 fiscal year, is the only region in which we operate that benefits from weather normalization tariffs. As a result, fluctuations in weather between years may have a significant effect on our results of operations and cash flows. In years with warm winters, our revenues may be adversely affected.

Our revenues, operating results and financial condition may fluctuate with our ability to achieve timely and effective rate relief from our state regulators.

        Our business is influenced by fluctuations in our costs, including the cost of gas, insurance, post-retirement and other benefit costs, wages and other operating costs. The profitability of our regulated operations depends on our ability to pass through to our customers costs related to providing them service. To the extent that such operating costs increase in an amount greater than what we are allowed to recover in rates, this could impact our operating results until we file for and are allowed an increase in rates. The lag between an increase in our costs and the rate relief we obtain from the regulators can have a direct negative impact on our operating results. As with any request for an increase in rates in a regulatory filing, the rate request may or may not be granted in total.

        In addition, regulators may prevent us from passing along some of our costs in the form of higher rates. For example, we are involved in a dispute with the Missouri Public Service Commission which, if not resolved in our favor, would expose us to a revenue shortfall. The staff of the Missouri Public Service Commission has recommended that the MPSC disallow approximately $15 million in gas costs that we incurred in our 2001 fiscal year. Although we believe that the staff's position is without merit, if we are unable to prevail in this proceeding, we would not be able to pass along these costs to our Missouri customers.

We are subject to environmental regulations that could be difficult and costly to comply with.

        We are subject to extensive federal, state and local laws and regulations relating to environmental protection. These laws and regulations affect many aspects of our present and future operations (including air emissions and the handling, use and disposal of hazardous substances) and may result in increased capital, operating and other costs. These laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits and other approvals, and may be enforced by both public officials and private individuals. We cannot predict the initiation, outcome or effect of any action or litigation that may arise from applicable environmental laws and regulations.

        Furthermore, we may not be able to obtain or maintain all environmental regulatory approvals necessary to our business. If there is a delay in obtaining any required environmental regulatory approval, or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to additional costs.

        In addition, we may be responsible for environmental cleanup and other costs at sites that we may acquire (including those relating to Panhandle) or that we formerly or currently own or operate and at third party waste disposal sites. These liabilities may arise due to laws and regulations or, in some cases, due to contractual indemnification we have provided to third parties. We cannot predict with certainty the sites for which we may be responsible, the imposition of resulting cleanup obligations, or the amount and timing of future expenditures related to environmental remediation because of the difficulty of estimating cleanup costs and the uncertainty of payment by other potentially responsible parties. We are currently either investigating our potential liability for the cleanup of, or involved in remediation activities in connection with,

Manufactured Gas Plant ("MGP") sites and other sites in our former service territories (principally in Texas, Arizona and New Mexico), present service territories (including Missouri, Pennsylvania, Massachusetts and Rhode Island) and certain other locations. While our evaluation or remediation of these MGP sites and other sites generally is in its preliminary stages, we have incurred some costs and it is likely that additional costs will be incurred in the future. There can be no assurances that such costs will not be material.

        Existing environmental laws and regulations may be revised or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

Recent events that are beyond our control have increased the level of public and regulatory scrutiny of our industry. Governmental and market reactions to these events may have negative impacts on our business, financial condition and access to capital.

        As a result of the energy crisis in California during the summer of 2001, the recent volatility of natural gas prices in North America, the bankruptcy filing by Enron Corporation, recently discovered accounting irregularities at other public companies in general and energy companies in particular, and investigations by governmental authorities into energy trading activities, companies in the regulated and unregulated utility business have been under a generally increased amount of public and regulatory scrutiny and suspicion. Recently discovered accounting irregularities at other public companies have caused regulators and legislators to review current accounting practices, financial disclosures and companies' relationships with their independent auditors. The capital markets and ratings agencies also have increased their level of scrutiny. It is not possible for us to predict what effect these types of events may have on our business, financial condition or access to the capital markets.

        Motivated by some of these events, Congress passed the Sarbanes-Oxley Act of 2002. It is unclear what additional laws or regulations may develop, and we cannot predict the ultimate impact of any future changes in accounting regulations or practices in general with respect to public companies, the energy industry or our operations specifically. Any new accounting standards could affect the way we are required to record revenues, assets and liabilities. These changes in accounting standards could lead to negative impacts on reported earnings or increases in liabilities that could, in turn, affect our reported results of operations.

Terrorist attacks, such as the attacks that occurred on September 11, 2001, have resulted in increased costs, and the consequences of the War on Terror and the Iraq War may adversely impact our results of operations.

        The impact that terrorist attacks, such as the attacks of September 11, 2001, may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding military activity may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or a retaliatory strike. We may have to incur additional costs in the future to safeguard our physical assets and we may be required to incur significant additional costs in the future.

        The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to the September 11 attacks may make certain types of insurance more difficult for us to obtain. We may be unable to secure the levels and types of insurance we would otherwise have secured prior to September 11, 2001. There can be no assurance that insurance will be available to us without significant additional costs. A lower level of economic activity could also result in a decline in energy consumption which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

Risks That Relate To Southern Union

We have substantial debt.

        We have a significant amount of debt outstanding as a result of our acquisitions of Providence Energy Corporation, Fall River Gas Company, Valley Resources, and Pennsylvania Enterprises, Inc. We had total consolidated debt of approximately $1.39 billion outstanding as of March 31, 2003 compared to total capitalization (long and short-term debt plus stockholders' equity) of $2.17 billion. Giving effect to the Panhandle Acquisition and assuming we do not divest Panhandle's LNG business, as of March 31, 2003, we would have had total consolidated debt of approximately $2.69 billion compared to total capitalization of $3.62 billion.

        Our substantial debt could have important consequences to you. For example, it could:

  •
  limit our ability to borrow additional funds;

  •
  increase the cost of our floating-rate debt and of any future debt that we incur;

  •
  reduce cash flow from operations available for working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that are less leveraged;

  •
  result in a downgrade in our ratings; or

•
increase our vulnerability to general adverse economic and industry conditions.

        Some of our debt obligations contain financial covenants related to debt-to-capital ratios and interest coverage ratios. Our failure to comply with any of these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding debt obligations or the inability to borrow under certain credit agreements. Any such acceleration would cause a material adverse change in our financial condition.

We depend on our ability to access the financial markets.

        We rely on access to both short-term and long-term credit as a significant source of liquidity for capital requirements not satisfied by the cash flow from our operations. Any worsening of our financial condition and a material decrease in our stock price could hamper our ability to access the credit markets. Because we need certain state regulatory approvals in order to incur debt and issue capital stock, we may not be able to access the capital markets on a timely basis.

        External events could also increase our cost of borrowing or adversely affect our ability to access the financial markets. Such external events could include the following:

  •
  economic weakness in the United States or in the regions where we operate;

  •
  financial difficulties of unrelated energy companies;

  •
  capital market conditions generally;

  •
  market prices for electricity and gas;

  •
  terrorist attacks or threatened attacks on our facilities or unrelated energy companies;

  •
  the overall health of the utility industry; and

  •
  fluctuations in interest rates.

        Restrictions on our ability to access financial markets could affect our ability to execute our business plan. An inability to access capital may limit our ability to pursue improvements or acquisitions that we may otherwise rely on for future growth.

Credit ratings downgrades would increase our financing costs and could limit our ability to access the financial markets.

        Our debt is currently rated by rating agencies, including Moody's Investor Services, Inc., Standard & Poor's, and Fitch Ratings. If our current ratings are downgraded below investment grade or if we are placed on "credit watch," our borrowing costs could increase, as will the costs of maintaining certain contractual relationships. Lower credit ratings could also adversely affect our relationships with our state regulators, who may be unwilling to allow us to pass along increased funding costs to our natural gas customers.

Our growth strategy entails risk for our investors.

        As part of our growth strategy, we intend to examine and potentially acquire regulated businesses, including transportation and storage assets within the natural gas industry. We may also sell existing businesses, including core businesses, or enter into joint ventures or other transactions with other industry participants or financial investors.

        Our ability to acquire new businesses will depend upon the extent to which opportunities become available, as well as, among other things:

  •
  our success in bidding for the opportunities;

  •
  our ability to assess the risks of the opportunities;

  •
  our ability to obtain regulatory approvals on favorable terms; and

  •
  our access to financing on acceptable terms.

        If we acquire an additional business, our ability to integrate successfully that business into our existing operations will depend on the adequacy of our implementation plans and our ability to achieve desired operating efficiencies. If we are unable to integrate new businesses into our operations successfully, we could experience increased costs and losses on our investments. Moreover, if we fail to conservatively assess the risks involved in a particular transaction, the benefits to us of that transaction may be less than we anticipate. We cannot assure you that we will be successful in operating the businesses we acquire, particularly if we expand into areas in which we have limited prior experience.

        Part of the motivation for our sale of our Texas natural gas distribution operations was to help finance future acquisitions. We may in the future sell other parts of our business, including parts of our core operations, either to help finance other acquisitions or because attractive disposition opportunities become available. As we acquire some businesses and sell others, the profile of our company could change. As our profile changes, the nature of the risks that we face could change and the timing and nature of our operating revenues and expenses could change.

We are subject to operating risks.

        Our operations are subject to all operating hazards and risks incident to handling, storing, transporting and providing customers with natural gas, including explosions, pollution, release of toxic substances, fires, hurricanes and adverse weather conditions and other hazards, each of which could result in damage to or destruction of our facilities or damages to persons and property. If any of these events were to occur, we could suffer substantial losses. Moreover, as a result, we have been, and likely will be, a defendant in legal proceedings and litigation arising in the ordinary course of business. Although we maintain insurance coverage, our insurance may not be adequate to protect us from all material expenses related to these risks.

Our charter and bylaws may delay or prevent a transaction that our stockholders would view as favorable.

        Our charter and bylaws, and Delaware law, contain provisions that could have the effect of delaying, deferring or preventing an unsolicited change in control of our company, which may negatively affect the market price of our common stock or the ability of stockholders to participate in a transaction in which they might otherwise receive a premium for their shares over the then current market price. These provisions also may have the effect of preventing changes in our management. These provisions provide that our board of directors be divided into three classes to serve for staggered three-year terms. In addition, our charter authorizes our board of directors to issue up to six million shares of preferred stock without stockholder approval on such terms as our board of directors may determine. Although no shares of our preferred stock are outstanding, and we have no plans to issue any shares of preferred stock, the holders of common stock will be subject to, and may be negatively affected by, the right of any preferred stock that may be issued in the future. In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which could have the effect of delaying or preventing a change of control of our company.

A single group of stockholders holds a significant number of our shares.

        The Lindemann family beneficially owned a total of approximately 28% of our outstanding shares of common stock at May 23, 2003. George L. Lindemann is our chairman and chief executive officer. As a result, the Lindemann family has the ability to exert significant influence over our board of directors and the outcome of all stockholder votes, including votes concerning director elections, charter or by-law amendments, mergers, corporate control contests, stock issuances and other significant corporate transactions. This concentration of ownership could have the effect of making it difficult for a third party to acquire control of our company and may discourage third parties from attempting to do so.

Future sales of our common stock may decrease the market price of our common stock

        The market price of our common stock could decline as a result of sales of a large number of shares in the market after this offering or market perception that such sales could occur, including sales by our controlling stockholder. We and our executive officers, directors and Lindemann family stockholders agreed that subject to specified exceptions, we and they will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of our common stock for a period of 90 days from the date of this offering without the prior consent of the underwriters. At anytime following the expiration of this 90-day period, these shareholders may sell such shares subject to compliance with applicable federal and state securities laws.

        In addition, we agreed to issue three million shares of our common stock to CMS Gas Transmission Company in connection with the Panhandle Acquisition. CMS Gas Transmission Company has agreed, subject to specified exceptions, that it will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of our common stock for a period of 90 days following the closing of the acquisition without our prior written consent. Although we do not currently intend to grant such consent, we would not be required to seek the approval of the underwriters prior to doing so. Any sales of these shares during or following this 90-day period could reduce the market price of our common stock.

Risks That Relate To The Panhandle Acquisition

We have limited information concerning Panhandle and it may have liabilities or obligations that are not adequately reflected in its historical financial statements.

        Before agreeing to acquire Panhandle, we reviewed the information available to us. However, we were not able to perform a complete review of the past activities of Panhandle. Panhandle may have incurred contractual, financial, regulatory, environmental or other liabilities that could impact it or us in the future and that are not currently adequately reflected in the historical financial statements of Panhandle or otherwise known to us. Although we received limited warranties with respect to these liabilities from CMS Gas Transmission, these warranties would not cover all unknown liabilities and, in any event, there can be no guarantee that CMS Gas Transmission would be able to satisfy any claim we would have for a breach of these warranties. In addition, the indemnity obligations of CMS Gas Transmission may be limited by the terms of the purchase agreement for Panhandle.

The Panhandle Acquisition will significantly increase the amount of our outstanding debt.

        We expect to incur approximately an additional $1.159 billion of debt in connection with the Panhandle Acquisition. In order to assume the Panhandle debt, we have obtained amendments to certain financial covenants governing our debt. See "The Panhandle Acquisition." This increase in our outstanding debt will increase our exposure to the risks associated with our debt.

Panhandle's pipeline business is subject to competition.

        Federal and state regulation of natural gas interstate pipelines has changed dramatically in the last two decades and could continue to change over the next several years. These regulatory changes have resulted and will continue to result in increased competition in the pipeline business. In order to meet competitive challenges, Panhandle will need to adapt its marketing strategies, the type of transportation and storage services it offers to its customers and its pricing and rate responses to competitive forces. Panhandle will also need to respond to changes in state regulation in its market area that allow direct sales to all retail end-user customers or, at least, broader customer classes than now allowed. We are not able to predict the financial consequences of these changes at this time, but they could have a material adverse effect on Panhandle's financial results.

        FERC policy allows the issuance of certificates authorizing the construction of new interstate pipelines which are competitive with existing pipelines. A number of new pipeline and pipeline expansion projects have been approved or are pending approval by FERC in order to transport large additional volumes of natural gas to the Midwest from Canada. These pipelines will be able to compete with Panhandle. Increased competition could reduce the volumes of gas transported by Panhandle to its existing markets or force it to lower rates in order to meet competition. This could have a material adverse effect on Panhandle's financial results.

We do not have long-term contracts with current Panhandle management.

        We do not have any long-term contracts in place with current Panhandle management. Existing Southern Union management does not currently operate interstate pipelines. Though we expect senior Panhandle management to remain in place, in the event that this is not the case, we may encounter management difficulties that we do not foresee.

The success of the Panhandle pipeline businesses depends, in part, on factors beyond our control.

        Most of the natural gas we will transport and store through Panhandle is owned by third parties. As a result, the volume of natural gas involved in these activities depends on the actions of those third parties and will be beyond our control. Further, the following factors, most of which are beyond our control, may unfavorably impact our ability to maintain or increase current transmission and storage rates, to renegotiate existing contracts as they expire or to remarket unsubscribed capacity:

  •
  future weather conditions, including those that favor hydroelectric generation or other alternative energy sources;

  •
  price competition;

  •
  drilling activity and supply availability;

  •
  expiration of significant contracts; and

  •
  service area competition.

Panhandle's success depends on the continued development of additional natural gas reserves in the vicinity of its facilities and its ability to access additional reserves to offset the natural decline from existing wells connected to its systems.

        Revenues generated by Panhandle's transmission contracts depend on the volume of natural gas transported. As the reserves available through the supply basins connected to Panhandle's systems are naturally declining, a decrease in development activities could cause a decrease in the volume of reserves available for transmission. Investments by third parties in the development of new natural gas reserves connected to our facilities depend on energy prices which in turn are affected by a number of factors, including:

  •
  regional, domestic and international supply and demand;

  •
  availability and adequacy of transportation facilities;

  •
  energy legislation;

  •
  federal and state taxes, if any, on the sale or transportation of natural gas; and

  •
  abundance of supplies of alternative energy sources.

        If there are reductions in the average volume of the natural gas Panhandle transports, Panhandle's results of operations and financial position could be materially adversely affected.

Fluctuations in energy commodity prices could adversely affect Panhandle's business.

        Revenues generated by Panhandle's transmission contracts depend on rates. If natural gas prices in the supply basins connected to Panhandle's pipeline systems are higher than prices in other natural gas producing regions, especially Canada, our ability to compete with other transporters may be negatively impacted.

The Panhandle Acquisition may result in increased environmental costs and liabilities.

        Panhandle's operations and properties are subject to environmental laws and regulation. These laws and regulations could result in increased compliance costs, the risk of penalties for environmental violations, and costs associated with the remediation of currently or formerly owned or operated sites, as well as third party disposal sites. We cannot assure you that Panhandle has not incurred environmental obligations and liabilities that may impact us in the future and that are not currently adequately reflected in the historical financial statements of Panhandle or otherwise known to us. Any such material obligation or liability could have a material adverse effect on our business, financial condition or results of operations.

Panhandle's pipeline revenues are generated under contracts that must be renegotiated periodically.

        Panhandle's pipeline revenues are generated under natural gas transportation contracts that expire periodically and must be replaced approximately every three years, on average. Although we will actively pursue the renegotiation, extension and/or replacement of these contracts, we cannot assure you that Panhandle will be able to extend or replace these contracts when they expire or that the terms of any renegotiated contracts will be as favorable as the existing contracts.

        In particular, Panhandle's ability to extend and replace transportation contracts could be harmed by factors we cannot control, including:

  •
  the proposed construction by other companies of additional pipeline capacity in markets served by Panhandle;

  •
  changes in state regulation of local distribution companies, which may cause them to negotiate short-term contracts;

  •
  reduced demand due to higher natural gas prices;

  •
  the availability of alternative energy sources or supply points; and

  •
  the viability of any proposed expansion projects.

        If Panhandle is unable to renew, extend or replace these contracts, or if Panhandle renews them on less favorable terms, we may suffer a material reduction in our revenues and earnings.

Panhandle's pipeline business is dependent on a small number of customers for a significant percentage of its sales.

        In the year ended December 31, 2002, aggregate sales to Panhandle's top ten customers accounted for 67% of its total sales. Further, 16% of sales were to one customer, Proliance, and 12% of sales were to subsidiaries of CMS Energy Corporation, Panhandle's parent corporation. CMS Energy Corporation and its subsidiaries are not obligated to continue to use Panhandle's services beyond October 2005. While Panhandle believes that it has strong relationships with all of its significant customers, the loss of one or more significant customers could have a material adverse effect on Panhandle's business.

The Internal Revenue Service may challenge the like-kind exchange treatment taken by the Company.

        We have structured the sale of our Texas division to ONEOK, Inc. and the Panhandle Acquisition in a manner intended to qualify as a like-kind exchange of property under Section 1031 of the Internal Revenue Code of 1986, as amended. If like-kind exchange treatment were to apply to these transactions, most of the gain realized with respect to the sale of the Texas division would not be recognized currently. However, the like-kind exchange rules of the Internal Revenue Code are highly complex and their application to the sale of the Texas division and the Panhandle Acquisition is not entirely clear. If the Internal Revenue Service successfully denies the benefits of Section 1031 to the sale of the Texas division and the Panhandle Acquisition, we could be required to pay approximately $80 million of additional income tax (before any interest or penalty) for the 2003 taxable year. Under such circumstances, we expect that we would be entitled over time to additional depreciation deductions with respect to the Panhandle assets as a result of the higher tax basis in such assets that would exist if the benefits of Section 1031 were not available.

We may not be able to integrate effectively the businesses of Panhandle into our operations as quickly or as profitably as expected, thus resulting in unexpected and increased costs and losses on our investments.

        We will need to integrate effectively the businesses of Panhandle into our operations. We will face significant challenges in consolidating functions and integrating procedures, personnel and operations in a timely and efficient manner. The integration process will be complex and time consuming and may be disruptive to our business. We may face obstacles such as:

  •
  the loss of key customers;

  •
  the loss of key management employees;

  •
  the failure to maintain the quality of our customer service;

  •
  the need to coordinate geographically diverse organizations; and

  •
  the resulting diversion of management's attention from our day-to-day business and the need to hire additional management personnel to address integration obstacles.

        If we are not successful in this combination, if the combination takes longer than anticipated, or if our integrated product and service offerings fail to achieve market acceptance, our business could be adversely affected.

If we are interested in divesting Panhandle's LNG business, we may not be able to do so on terms favorable to us or at all.

        We are currently investigating our strategic options with respect to Panhandle's Trunkline LNG facility that we will acquire in connection with the Panhandle Acquisition. However, in the event that we do choose to divest the Trunkline LNG facility, we cannot assure you that we will be able to do so on acceptable terms or at all. If we are able to divest the Trunkline LNG facility, we have committed to use the proceeds of any such sale to reduce equal amounts of the outstanding balances of (i) either of the Short-Term Credit Facility or the Long-Term Credit Facility, individually or collectively, and (ii) the Term Loan in equal amounts. If we are unable to divest the Trunkline LNG facility, we will not have the anticipated proceeds to pay down our outstanding debt which could have a material adverse affect on our financial condition.

If we are unable to divest the Panhandle LNG business, we will face additional operational risk and additional capital requirements.

        If we are unable to divest the Panhandle LNG business and present Trunkline LNG management chooses not to remain after the Panhandle Acquisition, we will be required to operate the business despite having no experience in running an LNG business. In addition, the Panhandle LNG business has significant capital needs and will require significant capital expenditures of $126 million over the next three years and $30.5 million by the end of calendar year 2003 year. We anticipate that cash flows from operations from the Panhandle LNG business will be available to fund a significant portion of the required capital expenditures.

Risks That Relate To This Offering

You assume the risk that the market value of our common stock may decline.

        Although as a holder of Corporate Units or Treasury Units you will be the beneficial owner of the related senior notes, Treasury securities or the applicable ownership interest in the Treasury portfolio, as the case may be, you do have an obligation to buy shares of our common stock pursuant to the purchase contract that is a part of the Corporate Units and Treasury Units. On August 16, 2006, unless you pay cash to satisfy your obligation under the purchase contract or the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization, (i) in the case of Corporate Units, either (x) the principal of the appropriate applicable ownership interest in the Treasury portfolio when paid at maturity or (y) either the proceeds derived from the successful remarketing of the senior notes or, if no successful remarketing has occurred, the put price paid upon the automatic put of the senior notes to us, or (ii) in the case of Treasury Units, the principal of the related Treasury securities when paid at maturity, will automatically be used to purchase a specified number of shares of our common stock on your behalf.

        The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the closing price per share of our common stock on the 20 consecutive trading days ending on the third trading day immediately preceding August 16, 2006, which we refer to as the applicable market value. There can be no assurance that the market value of common stock received by you on the purchase contract settlement date will be equal to or greater than the price per share paid by you for our common stock. If the applicable market value of the common stock is less than $            , the market value of the common stock issued to you pursuant to each purchase contract on August 16, 2006 (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for the common stock on the date of issuance of the Equity Units. Accordingly, you assume the risk that the market value of the common stock may decline and that the decline could be substantial.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

        Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less because the market value of the common stock to be received by you pursuant to the purchase contract on August 16, 2006 (assuming that the market value is the same as the applicable market value of the common stock) will only exceed the price per share paid by you for our common stock on the purchase contract settlement date if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of            % over $            ). If the applicable market value of our common stock exceeds the reference price but falls below the threshold appreciation price, you realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on August 16, 2006 only approximately            % of the value of the shares of common stock you could have purchased with $50 at the reported last sale price of our common stock on the date of issuance of the Equity Units.

The trading prices for the Corporate Units and Treasury Units will be directly affected by the trading prices of our common stock.

        The trading prices of Corporate Units and Treasury Units in the secondary market will be directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of the common stock or interest rates will rise or fall. Trading prices of the common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market after the offering of the Equity Units, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, senior notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock), but you will be subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on August 16, 2006, or as a result of early settlement, as the case may be, and the applicable record date, if any, for the exercise of rights occurs after that date. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

We may issue additional shares of common stock and thereby materially and adversely affect the price of our common stock.

        The number of shares of common stock that you are entitled to receive on August 16, 2006 or as a result of early settlement of a purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of shares of common stock that you are to receive on August 16, 2006 or as a result of early settlement of a purchase contract for other events, including offerings of common stock for cash by us or in connection with acquisitions. We are not restricted from issuing additional common stock during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares to be received on August 16, 2006 to the price of the common stock, such other events may adversely affect the trading price of the Corporate Units or Treasury Units.

The secondary market for the Corporate Units, Treasury Units or senior notes may be illiquid.

        It is not possible to predict how Corporate Units, Treasury Units or senior notes will trade in the secondary market or whether the market will be liquid or illiquid. There is currently no secondary market for either our Corporate Units, Treasury Units or senior notes. We have applied to list the Corporate Units on the New York Stock Exchange under the symbol "SUG PrB." If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes on the same exchange as the Corporate Units. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the senior notes, your ability to sell these securities or whether a trading market, if it develops, will continue. In addition, in the event you were to substitute Treasury securities for senior notes or senior notes for Treasury securities, thereby converting your Treasury Units to Corporate Units or your Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units will not be delisted from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of your election to create Treasury Units by substituting collateral, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest.

        Although you will be the beneficial owner of the related senior notes, Treasury securities or applicable ownership interest in the Treasury portfolio, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Thus, your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code and claims arising out of the senior notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

We may redeem the senior notes upon the occurrence of a tax event.

        We have the option to redeem the senior notes, on not less than 30 days nor more than 60 days prior written notice, in whole but not in part at any time before the earlier of the date of a successful remarketing of the senior notes underlying the Corporate Units and the purchase contract settlement date, if a tax event occurs and continues under the circumstances described in this prospectus supplement, which we call a tax event redemption. If we exercise this option to redeem the senior notes, we will pay the redemption price, as described herein, in cash to the holders of the senior notes. The redemption price payable to you as a holder of Corporate Units will be distributed to the collateral agent, who in turn will apply a portion of the redemption price to purchase the Treasury portfolio on your behalf, and will remit the remainder of the redemption price, if any, to you, and the Treasury portfolio will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the Corporate Units. If your senior notes are not components of Corporate Units, you will receive the redemption payment directly. There can be no assurance as to the effect on the market price for the Corporate Units if we substitute the Treasury portfolio as collateral in place of any senior notes so redeemed. A tax event redemption will be a taxable event to the holders of the senior notes, see "United States Federal Income Tax Consequences—Senior Notes—Sale, Exchange or Other Disposition of Senior Notes" in this prospectus supplement.

The United States federal income tax consequences of the purchase, ownership and disposition of the Equity Units are unclear.

        No statutory, judicial or administrative authority directly addresses the treatment of the Equity Units or instruments similar to the Equity Units for United States federal income tax purposes. As a result, the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units are not entirely clear. In addition, any gain on a disposition of a senior note prior to the date six months after the interest rate on the senior notes is reset will generally be treated as ordinary interest income; thus, the ability to offset such interest income with a loss, if any, on a purchase contract may be limited. For additional tax-related risks, see "United States Federal Income Tax Consequences" in this prospectus supplement.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

        The purchase contract and pledge agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The senior notes constituting a part of the Corporate Units will be issued pursuant to an indenture, which will be qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the senior notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•
disqualification of the indenture trustee for "conflicting interests," as defined under the Trust Indenture Act;

•
provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•
the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

You will be required to accrue original issue discount on the senior notes for United States federal income tax purposes.

        Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount for United States federal income tax purposes. Assuming that the senior notes are so treated, you will be required to accrue original issue discount on the senior notes in your gross income on a constant yield-to-maturity basis, regardless of your usual method of tax accounting. For all accrual periods ending on or prior to May 16, 2006, the original issue discount that accrues on the senior notes will exceed the stated interest payments on the senior notes. In addition, any gain on the disposition of a senior note prior to the date six months after the interest rate on the senior notes is reset will generally be treated as ordinary interest income; thus, the ability to offset this interest income with a loss, if any, on a purchase contract may be limited. For additional tax-related risks relating to the senior notes, see "United States Federal Income Tax Consequences – Senior Notes" in this prospectus supplement.

The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

        The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income for the United States federal income tax purposes the daily portions of original issue discount through the date of disposition in income as ordinary income, and to add this amount to your adjusted tax basis in the senior notes disposed of. To the extent the selling price is less than your adjusted tax basis, you will recognize a loss.

FORWARD-LOOKING STATEMENTS

        Some statements contained or incorporated by reference in this prospectus supplement, including the discussion of our plans and proposals under "Summary—Southern Union Company" and "Southern Union Company" are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to:

•
customer growth;

•
gas sales volumes and available sources of and prices for natural gas;

•
abnormal weather conditions in our service territories;

•
the speed and degree to which competition is introduced to our gas distribution business;

•
new legislation and government regulations affecting or involving us;

•
our ability to comply with or to challenge successfully existing or new environmental regulations;

•
the outcome of pending and future litigation;

•
the impairment or sale of investment securities;

•
the impact of relations with labor unions of bargaining-unit employees;

•
the receipt of timely and adequate rate relief;

•
our ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies;

•
changes in business strategy and the success of new business ventures, including the risk that the businesses acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union;

•
the nature and impact of any extraordinary transactions, such as any acquisition or divestiture of a business unit or any assets;

•
the economic climate and growth in our service and trading territories;

•
inflationary trends;

•
changes in gas market prices and interest rates;

•
the possibility of war or terrorist attacks; and

•
other risks and unforeseen events.

        In light of these risks, uncertainties and assumptions, the forward-looking statements contained or incorporated by reference in this prospectus supplement might not occur. Neither Southern Union nor the underwriters undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We estimate that we will receive net proceeds from the sale of Equity Units in this offering of $                      , after deducting expenses and underwriting discounts and commissions, or $                      if the underwriters exercise their over-allotment option in full. In addition, we expect to receive net proceeds from the sale of common stock in the concurrent common stock offering of approximately $            , after deducting expenses and underwriting discounts and commissions, or $            if the underwriters exercise their over-allotment option in full. We will use $125 million of the proceeds of this offering and the concurrent common stock offering to fund a portion of the Panhandle Acquisition and the balance to pay off equal portions of our term loan and our short-term credit facility. As of May 23, 2003, our short-term credit facility and our term loan had effective interest rates of 2.32% and 2.3625%, respectively, and expiration dates of April 1, 2004 and August 26, 2005, respectively.

        This offering of Equity Units is not contingent upon our offering of common stock.

COMMON STOCK OFFERING

        Concurrently with this offering of Equity Units, we are offering, by means of a separate prospectus supplement, 8,250,000 shares of our common stock (or 9,487,500), if the underwriters of that offering exercise their over-allotment option in full).

        We estimate that we will receive net proceeds from the sale of our common stock in the concurrent offering of $                  , after deducting expenses and underwriting discounts and commissions (or $                  , if the underwriters of that offering exercise their over-allotment option in full).

        We will only proceed with the sale of our common stock in the concurrent offering if market conditions are attractive to us. If we do not close the common stock offering, we will not receive any proceeds from the common stock offering. Because the closing of this Equity Units offering is not contingent upon the closing of the common stock offering, you should not assume that the sale of the common stock will take place. If the common stock offering does not take place, we will use all or most of the proceeds from this offering to consummate the Panhandle Acquisition, and accordingly, a substantially smaller portion, if any, of the proceeds will be available to pay down debt.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

        Our common stock is listed on the New York Stock Exchange under the symbol "SUG." The following table sets forth the high and low sale prices, as reported on the New York Stock Exchange. As of May 29, 2003, there were 55,464,753 shares of our common stock outstanding.

	Common Stock
Fiscal Year:
	High	Low
2001:
First Quarter	$18.82	$14.51
Second Quarter	$25.34	$15.42
Third Quarter	$23.92	$17.24
Fourth Quarter	$20.34	$15.91
2002:
First Quarter	$23.03	$16.67
Second Quarter	$21.33	$15.81
Third Quarter	$19.23	$15.81
Fourth Quarter	$18.90	$14.11
2003:
First Quarter	$17.06	$10.20
Second Quarter	$16.99	$10.15
Third Quarter	$17.22	$12.08
Fourth Quarter (through May 29, 2003)	$15.50	$12.11

Stockholders

        On May 29, 2003, the last reported sale price of our common stock on the NYSE was $15.30. As of May 29, 2003, there were approximately 7,235 holders of record of our common stock.

Dividend Policy

        Since 1994, Southern Union has distributed an annual stock dividend of 5% and has not paid a cash dividend.

CAPITALIZATION

        The following table sets forth our capitalization at March 31, 2003:

  •
  on an actual basis;

  •
  on a pro forma basis, giving effect to the Panhandle Acquisition as if it had occurred on March 31, 2003 (and assuming we do not divest the Panhandle LNG business);

  •
  on a pro forma basis, as further adjusted to give effect to our receipt of the estimated net proceeds from this offering of Equity Units (assuming no exercise of the underwriters' over-allotment option); and

  •
  on a pro forma basis, as further adjusted to give effect to our receipt of the estimated net proceeds from the concurrent offering of common stock (based on the closing price of our common stock set forth on the cover page of this prospectus supplement, and assuming no exercise of the underwriters' over-allotment option). Because the closing of this offering is not contingent upon the closing of the common stock offering, you should not assume that the sale of common stock, as reflected in the fourth column below, will take place. See "Offering of Common Stock".

        You should read the information in this table along with the financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2003
	Actual	Pro forma	Pro forma, as adjusted for the Equity Units offering	Pro forma, as adjusted for the common stock and Equity Units offerings
	(in millions)
Total debt and capital lease obligations(1)	$1,392	$2,805	$2,683	$2,561
% Senior Notes due 2008	—	—	125	125
Common stockholders' equity(2)(3)	778	824	817	939

Total capitalization including short-term debt	$2,170	$3,629	$3,625	$3,625

(1)
In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("FAS 150"). Under FAS 150, we have reclassified our $100 million mandatorily redeemable preferred securities as debt.

(2)
Does not include the common stock issuable upon settlement of the purchase contracts included in this offering of Equity Units.

(3)
Reflects an adjustment of $4 million representing the present value of the contract adjustment payments payable in connection with the purchase contracts included in the Equity Units.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for Southern Union on an historical basis for each of the five years in the period ended June 30, 2002 and for the nine-month period ended March 31, 2003, and on a pro forma basis, giving effect to the Panhandle Acquisition as if it had occured on March 31, 2003 (and assuming we do not divest the Panhandle LNG business), for the year ended June 30, 2002 and for the nine-month period ended March 31, 2003. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and "fixed charges" consist of interest expense, amortization of debt discount or premiums and an estimate of interest implicit in rentals.

		Year Ended June 30,
	Nine Months Ended March 31, 2003
		2002	2001	2000		1999		1998
Ratio of Earnings to Fixed Charges	2.25x	1.05x	1.59x	—	(1)	—	(1)	—	(1)

Pro Forma—Ratio of Earnings to Fixed Charges(2)	2.42x	1.44x

(1)
The earnings were inadequate to cover fixed charges by approximately $12.4 million, $13.5 million and $16.1 million for the years ended June 30, 2000, 1999 and 1998, respectively. In accordance with generally accepted accounted principles, the Company did not allocate interest expense or other corporate costs to discontinued operations for all periods presented, resulting in the recognition of losses from continuing operations for the years ended June 30, 2000, 1999 and 1998. All outstanding debt of Southern Union Company and subsidiaries is maintained at the corporate level and no debt was assumed by ONEOK, Inc. in the sale of the Company's Texas Operations, effective January 1, 2003.

(2)
The pro forma ratio of earnings to fixed charges gives effect to the Panhandle Acquisition, the issuance of 8,250,000 shares of our common stock and $125 million of Equity Units as if they occurred at the beginning of the periods presented.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

        The following unaudited pro forma combined condensed financial statements present the combined financial data of Southern Union Company and Panhandle Eastern Pipe Line Company, including their respective subsidiaries, after giving effect to Southern Union's acquisition of Panhandle for aggregate consideration of $584.3 million in cash and three million shares of Southern Union common stock. The unaudited pro forma combined condensed financial statements also give effect to Southern Union's proposed issuance of $125 million of Equity Units and 8,250,000 shares of common stock. Southern Union intends to use the net proceeds from these offerings and from the January 1, 2003 sale of Southern Union Gas Company and related assets, which we refer to as the Texas operations, for approximately $420 million to finance its acquisition of Panhandle. Southern Union anticipates that the sale of the Texas operations and reinvestment in Panhandle will qualify as part of a like-kind exchange of property covered by Section 1031 of the Internal Revenue Code thereby enabling Southern Union to achieve certain tax deferrals, and therefore has placed approximately $406 million of the sales proceeds with a qualified intermediary pending the completion of the acquisition and like-kind exchange.

        Although the unaudited pro forma combined condensed financial statements give effect to both the Equity Units offering and the common stock offering, these offerings are not contingent upon one another. Therefore it is possible that the Equity Units offering could take place even if the common stock offering does not take place, and vice versa. If one offering takes place but the other does not, to complete the Panhandle Acquisition, Southern Union intends to finance the difference in anticipated proceeds from working capital. See "Capitalization" and "Use of Proceeds".

        The unaudited pro forma combined condensed balance sheet as of March 31, 2003, gives effect to the Panhandle Acquisition and the securities offerings as if they had occurred on that date. The unaudited pro forma combined condensed statements of operations for the year ended June 30, 2002, and the nine months ended March 31, 2003, give effect to the Panhandle Acquisition, the securities offerings and the sale of the Texas operations as if they had occurred on July 1, 2001, and July 1, 2002, respectively, which are the beginning dates for such periods.

        The fiscal year of Southern Union ends on June 30 and the fiscal year of Panhandle ends on December 31. Accordingly, the unaudited pro forma combined condensed balance sheet as of March 31, 2003, is derived from the March 31, 2003, unaudited historical balance sheets for each of Southern Union and Panhandle. The unaudited pro forma combined condensed statements of operations for the year ended June 30, 2002, and the nine months ended March 31, 2003, have been prepared using comparable financial statement periods of Southern Union and Panhandle. Southern Union's historical statement of operations for the year ended June 30, 2002 was audited, but its historical statement of operations for the nine months ended March 31, 2003 was unaudited, as were Panhandle's historical statements of operations for the year ended June 30, 2002, and for the nine months ended March 31, 2003. Pro forma adjustments are reflected on the unaudited pro forma combined condensed balance sheet as of March 31, 2003 for items not acquired or assumed by Southern Union in the acquisition of Panhandle, which include but are not limited to certain of Panhandle's net deferred tax assets, all tax liabilities and pension assets and liabilities. The foregoing historical financial statements of Southern Union and Panhandle are all incorporated by reference into this prospectus supplement. The following unaudited pro forma combined condensed financial statements have been prepared from, and should be read in conjunction with, these historical financial statements and related notes thereto. See "Incorporation by Reference" and "Where You Can Find More Information."

        The historical financial statements of Panhandle that appear in or were used for the unaudited pro forma combined condensed financial statements include or required certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income or total stockholders' equity.

        The excess of the purchase price over the estimated fair value of the assets acquired and liabilities assumed of Panhandle are reflected in the pro forma adjustments as an estimated step-up in basis of the historical cost of property, plant and equipment of Panhandle and amortized over 30 years. The estimate of the fair value of the assets is preliminary and may be revised to reflect independent appraisals, which have not been completed. The final independent appraisal may indicate that a portion of the purchase price should be allocated to unamortizable goodwill.

        The following unaudited pro forma combined condensed financial statements are presented in accordance with the assumptions set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if the Panhandle Acquisition, the securities offerings and the sale of the Texas operations had been consummated on the date as of which, or at the beginning of the periods for which, they are being given effect, nor are they necessarily indicative of the future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial statements do not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the acquisition, nor do they reflect any possible sale of any of Panhandle's operations. Operating results for the nine months ended March 31, 2003 are not indicative of the results that may be expected for the entire fiscal year ending June 30, 2003.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
March 31, 2003

	Historical		Pro Forma
	Southern Union Company	Panhandle Eastern Pipe Line	Adjustments		Combined
	(millions of dollars)
ASSETS
Property, plant and equipment	$1,808	$1,842	$251	(A)	$3,901
Less accumulated depreciation and amortization	(631)	(202)	—		(833)

Net property, plant and equipment	1,177	1,640	251		3,068
Investments in affiliates	—	5	—		5
Cash and cash equivalents	409	59	(406	)(B)	62
Other current assets	353	315	(195	)(C)	473

Total current assets	762	374	(601)		535
Goodwill, net	643	113	(113	)(D)	643
Deferred charges	200	45	(28	)(C)	218
			1	(E)
Investment securities	10	—	—		10
Other	44	28	(11	)(C)	61

Total	$2,836	$2,205	$(501)		$4,540

STOCKHOLDERS' EQUITY AND LIABILITIES
Common stockholders' equity	$778	$729	$(729	)(F)	$939
			122	(G)
			46	(H)
			(7	)(I)
Equity unit senior note	—	—	125	(I)	125
Long-term debt and capital lease obligation	1,106	1,147	36	(J)	2,289

Total capitalization	1,884	1,876	(407)		3,353
Long-term debt and capital lease obligation due within one year	76	12	—		88
Notes payable	210	33	(59	)(K)	184
Other current liabilities	249	146	(30	)(C)	365

Total current liabilities	535	191	(89)		637
Deferred credits and other	134	138	(55	)(C)	267
			46	(L)
			4	(I)
Accumulated deferred income taxes	283	—	—		283

Total	$2,836	$2,205	$(501)		$4,540

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENT OF OPERATIONS
For The Twelve Months Ended June 30, 2002

	Historical		Pro Forma
	Southern Union Company	Panhandle Eastern Pipe Line	Adjustments		Combined
	(millions of dollars, except shares and per share amounts)
Operating revenues	$981	$483	$4	(M)	$1,468
Cost of gas and other energy	(573)	—	—		(573)
Revenue-related taxes	(34)	—	—		(34)

Operating margin	374	483	4		861
Operating expenses:
Operating, maintenance and general	171	239	—		410
Business restructuring charges	29	—	—		29
Depreciation and amortization	59	62	(9	)(N)	120
			8	(O)
Taxes, other than on income	24	25	—		49

Total operating expenses	283	326	(1)		608

Net operating revenues	91	157	5		253
Other income (expenses):
Interest	(91)	(78)	(7	)(P)	(175)
			1	(Q)
Dividends on preferred securities	(9)	—	—		(9)
Other, net	14	10	(9	)(M)	15

Total other expenses, net	(86)	(68)	(15)		(169)

Earnings (loss) from continuing operations before income taxes and minority interest	5	89	(10)		84
Federal and state income taxes (benefit)	3	36	(2	)(R)	37

Net earnings (loss) before minority interest	2	53	(8)		47
Minority interest	—	(2)	—		(2)

Net earnings (loss) from continuing operations	$2	$51	$(8)		$45

Net earnings per share:
Basic	$0.03				$0.70

Diluted	$0.03				$0.67

Weighted average shares outstanding:
Basic	53,886,998		11,250,000	(S)	65,136,998

Diluted	56,770,235		11,250,000	(S)	68,020,235

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

UNAUDITED PRO FORMA COMBINED CONDENSED
STATEMENT OF OPERATIONS

For The Nine Months Ended March 31, 2003

	Historical		Pro Forma
	Southern Union Company	Panhandle Eastern Pipe Line	Adjustments		Combined
	(millions of dollars, except shares and per share amounts)
Operating revenues	$981	$382	$4	(M)	$1,367
Cost of gas and other energy	(614)	—	—		(614)
Revenue-related taxes	(33)	—	—		(33)

Operating margin	334	382	4		720
Operating expenses:
Operating, maintenance and general	132	155	—		287
Depreciation and amortization	43	39	6	(O)	88
Taxes, other than on income	19	17	—		36

Total operating expenses	194	211	6		411

Net operating revenues	140	171	(2)		309
Other income (expenses):
Interest	(62)	(59)	(5	)(P)	(125)
			1	(Q)
Dividends on preferred securities	(7)	—	—		(7)
Other, net	19	(16)	18	(M)	21

Total other expenses, net	(50)	(75)	14		(111)

Earnings (loss) from continuing operations before income taxes and minority interest	90	96	12		198
Federal and state income taxes (benefit)	34	37	6	(R)	77

Net earnings (loss) before minority interest	56	59	6		121
Minority interest	—	(2)	—		(2)

Net earnings (loss) from continuing operations	$56	$57	$6		$119

Net earnings (loss) per share:
Basic	$1.03				$1.82

Diluted	$0.99				$1.77

Weighted average shares outstanding:
Basic	54,120,204		11,250,000	(S)	65,370,204

Diluted	55,903,939		11,250,000	(S)	67,153,939

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

(A)
Reflects the estimated excess of the purchase price and other transaction costs over the estimated fair value of the net assets of Panhandle acquired and assumed, which is assumed to be allocable to property, plant and equipment. Reflects a base purchase price of $584.3 million plus $6.8 million for a clean up, liability assumption agreement as required by the Stock Purchase Agreement. The estimate of the fair value of the net assets is preliminary and may be revised to reflect independent appraisals, which have not been completed. The final independent appraisal may indicate that a portion of the purchase price should be allocated to unamortizable goodwill.

(B)
Effective January 1, 2003, Southern Union completed the sale of Southern Union Gas Company and related assets, which we refer to as the Texas operations, for approximately $420 million in cash, subject to working capital adjustment. Proceeds of $406 million from this sale have been invested with a qualified intermediary to be utilized to purchase Panhandle. Southern Union anticipates that this sale and reinvestment in Panhandle will qualify as part of a like-kind exchange of property covered by Section 1031 of the Internal Revenue Code thereby enabling Southern Union to achieve certain tax deferrals.

(C)
Reflects assets and liabilities retained by CMS Energy, the seller of Panhandle, and certain liabilities assumed by Southern Union with the acquisition of Panhandle. The other current assets elimination of approximately $185 million reflects the assumption by Southern Union of a note payable to Panhandle by an affiliate of CMS Energy which will eliminate in the Southern Union consolidated statements against Panhandle's existing note receivable. The other current assets adjustment also includes approximately $10 million of accumulated deferred income taxes retained by CMS Energy. The deferred charges elimination represents accumulated deferred income taxes retained by CMS Energy. The other assets elimination represents pension plan and supplemental pension plan assets retained by CMS Energy. The other current liabilities elimination represents approximately $15 million of accrued taxes, $8 million of other post-retirement benefit liabilities and $7 million of supplemental pension plan liabilities, all retained by CMS Energy. The elimination of deferred credits and other represents pension plan and other post-retirement benefit liabilities retained by CMS Energy.

(D)
Reflects the elimination of Panhandle's historical goodwill.

(E)
Reflects the capitalization of a portion of the estimated costs associated with the $125 million Equity Units offering of Southern Union as more specifically described in Note (I) to be incurred in connection with the Panhandle acquisition. These financing costs are amortized on a straight-line basis over the life of the borrowings, which is three years.

(F)
Reflects the elimination of common stockholder's equity of Panhandle.

(G)
Reflects the issuance of 8,250,000 shares of Southern Union common stock, net of offering costs, at an assumed issue price of $15.30 per share based on the closing price of Southern Union's common stock on May 29, 2003, to be issued in connection with the financing of the Panhandle acquisition. See Note (S).

(H)
Reflects the issuance of three million shares of Southern Union common stock to CMS Energy in partial payment for the purchase of Panhandle. A price of $15.30 per common share was assumed based on the closing price of Southern Union's common stock on May 29, 2003.

(I)
Reflects the $125 million Equity Units offering of Southern Union and the partial related issuance costs of $3 million to be issued in connection with the financing of the Panhandle acquisition. The Equity Units are assumed to have an estimated annual interest rate of 5.75%, which Southern Union believes would be obtained based on current market rates. The present value of the obligation to make contract adjustment payments in connection with the forward purchase contracts was estimated to be approximately $4 million. See Notes (E) and (P).

(J)
Reflects an adjustment to record the Panhandle debt at fair value based on current market quotes.

(K)
Reflects the repayment of amounts that Southern Union has outstanding on its credit facilities from the various financing proceeds after applying such funds to the purchase of Panhandle. See Notes (B), (G), (I) and (Q).

(L)
Reflects the recognition of an accumulated benefit obligation in connection with the creation of a post-retirement benefit plan by Southern Union for the Panhandle employees.

Adjustments to the Unaudited Pro Forma Combined Condensed Statements of Operations

(M)
Reflects operations retained by CMS Energy and not acquired or assumed by Southern Union in the acquisition of Panhandle. The adjustment to revenues represents Panhandle's ownership in Centennial Pipeline, LLC (sold in February 2003) and Guardian Pipeline, L.L.C. (ownership transferred to CMS Energy affiliated entity in March 2003). The adjustment to other, net for the twelve months ended June 30, 2002 represents net intercompany interest income of Panhandle from CMS Energy, which will eliminate against interest expense on the corresponding note payable to Panhandle assumed by Southern Union from an affiliate of CMS Energy. The adjustment to other, net for the nine months ended March 31, 2003 represents Panhandle's write down of the investment in Centennial Pipeline, LLC to fair market value of approximately $26 million, and the elimination of approximately $8 million of net intercompany interest income of Panhandle from CMS Energy.

(N)
Reflects the elimination of historical amortization of goodwill by Panhandle which adopted the provisions of the Financial Accounting Standards Board provision, Goodwill and Other Intangible Assets, as of January 1, 2002. Southern Union adopted the provisions of this standard effective July 1, 2001, in which goodwill is not amortized but instead is tested for impairment on an annual basis.

(O)
Reflects amortization of the estimated excess of the purchase price and other transaction costs over the estimated fair value of the net assets of Panhandle on a straight-line basis over a 30-year period based on the estimated useful lives of these assets.

(P)
Reflects interest expense on the $125 million Equity Units offering of Southern Union. The Equity Units are assumed to have an estimated annual interest rate of 5.75%, which Southern Union believes would be obtained based on current market rates. It is assumed that two percentage points of the estimated annual interest rate on the Equity Units will be nondeductible for federal income tax purposes. These net proceeds, along with the net proceeds from the issuance of Southern Union common stock and cash on hand, will be utilized in part for the Panhandle acquisition. For every 1/8 percent change in the interest rate assumed for these borrowings, expense for the twelve-month period ended June 30, 2002 and the nine-month period ended March 31, 2003 would change by approximately $156,000 and $117,000, respectively.

(Q)
Reflects the elimination of historical interest expense from the payment of current borrowings that Southern Union has outstanding on its credit facilities with net proceeds from the Equity Units offering, common stock offering and cash on hand of Southern Union, after applying such proceeds to the purchase of Panhandle.

(R)
Reflects the income tax consequences at the 35% federal statutory rate of the pro forma adjustments after excluding the nondeductible portion of interest expense on the Equity Units. See Note (P).

(S)
Reflects the issuance of 8,250,000 shares of Southern Union common stock, net of offering costs, at an assumed issue price of $15.30 per share based on the closing price of Southern Union's common stock on May 29, 2003. Also reflects the issuance of three million shares of Southern Union common stock to CMS Energy for the purchase of Panhandle.

THE PANHANDLE ACQUISITION

        Southern Union, Southern Union Panhandle Corp., a wholly owned subsidiary of Southern Union, and CMS Gas Transmission Company, a subsidiary of CMS Energy Corporation, are parties to a Stock Purchase Agreement with respect to the purchase by Southern Union Panhandle Corp. from CMS Gas Transmission Company of Panhandle Eastern Pipe Line Company and its subsidiaries. Under the Stock Purchase Agreement, Southern Union has agreed to pay approximately $584.3 million in cash plus three million shares of Southern Union common stock, and will assume approximately $1.159 billion in Panhandle debt. The closing of this offering and the concurrent common stock offering are conditioned upon the consummation of the acquisition of Panhandle.

        Panhandle operates a large natural gas pipeline network, which provides customers in the Midwest and Southwest with a comprehensive array of transportation services. Panhandle's major customers include 25 utilities located primarily in the United States Midwest market area, which encompasses large portions of Illinois, Indiana, Michigan, Missouri, Ohio and Tennessee. Panhandle's subsidiaries include CMS Trunkline Gas Company, CMS Trunkline LNG Company, which operates an LNG terminal complex at Lake Charles, La., and Sea Robin Pipeline Company. We refer to the pipeline businesses of Panhandle and CMS Trunkline Gas Company that we are acquiring as the "Interstate transmission and storage operations."

        In 2002, Panhandle's consolidated operating revenue was $484 million. Of Panhandle's operating revenue, 77% was generated from transportation services, 12% from LNG terminaling services, 8% from storage services and 3% from other services. For the years 1998 to 2002, Panhandle's combined throughput was 1,141 TBtu, 1,139 TBtu, 1,374 TBtu, 1,335 TBtu and 1,259 TBtu, respectively. Beginning in March 2000, the combined throughput includes Sea Robin's throughput. We are currently investigating our strategic options with respect to Panhandle's LNG business.

        We expect to realize a number of significant economic and strategic benefits as a result of the Panhandle Acquisition:

        Knowledgeable Management Team.    The Panhandle Acquisition will provide a strong and complementary management team that will serve as a platform for continued growth and expansion in interstate pipelines.

        Growth Opportunities.    Natural gas is becoming increasingly important as a fuel of choice for home heating and power generation. Natural gas already heats over 55% of American homes and accounts for 40% of commercial energy consumption in the United States (measured in Btus). Going forward, the Department of Energy projects natural gas consumption in the United States to grow by approximately 50% by 2020. We believe this demand can only be met through the further development of our nation's natural gas infrastructure system, including the expansion of the current domestic natural gas pipeline transmission capacity from its current level of approximately 23 trillion cubic feet. Accordingly, we believe the growth opportunities for Panhandle as a transporter of natural gas should also increase.

        Enhanced Financial Position.    We expect to enhance our financial position through cash flow and earnings accretion beginning with the first full year of operations following the closing of the Panhandle Acquisition.

        Improve Our Credit Profile.    The Panhandle Acquisition should benefit our overall business risk profile as Panhandle's operations are primarily the transmission of natural gas, which is considered to be a strong business profile by rating agencies. We believe we will likely enjoy more financial flexibility with our increased size which should benefit our credit profile. As Panhandle is expected to be accretive to earnings and cash flows, it positions us for further debt reduction.

        Cost Savings.    We expect to achieve cost savings over the next several years from the consolidation of the duplicative administrative functions and information systems, including accounts receivable, purchasing, payroll, communications, accounting, and information technology support.

Financing of the Panhandle Acquisition.

        Approximately $406 million of the proceeds from the sale of Southern Union's Texas division to ONEOK, Inc., which closed January 1, 2003, will be used to acquire Panhandle. Southern Union structured the acquisition of Panhandle and the sale of the assets of its Texas division in a manner intended to qualify under the like-kind exchange rules, which have the effect of allowing Southern Union to defer most of the capital gains tax that Southern Union would have otherwise incurred from the sale of its Texas division. A portion of the proceeds of this offering and the concurrent offering of common stock will be used to fund the acquisition of Panhandle. The balance of the funds needed to consummate the acquisition of Panhandle will be provided by working capital.

Description of the Stock Purchase Agreement.

        Pursuant to the Purchase Agreement, Southern Union Panhandle Corp. will acquire from CMS Gas Transmission Company all of the issued and outstanding shares of Panhandle Eastern Pipe Line Company. The total consideration to be paid by Southern Union Panhandle Corp. for the Panhandle Shares is three million shares of Southern Union common stock and approximately $584.3 million in cash, plus generally any increase in net working capital from that as of September 30, 2002 (or minus any such decrease) minus any increase in total debt from that as of September 30, 2002 (or plus any such decrease), plus $6.8 million to reimburse the seller for a prepaid environmental-related expense. Additionally, Southern Union Panhandle Corp. will assume debt of Panhandle at closing, estimated to be approximately $1.159 billion.

        For federal income tax purposes, the Panhandle Acquisition was structured in a manner intended to qualify as part of a "like-kind exchange," using a "qualified intermediary" to acquire the shares and effectuate certain related transactions.

        Southern Union and CMS Gas Transmission Company also have agreed to make an election under Section 338(h)(10) of the Internal Revenue Code. Section 338(h)(10) allows the qualified intermediary to purchase the stock of Panhandle, yet treat such transaction as the acquisition of all of the assets of Panhandle. This provides Southern Union a stepped-up tax basis in the Panhandle assets that are not part of the "like-kind exchange" for federal income tax purposes.

        We have obtained all required approvals and clearances under the Stock Purchase Agreement. In order to obtain the Missouri Public Service Commission regulatory approval for the Panhandle Acquisition, we entered into a settlement agreement with the MPSC whereby, among other things, we agreed to divest our Energy Worx, Inc. subsidiary by June 30, 2003. Since November 2002, Energy Worx, Inc. has managed the 6,000-mile Southern Star Central Pipeline for Southern Star Central Gas Corp., an affiliate of American International Group. Southern Union entered into consent decrees with the Federal Trade Commission and the Missouri Attorney General that required it to end its management of the Southern Star Central Pipeline. The management services agreement between Energy Worx, Inc. and Southern Star Central Gas Corp. was terminated as of May 12, 2003. Energy Worx will be dissolved prior to June 30, 2003.

        In the decrees with the Federal Trade Commission and the Missouri Attorney General, Southern Union agreed not to acquire any ownership interest in, or have any management relationship with, the Southern Star Central pipeline, which is currently owned by Southern Star Central Gas Corp. Southern Union also agreed not to enter into any transaction which permits American International Group or any entity controlled by AIG to acquire any ownership interest in Southern Union, Panhandle Eastern Pipe Line Company, or the Panhandle pipeline itself. In addition, the consent decree with the Missouri Attorney General and a stipulation and order of the Missouri Public Service Commission incorporate certain protocols regarding the relationship between the Panhandle Eastern Pipe Line and Southern Union's Missouri Gas Energy Division, a natural gas utility that serves Kansas City and other, smaller communities in western Missouri. Currently, the Panhandle Eastern Pipe Line supplies less than ten percent of Missouri Gas Energy Division's total gas delivery requirements; and Missouri Gas Energy Division's volumes on the Panhandle pipeline represent less than one percent of the total volume of that pipeline's business. Each of the decrees requires Southern Union to make annual reports detailing its compliance with the terms of the decrees over their ten-year terms.

        The closing of this offering and the concurrent common stock offering is conditioned upon the closing of the Panhandle Acquisition.

BUSINESS

        The following discussion highlights certain important facts regarding us, our divisions, our subsidiaries and our proposed acquisitions and does not contain all of the information that may be important to you. We encourage you to read the documents referred to in the accompanying prospectus under "Where You Can Find More Information," which contain more complete descriptions of us and our business.

Overview

        Southern Union's principal line of business is the distribution of natural gas as a public utility to approximately one million customers. With our acquisition of Panhandle, we are expanding into interstate transmission and storage operations.

Gas Distribution Operations

        Our gas distribution operations include the following three operating divisions:

        Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 501,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett). Missouri Gas Energy has 7,767 miles of mains, 4,776 miles of service and 47 miles of transmission lines.

        New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 298,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts). New England has 3,613 miles of mains and 3,178 miles of service lines.

        PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 158,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport). PG Energy has 2,484 miles of mains, 1,472 miles of service lines and 29 miles of transmission lines.

        We acquired our New England operations in September 2000 and the Pennsylvania operations in November 1999. Our New England and Pennsylvania operations provide us with a strong presence in the northeastern market and greater geographic and weather diversity in our service areas.

Competitive Strengths

        We believe our competitive strengths include the following:

        Demonstrated ability to manage successfully businesses that operate in a regulated environment.    Our regulated operations provide steady cash flows and an attractive, geographically diverse business profile. Within our utility operations, 52.5% of our customers are located in Missouri while 31.1% and 16.7% of our customers are located in New England and Pennsylvania, respectively. Further, we have been successful obtaining rate increases for our operating divisions within our utility operations. On July 5, 2001, the Missouri Public Service Commission issued an order approving a unanimous settlement of Missouri Gas Energy's rate request for approximately an annual $9.9 million base rate increase, as well as approximately $10.8 million in added revenue from new and revised service charges. In December 2000, the Pennsylvania Public Utility Commission approved a settlement agreement that provided for a rate increase designed to produce approximately $10.8 million of additional annual revenue. Substantially all of our non-regulated businesses provide ancillary support services for our regulated businesses.

        Disciplined pursuit of acquisition opportunities which are focused within the gas utility and pipeline sectors.    We have historically been active in acquiring new businesses, most recently through the anticipated purchase of Panhandle. We will continue to seek acquisition opportunities within regulated utilities or pipeline operations.

        Demonstrated ability to integrate acquired operations and to achieve efficiencies.    We have a proven track record of operational integration and improvement of our acquisitions. Our operating divisions have each produced consistent improvements in various key financial and operational metrics after acquisition. Upon the acquisition of our New England operations in 2000, we were able to reduce operations and maintenance expenditures for New England Gas Company by 8%, or from $85 million to $78 million, during the first two years of ownership. The acquisition of PG Energy resulted in operations and maintenance reductions of 21%, or from $37 million to $29 million, during the first two years of ownership. The acquisition of Missouri Gas Energy resulted in operations and maintenance reductions of 25% or from $73 million to $55 million in the first two years of ownership.

Business Strategy

        Our strategy is focused on achieving profitable growth and enhancing stockholder value. The key elements of our strategy include:

        Focusing each of our divisions on meeting its allowable rate of return.    We will continue to focus each of our divisions on meeting its allowable rate of return by managing operating costs and capital spending, without sacrificing customer safety or quality of service. Further, when appropriate, we will continue to seek rate increases within our utility operations divisions.

        Maintaining an investment grade rating and credit profile.    We will continue to seek to enhance our credit profile through increased diversification of regulated cash flow and earnings sources and seek to reduce over time our ratio of total debt to total capitalization to strengthen our balance sheet. The acquisition of Panhandle will assist in diversifying our regulated cash flow and earnings sources.

        Expanding our company through development of existing utility businesses.    Although our service areas are subject to limited customer growth through customer additions annually, we will continue to pursue other growth opportunities in our service areas to expand our customer base which may include the promotion of non-winter demand such as gas-fired co-generation and other off-peak processes.

        Selectively acquiring regulated businesses within the natural gas industry.    Our strategy for long term growth includes acquiring regulated assets that will position us favorably in an evolving competitive marketplace. Consistent with the acquisition of Panhandle, we will continually evaluate opportunities within the regulated energy sector that will optimize shareholder value.

        The following table shows certain operating statistics of our gas distribution divisions as of the fiscal year ended June 30, 2002:

	Missouri Gas Energy	New England Gas Company	PG Energy
Average number of gas sales customers served
Residential	428,215	265,206	141,223
Commercial	59,060	21,696	14,108
Industrial and irrigation	327	3,472	218
Public authorities and other	—	43	321

Total	487,602	290,417	155,870

Gas sales in MMcf
Residential	35,039	19,975	15,053
Commercial	15,686	6,196	5,325
Industrial and irrigation	417	3,271	277
Public authorities and other	—	23	145

Gas sales billed	51,142	29,465	20,800
Net change in unbilled gas sales	(16)	(333)	(22)

Total gas sales	51,126	29,132	20,778

Weather
Degree days(a)	4,419	4,980	5,373
Percent of 10-year measure(b)	85%	88%	89%
Percent of 30-year measure(b)	85%	85%	86%
Gas transported in MMcf	27,324	11,457	26,976

(a)
"Degree days" are a measure of the coldness of the weather experienced. A degree-day is equivalent to each degree that the daily mean temperature for a day falls below 65 degrees Fahrenheit times the number of days in which this occurs.

(b)
Information with respect to weather conditions is provided by the National Oceanic and Atmospheric Administration. Percentages of 10- and 30-year measure are computed based on the weighted average volumes of gas sales billed. The 10- and 30-year measure is used for consistent external reporting purposes. Measures of normal weather used by our regulatory authorities to set rates vary by jurisdiction. Periods used to measure normal weather for regulatory purposes range from 10 years to 30 years.

        The following table shows the composition of certain operating statistics of our gas distribution divisions by geography and customer type as of the fiscal year ended June 30, 2002:

	% of Gas Customers	% of Gas Sales
By Geography
Missouri Gas Energy	52.2%	50.4%
New England Gas Company	31.1	29.1
PG Energy	16.7	20.5

Total	100.0%	100.0%

By Customer
Residential	89.4%	69.1%
Commercial	10.2	26.8
Industrial and irrigation	0.4	3.9
Public Authorities and Other	0.0	0.2

Total	100.0%	100.0%

        Our gas utility operations are generally seasonal in nature, with a significant percentage of our annual revenues and earnings occurring in the traditional winter heating season. We believe the diverse geographic area of our natural gas utility distribution systems should reduce the overall sensitivity of our operations to weather risk and local economic conditions.

        The cost and reliability of natural gas service is dependent on our ability to contract for favorable mixes of long-term and short-term gas supply arrangements and through favorable fixed and variable transportation contracts. We have been directly acquiring our gas supplies since the mid-1980s when interstate pipeline systems opened their systems for transportation service. We have the organization, personnel and equipment necessary to dispatch and monitor gas volumes on a daily, hourly and even a real-time basis to ensure reliable service to customers.

        FERC required the "unbundling" of services offered by interstate pipeline companies beginning in 1992. As a result, gas purchasing and transportation decisions and associated risks have been shifted from the pipeline companies to the gas distributors. The increased demands on distributors to effectively manage their gas supply in an environment of volatile gas prices provides an advantage to distribution companies like Southern Union who have demonstrated a history of contracting favorable and efficient gas supply arrangements in an open market system.

        In July 2001, we implemented a Cash Flow Improvement Plan that was designed to increase annualized pre-tax cash flow from operations by at least $50 million by the end of fiscal year 2002. This initiative was composed of strategies designed to achieve results enabling our operating divisions to meet their allowed rates of return, eliminate redundancies and increase efficiencies, and accelerate the sale of non-core assets with the proceeds used exclusively for debt reduction.

        Our utility operations previously included our Southern Union Gas Company Division, headquartered in Austin, Texas, which served approximately 535,000 customers in Texas (including Austin, Brownsville, El Paso, Galveston, Harlingen, McAllen and Port Arthur). On January 1, 2003, we sold the Southern Union Gas Company division to ONEOK, Inc. of Tulsa, Oklahoma for approximately $420 million in cash.

Interstate Transmission And Storage Operations

        We expect to expand into interstate transmission and storage operations through our acquisition of Panhandle. Panhandle has approximately 10,700 miles of pipeline in the United States. Panhandle's natural gas transmission system consists of four large diameter pipelines extending approximately 1,300 miles from producing areas in the Anadarko Basin of Texas, Oklahoma and Kansas through the states of Missouri,

Illinois, Indiana, Ohio and into Michigan. Panhandle's Trunkline transmission system consists of two large diameter pipelines which extend approximately 1,400 miles from the Gulf Coast areas of Texas and Louisiana through the states of Arkansas, Mississippi, Tennessee, Kentucky, Illinois and Indiana to a point on the Indiana-Michigan border.

        Panhandle owns and operates 47 compressor stations. It also has five gas storage fields located in Illinois, Kansas, Louisiana, Michigan and Oklahoma with an aggregate storage capacity of 70 bcf. A significant portion of Panhandle's revenue comes from long-term service agreements with local distribution company customers. Panhandle also provides firm transportation services under contract to gas marketers, producers, other pipelines, electric power generators and a variety of end-users. In addition, the pipelines offer both firm and interruptible transportation to customers on a short-term or seasonal basis. Demand for gas transmission on Panhandle's pipeline systems is seasonal, with the highest throughput and a higher portion of revenues occurring during the colder period in the first and fourth quarters.

Panhandle's LNG Business

        Through its subsidiary, Trunkline LNG Company, LLC, Panhandle owns a liquefied natural gas terminal in Lake Charles, Louisiana, which is the largest operating LNG facility in North America. By chilling and pressurizing the natural gas it can be converted into a liquid form. As a liquid, six times the natural gas can be stored in a given space making it cost efficient to transport in LNG ocean tankers. LNG terminals provide for the regasification of LNG that is delivered to the terminal by ship. Regasification is the process whereby liquefied natural gas is returned to its gaseous state at high pressure. The vaporized natural gas is then delivered into the interstate pipeline system.

        In May 2001, Trunkline LNG signed an agreement with BG Group plc that provides for a 22-year contract, beginning January 2002, for all the uncommitted capacity at the Lake Charles, Louisiana facility, up to the total storage capacity of 6.3 Bcf and deliverability of 630 MMcfd. The BG Group contract, in conjunction with new rates effective January 2002, is expected to result in reduced revenues for Trunkline LNG from 2001 levels but less earnings volatility going forward.

        In October 2001, Trunkline LNG announced the planned expansion of the Lake Charles facility to provide an additional 3.0 Bcf of storage capacity and an additional 570 MMcfd of deliverability. The facility will have a total of approximately 1.2 bcf per day of send out capacity upon completion of the expansion. This additional capacity has also been contracted by BG Group. In December 2002, FERC approved the expansion of the LNG regasification terminal. The expanded facility is currently expected to be in operation by January 2006.

        We are currently investigating our strategic options, including divestiture, with respect to Trunkline LNG.

Other Operations

        Our non-regulated subsidiaries were established to support and expand natural gas sales and other energy sales and to capitalize on our energy expertise. The non-regulated subsidiaries include: PEI Power Corporation, an exempt wholesale generator which generates and sells electricity provided by two power plants; Fall River Gas Appliance Company, Inc., which rents water heaters and conversion burners (primarily for residential use); Valley Appliance and Merchandising Company, which rents natural gas burning appliances and offers appliance service contract programs to residential customers; PG Energy Services, Inc., which offers the inspection, maintenance and servicing of residential and small commercial gas-fired equipment; ProvEnergy Power Company LLC, which provides outsourced energy management services; and Alternate Energy Corporation, an energy consulting firm. Taken together, these businesses account for less than 2% of Southern Union's revenues.

Competition

Gas distribution operations.

        As energy providers, Missouri Gas Energy, PG Energy and New England Gas Company have historically competed with alternative energy sources, particularly electricity, propane, fuel oil, coal, natural gas liquids and other refined products available in our service areas. At present rates, the cost of electricity to residential and commercial customers in our service areas generally is higher than the effective cost of natural gas service. There can be no assurance, however, that future fluctuations in gas and electric costs will not reduce the cost advantage of natural gas service.

        Competition between the use of fuel oils, natural gas and propane, particularly by industrial, electric generation and agricultural customers, has also increased due to the volatility of natural gas prices and increased marketing efforts from various energy companies. In order to be more competitive with certain alternate fuels in Pennsylvania, PG Energy offers an Alternate Fuel Rate for eligible customers. This rate applies to commercial and industrial accounts that have the capability of using fuel oils or propane as alternate sources of energy. Whenever the cost of such alternate fuel drops below PG Energy's normal tariff rates, PG Energy is permitted by the Pennsylvania Public Utility Commission to lower its price to these customers so that PG Energy can remain competitive with the alternate fuel. However, in no instance may PG Energy sell gas under this special arrangement for less than its average commodity cost of gas purchased during the month. Competition between the use of fuel oils, natural gas and propane is generally greater in Pennsylvania and New England than in our remaining service areas; however, this competition affects the nationwide market for natural gas. Additionally, the general economic conditions in our service areas continue to affect certain customers and market areas, thus impacting the results of our operations.

        Our gas distribution divisions are not currently in significant direct competition with any other distributors of natural gas to residential and small commercial customers within their service areas. In 1999, the Commonwealth of Pennsylvania enacted the Natural Gas Choice and Competition Act, which provided small commercial and residential customers the ability to choose suppliers. Effective April 29, 2000, all of PG Energy's customers have the ability to select an alternate supplier of natural gas, which PG Energy will continue to deliver through its distribution system under regulated transportation service rates (with PG Energy serving as supplier of last resort). Customers can also choose to remain with PG Energy as their supplier under regulated natural gas sales rates. In either case, the applicable rate results in the same operating margin to PG Energy. Despite customers' recently acquired right to choose their natural gas supplier, higher-than-normal wholesale prices for natural gas have prevented suppliers from offering competitive rates. Consequently, no PG Energy customers have selected an alternate supplier of natural gas. At this point, there is no indication that any of the other states in which we have local gas distribution operations are considering adopting similar legislation.

Interstate transmission and storage operations.

        The interstate gas pipeline business is highly competitive. Within the gas pipeline business, Panhandle's competitors include major pipeline companies which may be larger and possess greater resources. Panhandle's interstate pipelines compete with other interstate and intrastate pipeline companies in the transportation and storage of natural gas. The principal elements of competition among pipelines are rates, terms of service and flexibility and reliability of service. Panhandle competes directly with Alliance Pipeline LP, ANR Pipeline Company, Natural Gas Pipeline Company of America, Northern Border Pipeline Company, Texas Gas Transmission Corporation, Northern Natural Gas Company and Vector Pipeline in the Midwest market area.

        Natural gas competes with other forms of energy available to Panhandle's customers and end-users, including electricity, coal and fuel oils. The primary competitive factor is price. Changes in the availability or price of natural gas and other forms of energy, the level of business activity, conservation, legislation and governmental regulations, the capability to convert to alternative fuels, and other factors, including weather and natural gas storage levels, affect the demand for natural gas in the areas served by Panhandle.

Panhandle's LNG operations.

        Trunkline LNG is a supplier of liquefied natural gas regasification service, and as such, is in direct competition with other LNG terminals and natural gas production areas.

Regulation and Regulatory Proceedings

Gas distribution operations.

        Our regulated gas distribution businesses are subject to regulation by local, state and federal authorities. In particular, the gas distribution business is regulated by the Missouri Public Service Commission, Pennsylvania Public Utility Commission, the Rhode Island Public Utilities Commission, and the Massachusetts Department of Telecommunications and Energy. These authorities regulate many aspects of our distribution operations, including construction and maintenance of facilities, operations, safety, the rates that we can charge customers and the rate of return that we are allowed to realize.

        We hold non-exclusive franchises with varying expiration dates in all incorporated communities where such franchises are necessary to carry on our business as it is now being conducted. Providence, Rhode Island; Fall River, Massachusetts; Kansas City, Missouri and St. Joseph, Missouri are the four largest cities in which our utility customers are located. The franchise in Kansas City, Missouri expires in 2010. We fully expect this franchise to be renewed upon expiration. The franchises in the State of Pennsylvania; Providence, Rhode Island; Fall River, Massachusetts; and St. Joseph, Missouri are perpetual.

        Gas service rates are established by regulatory authorities to permit utilities the opportunity to recover operating, administrative and financing costs, and the opportunity to earn a reasonable return on equity. Gas costs are billed to customers through purchase gas adjustment clauses, which permit us to adjust the sales price of gas as the cost of purchased gas changes. This is important because the cost of natural gas accounts for a significant portion of our total expenses. The appropriate regulatory authority must receive notice of such adjustments prior to billing implementation.

        Other than in Pennsylvania, we support any service rate changes to our regulators using a historic test year of operating results adjusted to normal conditions and for any known and measurable revenue or expense changes. Because the regulatory process has certain inherent time delays, rate orders may not reflect the operating costs at the time new rates are put into effect. In Pennsylvania, a future test year is utilized for ratemaking purposes, therefore, rate orders more closely reflect the operating costs at the time new rates are put into effect.

        The monthly customer bill contains a fixed service charge, a usage charge for service to deliver gas, and a charge for the amount of natural gas used. While the monthly fixed service charge provides an even revenue stream, the usage charge increases our annual revenue and earnings in the traditional heating load months when usage of natural gas increases. Weather normalization clauses also serve to stabilize earnings. New England Gas Company has a weather normalization clause in the tariff covering its Rhode Island operations. The weather normalization clause mitigates the impact of weather on earnings during the peak winter period, November through April, by allowing us to recover from, or return to, customers the margin impact of winter period weather which is 2% outside of normal, as defined by statute.

        On February 4, 2003, New England Gas Company filed with the Rhode Island Public Utilities Commission a settlement agreement entered into with the Division of Public Utilities and Carriers related to the final calculation of earnings sharing for the 21-month period covered by the Energized Rhode Island Extension settlement agreement. The Company had originally estimated and accrued a $4.4 million receivable due from customers because of revenue shortfall. The Commission approved a revised settlement agreement on May 22, 2003, requiring the Company to refund to customers $800,000 which will require the Company to record a $5.2 million pre-tax charge in its fourth quarter.

Interstate transmission and storage operations.

        Under the Natural Gas Act and, to a lesser extent, the Natural Gas Policy Act of 1978, FERC regulates both the performance of interstate transportation and storage services by interstate natural gas pipeline companies, and the rates charged for such services. As such, FERC has comprehensive jurisdiction over Panhandle and its subsidiaries as natural gas companies within the meaning of the Natural Gas Act. FERC jurisdiction relates, among other things, to the operation and use of assets and facilities and to the services provided and rates charged.

        FERC has authority to regulate rates and charges for the sale, transportation or storage of natural gas in interstate commerce. FERC also has authority over the construction and operation of pipeline and related facilities utilized in the transportation and sale of natural gas in interstate commerce, including the extension, enlargement or abandonment of service using such facilities. Panhandle and its subsidiaries hold certificates of public convenience and necessity issued by FERC, authorizing them to construct and operate the pipelines, facilities and properties now in operation for which such certificates are required, and to transport and store natural gas in interstate commerce.

        With the adoption of FERC Order No. 636, FERC required interstate natural gas pipelines that perform open access transportation under blanket certificates to "unbundle" or separate their traditional merchant sales services from their transportation and storage services and to provide comparable transportation and storage services with respect to all natural gas supplies, whether such natural gas is purchased from the pipeline or from other merchants such as marketers or producers. Each interstate natural gas pipeline must now separately state the applicable rates for each unbundled service.

        A significant portion of Panhandle's revenue comes from long-term service agreements with local distribution company customers. Panhandle also provides firm transportation services under contract to gas marketers, producers, other pipelines, electric power generators and a variety of end-users. In addition, the pipelines offer both firm and interruptible transportation to customers on a short-term or seasonal basis.

        In 2002, the U.S. Congress enacted the Pipeline Safety Improvement Act (PSIA). Final regulations implementing the PSIA are anticipated to be issued sometime in late 2003. The PSIA makes numerous changes to pipeline safety law, the most significant of which is the requirement that operators of pipeline facilities implement written pipeline integrity management programs. Such programs must include a baseline integrity assessment of each transmission facility, which must be completed within 10 years of the enactment of the PSIA. Both Southern Union and Panhandle are subject to the PSIA. We anticipate that compliance with the PSIA and related regulations will result in increased costs. However, based on current information, we do not expect these costs to have a material adverse effect on our results of operations.

Employees

Gas distribution operations.

        At March 31, 2003, Southern Union had 1,912 employees, of whom 1,408 are paid on an hourly basis and 504 are paid on a salaried basis. Of the 1,408 hourly paid employees, 77% are represented by unions. Of those employees represented by unions, 44% are employed by Missouri Gas Energy, 17% are employed by PG Energy and 39% are employed by the New England Division.

Interstate transmission and storage operations and Panhandle's LNG operations.

        At March 31, 2003, Panhandle had 1,132 full-time equivalent employees. Of these employees, 244 were represented by the Paper, Allied-Industrial Chemical and Energy Workers International Union, AFL-CIO, CLC, under an agreement that expires in May 2003. The parties have negotiated a new contract that the Union Workman's Committee has approved and is recommending to the Union for ratification.

Legal proceedings

Gas distribution operations.

        On May 31, 2002, the staff of the MPSC recommended that the Missouri Public Service Commission disallow approximately $15 million in gas costs incurred by Missouri Gas Energy during the period from July 1, 2000 through June 30, 2001. MGE filed its response in opposition to the Staff's recommendation on July 11, 2002, vigorously disputing the Commission staff's assertions. MGE intends to defend itself vigorously in this proceeding. On November 4, 2002, the Commission adopted a procedural schedule setting the matter for hearing in May 2003, such hearings are currently in recess pending further review by the staff.

        On November 27, 2001, August 1, 2000 and August 12, 1999, the staff of the MPSC recommended that the Commission disallow approximately $5.9 million, $5.9 million and $4.3 million, respectively, in gas costs incurred by MGE during the period from July 1, 1999 through June 30, 2000, from July 1, 1998 through June 30, 1999, and from July 1, 1997 through June 30, 1998, respectively. The basis of these proposed disallowances appears to be the same as was rejected by the Commission through an order dated March 12, 2002, applicable to the period from July 1, 1996 through June 30, 1997. The Commission's March 12, 2002 Order is being reviewed by the Cole County, Missouri Circuit Court. Further proceedings before the Commission on the disallowances for the periods ended June 30, 2000, June 30, 1999, June 30, 1998 will be held in abeyance pending resolution of the judicial review of the Commission's March 12, 2002 Order. MGE intends to defend itself vigorously in these proceedings and believes it has meritorious defenses in this regard.

        Several actions were commenced by persons involved in competing efforts to acquire Southwest Gas Corporation during 1999. All of these actions eventually were transferred to the District of Arizona, consolidated and lodged with Judge Roslyn Silver. As a result of summary judgments granted, there are no claims remaining against Southern Union. Southern Union's claims against Southwest Gas Corporation were settled on August 6, 2002, by Southwest's Gas Corporation's payment to Southern Union of $17.5 million. Southern Union's claims against ONEOK, Inc. and the individual defendants associated with ONEOK were settled on January 1, 2003, following the closing of Southern Union's sale of the Texas assets to ONEOK, by ONEOK's payment to Southern Union of $5 million. Southern Union's claims against Jack Rose, former aide to Arizona Corporation Commissioner James Irvin, were settled by Mr. Rose's payment to Southern Union of $75,000, which the Company donated to charity. The trial of Southern Union's claims against the sole remaining defendant, Arizona Corporation Commissioner James Irvin, was concluded on December 18, 2002, with a jury award to Southern Union of nearly $400,000 in actual damages and $60 million in punitive dames against Commissioner Irvin. The Court is currently in the process of considering Commissioner Irvin's prost-trial motions for relief.

        We believe that the results of the above-noted Southwest litigation and any related appeals will not have a material adverse effect on our financial condition, results of operations or cash flows.

        Although Southern Union and its subsidiaries are parties to other legal proceedings that management considers to be normal actions to which an enterprise of its size and nature might be subject, management does not consider these actions to be material to Southern Union's overall business or financial condition, results of operations or cash flows.

Interstate transmission and storage operations.

        Panhandle is involved in legal, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business, some of which involve substantial amounts. Panhandle's management believes the final disposition of these proceedings will not have a material adverse effect on consolidated results of operations, liquidity, or financial position.

Environmental

Gas distribution operations.

        We are subject to federal, state and local laws and regulations relating to the protection of the environment. These evolving laws and regulations may require expenditures over a long period of time to control environmental impacts. We have established procedures for the on-going evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures.

        We are currently either investigating our potential liability for the clean-up of, or involved in remediation activities in connection with, MGP sites and other sites in our former service territories, principally in Arizona, New Mexico, and Texas, and present service territories in Missouri, Pennsylvania, Massachusetts and Rhode Island, and other locations. While our evaluation or remediation of these sites is generally in its preliminary stages, we have incurred some costs and it is likely that some additional costs may be identified and incurred. Certain MGP sites and other sites are currently the subject of governmental actions. To the extent that potential costs associated with MGP sites or other sites are quantified, we expect to provide any appropriate accruals and seek recovery for such remediation costs through all appropriate means, including in rates charged to customers, insurance and regulatory relief. At the time of the closing of the acquisition of our Missouri service territories, we entered into an environmental liability agreement that provides for Western Resources to retain financial responsibility for certain liabilities under environmental laws that may exist or arise with respect to Missouri Gas Energy. In addition, the New England Division has reached agreement with its Rhode Island rate regulators on a regulatory plan that creates a mechanism for the recovery of environmental costs over a 10-year period. This plan, effective July 1, 2002, establishes an environmental fund for the recovery of evaluation, remedial and clean-up costs arising out of our MGPs and sites associated with the operation and disposal activities from MGPs.

        In certain of our jurisdictions, we are allowed to recover environmental remediation expenditures through rates. Although significant charges to earnings could be required prior to rate recovery for jurisdictions that do not have rate recovery mechanisms, management does not believe that environmental expenditures for MGP sites will have a material adverse effect on our financial position, results of operations or cash flows.

        We follow the provisions of an American Institute of Certified Public Accountants Statement of Position, Environmental Remediation Liabilities, for recognition, measurement, display and disclosure of environmental remediation liabilities.

Interstate transmission and storage operations.

        Panhandle is subject to federal, state and local regulations, including with respect to air and water pollution control, hazardous and solid waste management, remediation of currently or formerly owned or operated sites and third party waste disposal sites, and other matters.

Remediation.

        Since the early 1990s, Panhandle has been involved in the assessment and remediation of environmental contamination at certain sites on its systems. The contamination resulted from the past use of lubricants containing polychlorinated biphenyls (PCBs) in compressed air systems and the prior use of wastewater collection facilities and other on-site disposal areas. Panhandle communicated with the United States Environmental Protection Agency and appropriate state regulatory agencies in connection with these matters, and most of the clean-up work has been undertaken pursuant to state voluntary clean-up programs. Under the terms of the sale of Panhandle to CMS Energy Corporation, a subsidiary of Duke Energy is obligated to complete the clean-up activities at certain agreed-upon sites and to indemnify against certain future environmental litigation and claims. Panhandle continues to conduct cleanup work at certain sites not covered by the Duke Energy indemnity.

        On May 13, 2003 Duke Energy and Panhandle executed a cleanup liability assumption agreement with a third party in connection with a site in Liberal, Kansas. The agreement provides for the third-party to assume full responsibility for the remediation of the site for an upfront payment. Panhandle's share amounts to $6.8 million, which was paid in May 2003.

        In 1999, Panhandle and Trunkline identified PCB levels above acceptable levels inside the auxiliary buildings that house the air compressor equipment at compressor station sites. Panhandle is implementing a clean-up program to remediate this PCB contamination in accordance with federal, state and local regulations. In addition, at some locations, PCBs have been identified in paint that was applied many years ago. In accordance with EPA regulations, Panhandle is implementing a program to remediate sites where such issues have been identified during painting activities. If PCBs are identified above acceptable levels, the paint is removed and disposed of in an EPA-approved manner. Approximately 15% of the paint projects in the last few years have required this special procedure.

        The Illinois EPA notified Panhandle and Trunkline, together with other non-affiliated parties, of contamination at three former waste oil disposal sites in Illinois. Panhandle and 21 other non-affiliated parties conducted an investigation of one of the sites and are evaluating the report to determine what actions will be taken. The Illinois EPA contends that Panhandle's and Trunkline's estimated share of liability for this site, based on the volume of waste, is approximately 17%. The remaining two sites have yet to be fully investigated.

        Panhandle expects the remediation programs described above to continue for several years. Based on current information, Panhandle estimates its share of remaining cleanup costs (not indemnified by Duke Energy) in connection with such programs to range from $12 million to $18 million.

Air Quality Control.

        In 1998, the EPA issued a final rule on regional ozone control that requires revised state implementation plans (SIPS) for 22 states, including five states in which Panhandle operates. Based on EPA guidance to these states for development of SIPS, Panhandle expects future compliance costs of approximately $16 million for capital improvements to be incurred from 2004 through 2007.

        As a result of the 1990 Clean Air Act Amendments, the EPA must issue maximum achievable control technology (MACT) rules controlling hazardous air pollutants from internal combustion engines and turbines. These rules are expected to be finalized between late 2003 and mid-2004. Panhandle expects future capital costs associated with compliance with new MACT standards to be approximately $9 million.

        In 2002, the Texas Natural Resources Conservation Commission enacted the Houston/Galveston SIP regulations requiring reductions in nitrogen oxide emissions in an eight county area surrounding Houston. Trunkline's Cypress compressor station is affected by the new Texas regulations and may require the installation of emission controls. In addition, in 2003 new Texas permitting regulations will require all "grandfathered" facilities to enter into the new source permit program which may require the installation of emission controls at five additional facilities. Panhandle expects future capital costs associated with the Houston/Galveston SIP and Texas permitting regulations to be approximately $12 million.

        In 1997, the Illinois Environmental Protection Agency initiated an enforcement proceeding relating to alleged ongoing air quality permit violations at Panhandle's Glenarm compressor station. On November 15, 2001, the Illinois Pollution Control Board approved an order imposing a penalty of $850,000, plus fees and cost reimbursements of $116,000. Under terms of the sale of Panhandle to CMS Energy, a subsidiary of Duke Energy Panhandle has indemnified Panhandle against this environmental penalty. In February 2002, the state issued a permit requiring the installation of additional air pollution control equipment at the facility, at a cost of approximately $3 million in order to correct the ongoing problem. Controls were installed on two engines in 2002 and Panhandle plans to install controls on two additional engines in 2003 in accordance with the 2002 permit.

Related Party Transactions

        Certain Southern Union directors, executive officers and employees have invested $1,545,000 and beneficially own in the aggregate approximately a two percent equity interest through a partnership unrelated to Southern Union, in Advent Networks, Inc. (Advent), a private technology company in which Southern Union also maintains an investment. As of March 31, 2003, the Company had a $5.4 million equity investment in, and held $9.5 million of convertible notes of, Advent. All of the convertible notes bear interest at 10% per annum, convert into equity at a ratio determined upon the next equity financing of Advent or upon a change of control of Advent and, after one year, may be due on demand at the request of Southern Union.

ACCOUNTING TREATMENT

        The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the senior notes in proportion to their respective fair market values at the time of issuance. The present value of the Corporate Units contract adjustment payments will be initially charged to stockholders' equity, with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

        The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to stockholders' equity.

        Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above                .

        Both the Financial Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the units. It is possible that our accounting for the purchase contracts and the senior notes could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

        The following is a summary of the terms of the Equity Units. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of all of the material terms of the Equity Units but is not necessarily complete. We refer you to the copies of those documents which have been or will be filed and incorporated by reference in the registration statement of which this prospectus supplement and accompanying prospectus form a part. This summary supplements the description of the stock purchase units in the accompanying prospectus, and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

        We will issue the Equity Units under the purchase contract and pledge agreement between us and JP Morgan Chase Bank, who we refer to as the purchase contract agent. Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 2,500,000 Corporate Units (or 2,875,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.

Corporate Units

        Each Corporate Unit will consist of a unit comprising:

  (a)
  a purchase contract under which

  (1)
  the holder will agree to purchase from us, and we will agree to sell to the holder, not later than August 16, 2006, which we refer to as the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate described below under "Description of the Purchase Contracts – Purchase of Common Stock," subject to antidilution adjustments, and

  (2)
  we will pay the holder quarterly contract adjustment payments at the rate of        % per year on the stated amount of $50 or        per year, subject to our right to defer any contract adjustment payments, and

  (b)
  either:

  (1)
  a senior note issued by us having a $50 principal amount, or

  (2)
  following a successful remarketing of the senior notes prior to the third business day immediately preceding the purchase contract settlement date, or the occurrence of a tax event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the Treasury portfolio.

        "Applicable ownership interest" means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

    (1)
    a 5% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to August 15, 2006, and

    (2)
    for the scheduled interest payment date on the senior notes that occurs on August 16, 2006, in the case of a successful remarketing of the senior note included in that Corporate Unit prior to the third business day immediately preceding the purchase contract settlement date, or for each scheduled interest payment date on the senior notes after the date of a tax event redemption and on or before the purchase contract settlement date, in the case of a tax event redemption, a        % undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the business day immediately preceding such payment date.

        The purchase price of each Equity Unit will be allocated between the related purchase contract and the related senior note in proportion to their respective fair market values at the time of issuance. We expect that, at the time of issuance, the fair market value of each senior note will be $    and the fair market value of each purchase contract will be $    . This position generally will be binding on each beneficial owner of each Equity Unit but not on the IRS.

        As long as a unit is in the form of a Corporate Unit, your senior note or the appropriate applicable ownership interest in the Treasury portfolio, as applicable, forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase common stock under the related purchase contract.

Creating Treasury Units

        Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units as a result of a successful remarketing prior to the third business day preceding August 16, 2006 or a tax event redemption prior to August 16, 2006, each holder of Corporate Units will have the right, at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related senior notes held by the collateral agent, zero-coupon Treasury securities that mature on August 15, 2006 (CUSIP No. 912833CQ1), which we refer to as a Treasury security, in a total principal amount at maturity equal to the aggregate principal amount of the senior notes for which substitution is being made.

        Because Treasury securities are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 20 Corporate Units.

        If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interest in the Treasury portfolio as a component of the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of        Corporate Units.

        Each of these substitutions will create Treasury Units, and the applicable senior notes or applicable ownership interest in the Treasury portfolio will be released to the holder and be separately tradable from the Treasury Units. Each Treasury Unit will consist of a unit with a stated amount of $50 comprising:

  (a)
  a purchase contract under which

  (1)
  the holder will agree to purchase from us, and we will agree to sell to the holder, not later than the purchase contract settlement date, for $50 in cash, a number of newly issued shares of our common stock equal to the settlement rate, subject to anti-dilution adjustments, and

  (2)
  we will pay the holder quarterly contract adjustment payments at the rate of        % per year on the stated amount of $50, or        per year, subject to our right to defer any contract adjustment payments, and

  (b)
  a 5% undivided beneficial interest in a Treasury security with a principal amount of $1,000.

        To create 20 Treasury Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will:

  •
  deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000 which must be purchased in the open market at the Corporate Unit holder's expense, and

  •
  transfer 20 Corporate Units to the purchase contract agent accompanied by a notice stating that the holder has deposited a Treasury security with the collateral agent and requesting the release to the holder of the senior notes relating to the 20 Corporate Units.

        Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related senior notes from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent then will:

•
cancel the 20 Corporate Units,

•
transfer the related senior notes to the holder, and

•
deliver 20 Treasury Units to the holder.

        The Treasury security will be substituted for the senior notes and will be pledged to us through the collateral agent to secure the holder's obligation to purchase common stock under the related purchase contracts. The related senior notes released to the holder thereafter will trade separately from the resulting Treasury Units.

        If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Corporate Unit holder will follow the same procedure to create a Treasury Unit, except the holder will have to deposit integral multiples of                        Corporate Units.

Recreating Corporate Units

        Unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, each holder of Treasury Units will have the right at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date, to substitute for the related Treasury securities held by the collateral agent, the senior notes having a principal amount equal to the aggregate principal amount at stated maturity of the Treasury securities for which substitution is being made.

        Because Treasury securities are issued in integral multiples of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units.

        If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities that were a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of        Treasury Units.

        Each of these substitutions will recreate Corporate Units, and the applicable Treasury securities will be released to the holder and be separately tradable from the Corporate Units.

        To create 20 Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Treasury Unit holder will:

  •
  deposit with the collateral agent 20 senior notes, which must be purchased in the open market at the holder's expense unless otherwise owned by the holder, and

  •
  transfer 20 Treasury Unit certificates to the purchase contract agent accompanied by a notice stating that the Treasury Unit holder has deposited 20 senior notes with the collateral agent and requesting the release to the holder of the Treasury security relating to the Treasury Units.

        Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will release the related Treasury securities from the pledge under the pledge agreement, free and clear of our security interest, to the purchase contract agent. The purchase contract agent will then:

•
cancel the 20 Treasury Units,

•
transfer the related Treasury security to the holder, and

•
deliver 20 Corporate Units to the holder.

        The substituted senior notes or the applicable ownership interests in the Treasury portfolio will be pledged to us through the collateral agent to secure the Corporate Unit holder's obligation to purchase common stock under the related purchase contracts.

        If the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, the Treasury Unit holder will follow the same procedure to create a Corporate Unit, except the holder will have to deposit integral multiples of        Treasury Units.

        Holders that elect to substitute pledged securities, thereby creating Treasury Units or recreating Corporate Units, will be responsible for any fees or expenses payable in connection with the substitution.

Current Payments

        Holders of Corporate Units will be entitled to receive quarterly cash distributions consisting of interest payments calculated at the rate of        % per year on the senior notes (or distributions on the applicable ownership interest in the Treasury portfolio if the senior notes have been replaced by the Treasury portfolio), and contract adjustment payments payable by us at the rate of        % per year on the stated amount of $50 per Corporate Unit, subject to our right to defer contract adjustment payments until the earliest of the purchase contract settlement date, the early settlement date, the cash merger early settlement date (as described in "Description of the Purchase Contracts – Early Settlement Upon Cash Merger") and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts. Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us at the rate of        % per year on the stated amount of $50 per Treasury Unit, subject to our right to defer contract adjustment payments until the earliest of the purchase contract settlement date, the early settlement date, the cash merger early settlement date (as described in "Description of the Purchase Contracts – Early Settlement Upon Cash Merger") and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units but the holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the senior notes that were released to them when the Treasury Units were created for as long as they hold the senior notes.

Ranking

        Our obligations with respect to the senior notes will be senior and unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. The indenture under which the senior notes will be issued will not limit our ability to issue or incur other unsecured debt or issue preferred stock. See "Debt Securities" in the accompanying prospectus.

        Our obligations with respect to the contract adjustment payments will be subordinate in right of payment to our senior indebtedness. "Senior indebtedness" with respect to the contract adjustment payments means indebtedness of any kind unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the contract adjustment payments.

Voting and Certain Other Rights

        Holders of purchase contracts forming part of the Corporate Units or Treasury Units, in their capacities as such holders, will have no voting or other rights in respect of the common stock.

Listing of the Securities

        We have applied to list the Corporate Units on the New York Stock Exchange under the symbol "SUG PrB." Unless and until substitution has been made as described in " – Creating Treasury Units" or
" – Recreating Corporate Units," neither the senior notes nor the applicable ownership interest in the

Treasury portfolio component of a Corporate Unit will trade separately from the Corporate Units. The senior notes or the applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units. If the Treasury Units or the senior notes are separately traded to a sufficient extent that applicable exchange listing requirements are met, we will try to list the Treasury Units or the senior notes on the same exchange as the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Miscellaneous

        We or our affiliates may from time to time purchase any of the securities offered by this prospectus supplement which are then outstanding by tender in the open market or by private agreement.

DESCRIPTION OF THE PURCHASE CONTRACTS

        This section summarizes some of the terms of the purchase contract and pledge agreement, purchase contracts, remarketing agreement and senior note indenture. The summary should be read together with the purchase contract and pledge agreement, remarketing agreement and senior note indenture, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Purchase of Common Stock

        Each purchase contract underlying a Corporate Unit or Treasury Unit will obligate the holder of the purchase contract to purchase, and us to sell, on the purchase contract settlement date, for an amount in cash equal to the stated amount of the Corporate Unit or Treasury Unit, a number of newly issued shares of our common stock equal to the "settlement rate." The settlement rate will be calculated, subject to adjustment under the circumstances described in "– Anti-Dilution Adjustments," as follows:

  •
  If the applicable market value of our common stock is equal to or greater than the threshold appreciation price of $    , the settlement rate will be     shares of our common stock, which is equal to the stated amount divided by the threshold appreciation price.

    Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  •
  If the applicable market value of our common stock is less than the threshold appreciation price but greater than the reference price of $    , the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value.

    Accordingly, if the market value for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the applicable market value is less than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

  •
  If the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be    shares of our common stock, which is equal to the stated amount divided by the reference price.

    Accordingly, if the market value for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

        "Applicable market value" means the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the purchase contract settlement date, subject to adjustment as set forth in "– Anti-Dilution Adjustments." The reference price is the last reported sale price of our common stock on the New York Stock Exchange on June     , 2003. The threshold appreciation price represents a    % appreciation over the reference price.

        "Closing price" of the common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the common stock on the New York Stock Exchange on that date or, if the common stock is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States securities exchange on which the common stock is so listed. If the common stock is not so listed on a United States national or regional securities exchange, the closing price means the last closing sale price of the common stock as reported by the Nasdaq National Market, or, if the common stock is not so reported, the last quoted bid price for the common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization. If the bid price is not available, the closing price means the market value of the common stock on the date of determination as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        A "trading day" means a day on which the common stock

  •
  is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business, and

  •
  has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the common stock.

        We will not issue any fractional shares of common stock pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of purchase contracts being settled by a holder of Corporate Units or Treasury Units, the holder will be entitled to receive an amount of cash equal to the fraction of a share times the applicable market value.

        On the business day immediately preceding the purchase contract settlement date, unless:

  •
  a holder of Corporate Units or Treasury Units has settled the related purchase contracts prior to the purchase contract settlement date through the early delivery of cash to the purchase contract agent in the manner described under " – Early Settlement," or " – Early Settlement Upon Cash Merger,"

  •
  a holder of Corporate Units that include senior notes has settled the related purchase contracts with separate cash on the fourth business day immediately preceding the purchase contract settlement date pursuant to prior notice given in the manner described under " – Notice to Settle with Cash," or

•
an event described under " – Termination" has occurred,

then,

  •
  in the case of Corporate Units where the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, proceeds equal to the stated amount of $50 per Corporate Unit when paid at maturity of the appropriate applicable ownership interest of the Treasury portfolio will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts,

  •
  in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has been a successful final remarketing of the senior notes, the portion of the proceeds from the remarketing equal to the principal amount of the senior notes remarketed will automatically be applied to satisfy in full the holder's obligation to purchase shares of our common stock under the related purchase contracts,

  •
  in the case of Corporate Units where the Treasury portfolio has not replaced the senior notes as a component of the Corporate Units and there has not been a successful remarketing of the senior notes, (1) if holders of Corporate Units exercise their put right with respect to the related senior notes, such holders will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes against the obligations to us under the related purchase contracts, thereby satisfying such obligation in full, or (2) if such holders elect not to exercise their put right, the cash delivered by such holders in settlement of the related purchase contracts, in each case will automatically be applied to satisfy in full the holders' obligation to purchase common stock under the related purchase contracts, and

  •
  in the case of Treasury Units, the principal amount of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder's obligation to purchase common stock under the related purchase contracts.

        The common stock will then be issued and delivered to the holder or the holder's designee, upon presentation and surrender of the certificate evidencing the Corporate Units or Treasury Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the common stock to any person other than the holder.

        Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will be deemed to have:

  •
  irrevocably agreed to be bound by the terms and provisions of the related purchase contracts and the pledge agreement and to have agreed to perform its obligations thereunder for so long as the holder remains a holder of the Corporate Units or Treasury Units, and

  •
  duly appointed the purchase contract agent as the holder's attorney-in-fact to enter into and perform the related purchase contracts and pledge agreement on behalf of and in the name of the holder.

        In addition, each beneficial owner of Corporate Units or Treasury Units, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat:

  •
  itself as the owner of the related senior notes, applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, and

•
the senior notes as indebtedness of the Company for all United States federal income tax purposes.

Remarketing

        Pursuant to the remarketing agreement that we will enter into with the purchase contract agent and a remarketing agent to be designated by us, and subject to the terms of the remarketing agreement, unless a tax event redemption has occurred, the senior notes held by Corporate Unit holders as part of a Corporate Unit will be remarketed on the third business day immediately preceding May 16, 2006 (the date three months prior to the purchase contract settlement date), which we refer to as the initial remarketing date.

        The remarketing agent will use its reasonable efforts to obtain a price for the remarketed senior notes of approximately 100.25% of the purchase price for the Treasury portfolio described below. To obtain that price, the remarketing agent may reset the interest rate on the senior notes, as described under "Description of Senior Notes."

        Following a successful remarketing of the senior notes on the initial remarketing date, the portion of the proceeds from the remarketing equal to the Treasury portfolio purchase price will be applied to purchase the Treasury portfolio consisting of:

  •
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the principal amount of the senior notes included in Corporate Units, and

  •
  U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the purchase contract settlement date on the aggregate principal amount of the senior notes included in the Corporate Units.

        The Treasury portfolio will be substituted for the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligation under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the principal amount of the senior notes included in the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders' obligation to purchase common stock under the purchase contracts and proceeds from the Treasury portfolio equal to the interest payment (assuming no reset of the interest rate) that would have been paid to the holders of Corporate Units on the senior notes included in the Corporate Units at the time of remarketing on the purchase contract settlement date will be paid to the holders of the Corporate Units.

        The remarketing agent will deduct, as a remarketing fee, an amount equal to 25 basis points (.25%) of the Treasury portfolio purchase price from any proceeds from the remarketing of the senior notes in excess of the Treasury portfolio purchase price. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing.

        As used in this context, "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, on the date of a successful remarketing for the purchase of the Treasury portfolio described above for settlement the third business day immediately following such date. "Quotation agent" means any primary U.S. government securities dealer in New York City selected by us.

        If a successful remarketing of the senior notes has not occurred on the initial remarketing date, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding the purchase contract settlement date, which we refer to as the final remarketing date, at a price of approximately 100.25% of the principal amount of the senior notes remarketed.

        If the remarketing of the senior notes on the final remarketing date is successful, a portion of the proceeds from this remarketing equal to the aggregate principal amount of the senior notes included in the Corporate Units at the time of remarketing will automatically be applied to satisfy in full the Corporate Unit holders' obligations to purchase common stock under the related purchase contracts on the purchase contract settlement date.

        The remarketing agent will deduct, as a remarketing fee, an amount equal to 25 basis points (.25%) of the aggregate principal amount of the remarketed senior notes from any proceeds from the remarketing in excess of the aggregate principal amount of the senior notes remarketed. The remarketing agent will then remit any remaining portion of the proceeds for the benefit of the holders of the senior notes included in the remarketing.

        Remarketing on any remarketing date will be considered successful and no further attempts will be made if the resulting proceeds are at least 100.25% of the Treasury portfolio purchase price in the case of a remarketing prior to the final remarketing date or 100.25% of the aggregate principal amount of the senior notes in the case of the final remarketing date.

        Following a successful remarketing on the initial remarketing date, holders of Treasury Units can recreate a Corporate Unit at any time prior to the second business day immediately preceding the purchase contract settlement date as described under "Recreating Corporate Units."

        We will publish a notice of any failed remarketing on the business day immediately following the applicable remarketing date, in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. In addition, we will request, not later than seven nor more than 15 calendar days prior to the applicable remarketing date, that the depositary notify its participants holding senior notes, Corporate Units and Treasury Units of the remarketing, including, in the case of a failed remarketing on the final remarketing date, the procedures that must be followed if a senior note holder wishes to exercise its right to put its senior note to us as described in this prospectus supplement. If required, we will use our best efforts to ensure that a registration statement with regard to the full amount of the senior notes to be remarketed will be effective in a form that will enable the remarketing agent to rely on it in connection with the remarketing process.

        If a successful remarketing of the senior notes underlying your Corporate Units has not occurred prior to the purchase contract settlement date, the holders of the senior notes will have the right to put their senior notes to us on the purchase contract settlement date, at a price equal to $50 per senior note, plus accrued and unpaid interest. The put right of holders of senior notes that are part of Corporate Units will be automatically exercised unless such holders (1) prior to 11:00 a.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, provide written notice of their intention to settle the related purchase contract with separate cash, and (2) on or prior to the business day immediately preceding the purchase contract settlement date, deliver to the collateral agent $50 in cash per purchase contract. Unless a Corporate Unit holder has settled the related purchase contract with separate cash on or prior to the purchase contract settlement date, such holder will be deemed to have elected to apply a portion of the proceeds of the put price equal to the principal amount of the senior notes against such holder's obligations to us under the related purchase contract, thereby satisfying such obligations in full, and we will deliver our common stock to such holder pursuant to the related purchase contract. Any remaining amount of the put price following satisfaction of the purchase contract will be paid to such Corporate Unit holder.

        You may elect not to participate in any remarketing and to retain the senior notes underlying your Corporate Units by (1) creating Treasury Units at any time on or prior to the second business day prior to any of the remarketing dates or (2) if the first remarketing attempt has failed, notifying the purchase contract agent of your intention to pay cash to satisfy your obligation under the related purchase contracts on or prior to the fifth business day before the purchase contract settlement date and delivering the cash payment required under the purchase contracts to the collateral agent on or prior to the fourth business day before the purchase contract settlement date.

Early Settlement

        Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts in cash at any time on or prior to the fifth business day immediately preceding the purchase contract settlement date by presenting and surrendering the related Corporate Unit or Treasury Units certificate, if they are in certificated form, at the offices of the purchase contract agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment to us in immediately available funds of an amount equal to

•
the stated amount times the number of purchase contracts being settled, plus

•
if the delivery is made with respect to any purchase contract during the period from the close of business on any record date next preceding any payment date to the opening of business on such payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contract, minus

•
the amount of any deferred contract adjustment payments payable by us to you on the payment date with respect to the purchase contract.

        If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may settle early only in integral multiples of                         Corporate Units. Holders of Treasury Units may settle early only in integral multiples of 20 Treasury Units.

        So long as the Equity Units are evidenced by one or more global security certificates deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent. The early settlement right is also subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933 in effect covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under the U.S. federal securities laws, (1) we will use our best efforts to have a registration statement in effect covering those shares of common stock and other securities to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right.

        Upon early settlement of the purchase contracts related to any Corporate Units or Treasury Units:

  •
  except as described below in " – Early Settlement Upon Cash Merger" the holder will receive    newly issued shares of common stock per Corporate Unit or Treasury Unit, subject to adjustment under the circumstances described under " – Anti-Dilution Adjustments," accompanied by an appropriate prospectus if required by law,

  •
  the senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, related to the Corporate Units or Treasury Units will be transferred to the holder free and clear of our security interest,

  •
  the holder's right to receive future contract adjustment payments and any accrued and unpaid contract adjustment payments for the period since the most recent quarterly payment date will terminate, and

  •
  no adjustment will be made to or for the holder on account of any accrued and unpaid contract adjustment payments referred to in the previous bullet.

        If the purchase contract agent receives a Corporate Unit certificate, or Treasury Unit certificate if they are in certificated form accompanied by the completed "Election to Settle Early" and required immediately available funds, from a holder of Corporate Units or Treasury Units by 5:00 p.m., New York City time, on a business day and all conditions to early settlement have been satisfied, that day will be considered the settlement date.

        If the purchase contract agent receives the above after 5:00 p.m., New York City time, on a business day or at any time on a day that is not a business day, the next business day will be considered the settlement date. Upon early settlement of purchase contracts in the manner described above, presentation and surrender of the certificate evidencing the related Corporate Units or Treasury Units if they are in certificated form and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related common stock to any person other than the holder of the Corporate Units or Treasury Units, we will cause the shares of common stock being purchased to be issued, and the related senior notes, the applicable ownership interest in the Treasury portfolio or the Treasury securities, as the case may be, securing the purchase contracts to be released from the pledge under the pledge agreement described in " – Pledged Securities and Pledge Agreement" and transferred, within three business days following the settlement date, to the purchasing holder or the holder's designee.

Notice To Settle With Cash

        Unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, a holder of Corporate Units may settle the related purchase contract with separate cash. A holder of a Corporate Unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the Corporate Unit certificate evidencing the Corporate Unit at the offices of the purchase contract agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the fifth business day immediately preceding the purchase contract settlement date and delivering the required cash payment to the collateral agent on or prior to 5:00 p.m., New York City time, on the fourth business day immediately preceding the purchase contract settlement date.

        If a holder that has given notice of its intention to settle the related purchase contract with separate cash fails to deliver the cash to the collateral agent on the fourth business day immediately preceding the purchase contract settlement date, such holder's senior notes will be included in the final remarketing of senior notes occurring on the third business day immediately preceding the purchase contract settlement date.

Early Settlement Upon Cash Merger

        Prior to the purchase contract settlement date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as a cash merger, then following the cash merger, each holder of a purchase contract will have the right to accelerate and settle such contract early at the settlement rate in effect immediately prior to the closing of the cash merger, provided that at such time, if so required under the U.S. federal securities laws, there is in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled. We refer to this right as the "merger early settlement right."

        We will provide each of the holders with a notice of the completion of a cash merger within five business days thereof. The notice will specify a date, which shall be 10 days after the date of the notice but no later than five business days prior to the purchase contract settlement date by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, three business days before the early settlement date, the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of the applicable purchase price in immediately available funds.

        If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had settled the purchase contract immediately before the cash merger at the settlement rate in effect at such time in addition to accrued and unpaid contract adjustment payments. You will also receive the senior notes, applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be. If you do not elect to exercise your merger early settlement right, your Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the settlement date. We have agreed that, if required under the U.S. federal securities laws, we will use our best efforts to (1) have in effect a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a cash merger.

        If the Treasury portfolio has replaced the senior notes as a component of Corporate Units, holders of the Corporate Units may exercise the merger early settlement right only in integral multiples of 20 Corporate Units. A holder of Treasury Units may exercise the merger early settlement right only in integral multiples of 20 Treasury Units.

Contract Adjustment Payments

        Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of    % of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on August 16, 2003, subject to our right to defer the payment of the contract adjustment payments as described below.

        Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be on the first day of the month in which the relevant payment date falls. These distributions will be paid through the purchase contract agent, who will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units. Subject to any applicable laws and regulations, each such payment will be made as described under " – Book-Entry System."

        If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day which is a business day, and no interest or payment will be paid in respect of the delay. However, if that business day is in the next succeeding calendar year, that payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on that payment date. A business day means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in the City of New York are permitted or required by any applicable law to close.

        Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our senior indebtedness.

        We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until no later than the earliest of the purchase contract settlement date, the early settlement date or the cash merger settlement date, provided that on any of these dates we will pay you the deferred contract adjustment payments by crediting them against the amount payable by you to us. However, deferred contract adjustment payments would accrue additional contract adjustment payments at the rate of        % per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), until paid. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to Southern Union), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate.

        In the event that we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments have been paid, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to the foregoing; provided that the foregoing will not (i) restrict us from declaring or paying our annual stock dividend and (ii) restrict any of our subsidiaries from declaring or paying any dividends, or making any distributions, to us or any of our other subsidiaries.

Anti-Dilution Adjustments

        The formula for determining the settlement rate will be subject to adjustment, without duplication, upon the occurrence of certain events, including:

  (a)
  the payment of (1) dividends and distributions of shares of common stock on the outstanding shares of common stock (including any annual stock dividend) and (2) any cash dividends on the outstanding shares of common stock; provided that no adjustment will be made pursuant to this clause (a)(2) to the extent such cash dividends or portion thereof, when added to all other cash dividends in the preceding 12 months and the value of any annual stock dividend within the preceding 12 months (based on the closing price of our common stock on the ex date of any such cash dividend) is greater than 5% of our aggregate market capitalization on such ex date; provided further and for the avoidance of doubt, any portion of a cash dividend for which an adjustment was not made pursuant to the preceding proviso, shall be treated as cash distributions under clauses (e) and (f) below;

  (b)
  the issuance to all holders of outstanding shares of common stock of rights, warrants or options (other than pursuant to any dividend reinvestment or share purchase plans) entitling them, for a period of up to 45 days, to subscribe for or purchase shares of common stock at less than the current market price thereof;

  (c)
  subdivisions, splits and combinations of shares of common stock;

  (d)
  distributions to all holders of outstanding shares of common stock of evidences of our indebtedness, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash);

  (e)
  distributions (other than any cash dividends or portion thereof for which an adjustment was made pursuant to clause (a)(2) above) consisting exclusively of cash to all holders of outstanding shares of common stock in an aggregate amount that, together with (1) other all-cash distributions (other than any cash dividends or portion thereof for which an adjustment was made pursuant to clause (a)(2) above) made within the preceding 12 months and (2) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for shares of common stock concluded within the preceding 12 months, exceeds 10% of our aggregate market capitalization on the ex date of such distribution; and

  (f)
  the successful completion of a tender or exchange offer made by us or any of our subsidiaries for shares of common stock which involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by us or any of our subsidiaries for the common stock concluded within the preceding 12 months and (2) the aggregate amount of any all-cash distributions (other than any cash dividends or portion thereof for which an adjustment was made pursuant to clause (a)(2) above) to all holders of shares of common stock within the preceding 12 months, exceeds 10% of our aggregate market capitalization on the expiration of the tender or exchange offer.

        Our "aggregate market capitalization" means, for any date, the product of (i) the average daily closing prices of our common stock for the 20 consecutive trading days ending no later than the earlier of the day in question and the day before the "ex-dividend" date with respect to the issuance or distribution requiring the computation multiplied by (ii) the number of shares of common stock outstanding on such date.

        The "current market price" per share of common stock on any day means the average of the daily closing prices on each of the 20 consecutive trading days ending the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring the computation.

        The term "ex date," when used with respect to any issuance or distribution, will mean the first date on which the common stock trades regular way on the applicable exchange or in the applicable market without the right to receive the issuance or distribution.

        We currently do not have a rights plan with respect to any common stock. To the extent that we adopt any future rights plan, if the rights provided for in our future rights plan separate from our common stock in accordance with the provisions of that rights plan so that the holders of the Corporate Units or Treasury Units would not be entitled to receive any rights in respect of the common stock issuable on the purchase contract settlement date, the settlement rate would be adjusted as if we distributed to all holders of our common stock, evidences of indebtedness, shares of capital stock, securities, cash or property as described under clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend our rights plan to provide that on the purchase contract settlement date the holders will receive, in addition to the common stock issuable on such date, the rights which would have attached to such shares of common stock if the rights had not become separated from the common stock under our rights plan. To the extent that we adopt any future rights plan, on the purchase contract settlement date, you will receive, in addition to the common stock, the rights under the future rights plan whether or not the rights have separated from the common stock on the purchase contract settlement date and no adjustment to the settlement rate will be made in accordance with clause (d) above.

        In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of the related Corporate Units or Treasury Units, as the case may be, become a contract to purchase such other securities, cash and property instead of our common stock. Upon the occurrence of any such transaction, on the purchase contract settlement date the settlement rate then in effect will be applied to the value, on the purchase contract settlement date, of the securities, cash or property a holder would have received had it held shares covered by the purchase contract when such transaction occurred.

        If at any time we make a distribution of property to our stockholders which would be taxable to the stockholders as a dividend for United States federal income tax purposes (i.e., distributions out of our current or accumulated earnings and profits or distributions of evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock) and, pursuant to the settlement rate adjustment provisions of the purchase contract and pledge agreement, the settlement rate is increased, this increase may give rise to a taxable dividend to holders of Corporate Units or Treasury Units, see "United States Federal Income Tax Consequences – Purchase Contracts-Adjustment to Settlement Rate" in this prospectus supplement.

        In addition, we may make increases in the settlement rate as our board of directors deems advisable to avoid or diminish any income tax to holders of our capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

        Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. However, any adjustments which are not required to be made because they would have required an increase or decrease of less than one percent will be carried forward and taken into account in any subsequent adjustment.

        We will be required, within ten business days following the adjustment to the settlement rate, to provide written notice to the purchase contract agent of the occurrence of the adjustment and a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

        Each adjustment to the settlement rate will result in a corresponding adjustment to the number of shares of common stock issuable upon early settlement of a purchase contract. Each adjustment to the settlement rate will also result in an adjustment to the applicable market value for purposes of determining the settlement rate on the purchase contract settlement date.

Termination

        The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the Corporate Units and Treasury Units under the purchase contracts, including the right and obligation to purchase shares of common stock and the right to receive accrued contract adjustment payments, will immediately and automatically terminate, without any further action, upon the occurrence of our bankruptcy, insolvency or reorganization. In the event of such a termination of the purchase contracts as a result of our bankruptcy, insolvency or reorganization, holders of the purchase contracts will not have a claim in bankruptcy under the purchase contract with respect to our issuance of shares of common stock or the right to receive contract adjustment payments.

        Upon any termination, the collateral agent will release the related senior notes, the applicable ownership interest of the Treasury portfolio or the Treasury securities, as the case may be, held by it to the purchase contract agent for distribution to the holders, subject, in the case of the applicable ownership interest in the Treasury portfolio or the Treasury securities, to the purchase contract agent's disposition of the subject securities for cash, and the payment of this cash to the holders, to the extent that the holders would otherwise have been entitled to receive less than $1,000 principal amount or interest, as the case may be, at maturity of any such security. Upon any termination, however, the release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, the delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until the automatic stay has been lifted. We expect any such delay to be limited.

        If the holder's purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, such holder will have no right to receive any accrued contract adjustment payments.

Pledged Securities and The Purchase Contract and Pledge Agreement

        Pledged securities will be pledged to us through the collateral agent, for our benefit, pursuant to the purchase contract and pledge agreement to secure the obligations of holders of Corporate Units and Treasury Units to purchase shares of common stock under the related purchase contracts. The rights of holders of Corporate Units and Treasury Units to the related pledged securities will be subject to our security interest created by the pledge agreement.

        No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to the Corporate Units or Treasury Units from the pledge arrangement except:

•
to substitute Treasury securities for the related senior notes or the applicable ownership interest in the Treasury portfolio, as the case may be, as provided for under "Description of the Equity Units – Creating Treasury Units,"

•
to substitute senior notes or the applicable ownership interest of the Treasury portfolio, as the case may be, for the related Treasury securities, as provided for under "Description of the Equity Units – Recreating Corporate Units," or

•
upon the termination or early settlement of the related purchase contracts.

        Subject to the security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights of the related senior notes, including voting and redemption rights. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the senior notes as a component of Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interest of the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

        Except as described in "Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement – General," the collateral agent will, upon receipt, if any, of payments on the pledged securities, distribute the payments to the purchase contract agent, which will in turn distribute those payments, together with contract adjustment payments received from us, to the persons in whose names the related Corporate Units or Treasury Units are registered at the close of business on the record date immediately preceding the date of payment.

Book-Entry System

        The Depository Trust Company, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units or the Treasury Units so long as the Corporate Units or the Treasury Units are represented by global security certificates.

        The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

        In the event that

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

  •
  the depositary at any time ceases to be a clearing agency registered under the Securities Exchange Act when the depositary is required to be so registered to act as the depositary and no successor depositary has been appointed within 90 days after we learn that the depositary has ceased to be so registered, or

  •
  we, in our sole discretion, determine that the global security certificates shall be so exchangeable,

certificates for the Corporate Units or Treasury Units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global Corporate Unit or Treasury Unit that is exchangeable pursuant to the preceding sentence will be exchangeable for Corporate Unit or Treasury Unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units or Treasury Units represented by these certificates for all purposes under the Corporate Units or Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates

•
will not be entitled to have such global security certificates or the Corporate Units or Treasury Units represented by these certificates registered in their names,

•
will not receive or be entitled to receive physical delivery of Corporate Unit or Treasury Unit certificates in exchange for beneficial interests in global security certificates, and

•
will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units or Treasury Units or the purchase contract and pledge agreement.

        All payments on the Corporate Units or Treasury Units represented by the global security certificates and all transfers and deliveries of related senior notes, Treasury portfolio, Treasury securities and shares of common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of ours or of the purchase contract agent will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        Although the depositary has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS AND
THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

        This summary summarizes some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

        Except as described in "Description of the Purchase Contracts – Book-Entry System," payments on the Equity Units will be made, purchase contracts (and documents relating to the Corporate Units, Treasury Units and purchase contracts) will be settled, and transfers of the Corporate Units and Treasury Units will be registrable, at the office of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units and Treasury Units do not remain in book-entry form, payment on the Equity Units may be made, at our option, by check mailed to the address of the holder entitled to payment as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

        Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the Bankruptcy Code, see "Description of the Purchase Contracts – Termination") at the office of the purchase contract agent upon presentation and surrender of the applicable certificate.

        If you fail to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares, together with any distributions, will be held by the purchase contract agent as agent for your benefit until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

        If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder's Corporate Units or Treasury Units to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented or the holder provides the evidence and indemnity described above.

        The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

        No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection with a transfer or exchange.

Modification

        The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•
to evidence the succession of another person to our obligations;

  •
  to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

  •
  to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

  •
  to make provision with respect to the rights of holders pursuant to adjustments in the settlement rate due to consolidations, mergers or other reorganization events;

  •
  to cure any ambiguity, to correct or supplement any provisions that may be inconsistent; and

  •
  to make any other provisions with respect to such matters or questions, provided that such action shall not materially adversely affect the interest of the holders.

        The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding to modify the terms of the purchase contracts or the purchase contract and pledge agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

  •
  change any payment date,

  •
  change the amount or type of pledged securities related to the purchase contract, impair the right of the holder of any pledged securities to receive distributions on the pledged securities or otherwise adversely affect the holder's rights in or to the pledged securities,

  •
  change the place or currency of payment or reduce any contract adjustment payments,

  •
  impair the right to institute suit for the enforcement of the purchase contract or payment of any contract adjustment payments,

  •
  reduce the number of shares of common stock purchasable under the purchase contract, increase the price to purchase shares of common stock upon settlement of the purchase contract, change the purchase contract settlement date or the right to early settlement or otherwise adversely affect the holder's rights under the purchase contract, or

  •
  reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract and pledge agreement.

        If any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of holders will be entitled to vote on the amendment or proposal, and the amendment or proposal will not be effective except with the consent of the holders of not less than a majority of the affected class or of all of the holders of the affected classes, as applicable.

No Consent to Assumption

        Each holder of Corporate Units or Treasury Units, by acceptance of these securities, will under the terms of the purchase contract and pledge agreement and the Corporate Units or Treasury Units, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become the subject of a case under the Bankruptcy Code or other similar state or federal law provision for reorganization or liquidation.

Consolidation, Merger, Sale or Conveyance

        We will covenant in the purchase contract and pledge agreement that we will not merge with and into, consolidate with or convert into any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person or entity, unless (1) the successor entity is an entity organized and existing under the laws of the United States of America or a U.S. state or the District of Columbia and that entity expressly assumes our obligations under the purchase contracts, the purchase contract and pledge agreement and the remarketing agreement and (2) the successor entity is not, immediately after the merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, in default of its payment obligations under the purchase contracts, the purchase contract and pledge agreement and the remarketing agreement or in material default in the performance of any other covenants under these agreements.

Title

        We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment and settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

        In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder of the Corporate Units or Treasury Units evidenced by the certificate before a replacement will be issued.

        Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date (or after early settlement) or after the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate following the purchase contract settlement date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

        The purchase contract and pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

        JPMorgan Chase Bank will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units from time to time. The purchase contract and pledge agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the Corporate Units and Treasury Units or the purchase contract and pledge agreement.

        The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

        JPMorgan Chase Bank maintains commercial banking relationships with us, and an affiliate of JPMorgan Chase Bank is an underwriter in this offering.

Information Concerning the Collateral Agent

        JPMorgan Chase Bank will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units or Treasury Units except for the obligations owed by a pledge of property to the owner of the property under the pledge agreement and applicable law.

        The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement will contain provisions under which the collateral agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor.

        Because JPMorgan Chase Bank is serving as both the collateral agent and the purchase contract agent, if an event of default, except an event of default occurring as a result of a failed remarketing, occurs under the purchase contract and pledge agreement, JPMorgan Chase Bank will resign as the collateral agent, but remain as the purchase contract agent. We will then select a new collateral agent in accordance with the terms of the purchase contract and pledge agreement.

Miscellaneous

        The purchase contract and pledge agreement will provide that we will pay all fees and expenses other than underwriters' expenses (including counsel) related to the offering of the Corporate Units, the retention of the collateral agent and the enforcement by the purchase contract agent of the rights of the holders of the Equity Units.

        Should you elect to substitute the related pledged securities, create Treasury Units or recreate Corporate Units, you shall be responsible for any fees or expenses payable in connection with that substitution, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we shall not be responsible for any of those fees or expenses.

DESCRIPTION OF THE SENIOR NOTES

        The following description is a summary of the terms of our senior notes. The descriptions in this prospectus supplement and the accompanying prospectus contain a description of certain terms of the senior notes and the indenture but do not purport to be complete, and reference is hereby made to the indenture and supplemental indenture No. 1 which are or will be filed as exhibits or incorporated by reference to the registration statement and to the Trust Indenture Act. This summary supplements the description of the senior debt securities in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus.

General

        The senior notes will be issued under an indenture dated as of January 31, 1994 between us and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as indenture trustee, as amended and supplemented by supplemental indenture No. 1, to be dated June     , 2003 between us and the indenture trustee (as so amended and supplemented, the "indenture").

        The senior notes will be senior debt securities that will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally with all of our existing and future unsecured senior indebtedness. The senior notes initially will be issued in an aggregate principal amount equal to $125 million. If the over-allotment option is exercised in full by the underwriters an additional $18,750,000 of the senior notes will be issued.

        The senior notes will not be subject to a sinking fund provision and will not be subject to defeasance. Unless a tax event redemption occurs prior to August 16, 2006, the entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 16, 2008.

        The indenture trustee will initially be the security registrar and the paying agent for the senior notes. Senior notes forming a part of the Corporate Units will be issued in certificated form, will be in denominations of $50 and integral multiples of $50, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on senior notes issued as a global security will be made to the depositary or a successor depositary. Principal and interest with respect to certificated notes will be payable, the transfer of the senior notes will be registrable and senior notes will be exchangeable for notes of a like aggregate principal amount in denominations of $50 and integral multiples of $50, at the office or agency maintained by us for this purpose in The City of New York. We have initially designated the corporate trust office of the indenture trustee as that office. However, at our option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

        The indenture does not contain provisions that afford holders of the senior notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other unsecured debt or issue preferred stock.

Interest

        Each senior note will bear interest initially at the rate of            % per year from the original issuance date, initially payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on August 16, 2003, to the person in whose name the senior note is registered at the close of business on the first day of the month in which the interest payment date falls. Following a successful remarketing, interest on the senior notes will be payable semi-annually in arrears on each February 16 and

August 16, commencing February 16, 2006 (the date six months following the purchase contract settlement date).

        The applicable interest rate on the senior notes will be reset to the reset rate upon successful remarketing as described above under "Description of the Purchase Contracts – Remarketing." The reset rate will become effective on the reset effective date, which is three business days immediately following a successful remarketing. If the senior notes are not successfully remarketed, the interest rate on the senior notes will not be reset.

        The amount of interest payable on the senior notes for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next calendar year, then such payment will be made on the preceding business day.

Market Reset Rate

        The reset rate will be equal to the rate that is sufficient to allow a successful remarketing of the senior notes and will be determined by the remarketing agent. In the case of a reset prior to the third business day immediately preceding the purchase contract settlement date, which rate would be effective on the third business day following the date of such successful remarketing, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes included in Corporate Units to have an approximate aggregate market value on the reset date of 100.25% of the Treasury portfolio purchase price described under "Description of the Purchase Contracts – Remarketing." In the case of a reset on the third business day immediately preceding the purchase contract settlement date, the reset rate will be the rate determined by the remarketing agent as the rate the senior notes should bear in order for each senior note to have an approximate market value of 100.25% of the principal amount of the senior notes. The reset rate will in no event exceed the maximum rate permitted by applicable law.

Optional Remarketing

        On or prior to the fifth business day immediately preceding any remarketing date, but no earlier than the payment date immediately preceding such date, holders of senior notes that are not components of Corporate Units may elect to have their senior notes remarketed in the same manner and at the same price as senior notes that are components of Corporate Units by delivering their senior notes along with a notice of this election to the custodial agent. The custodial agent will hold the senior notes in an account separate from the collateral account in which the pledged securities will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw the election on or prior to the fifth business day immediately preceding the applicable remarketing date. Holders of Treasury Units that are also holders of senior notes that are not part of the Corporate Units may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time on or prior to the second business day immediately prior to any of the remarketing dates.

Put Option Upon a Failed Final Remarketing

        If the senior notes have not been successfully remarketed prior to the purchase contract settlement date, the holders of the senior notes that are not part of Corporate Units will have the right to put their senior notes to us on the purchase contract settlement date, upon at least two business days' prior notice, at a price equal to $50 per senior note, plus accrued and unpaid interest.

Events of Default

        In addition to the events of default described in the accompanying prospectus under "Description of the Debt Securities – Events of Default," it shall be an event of default under the senior notes if we fail on the date payment is due to pay the put price of any senior notes following the exercise of the put right by any holder of senior notes, unless the senior notes are a component of Corporate Units, in which case our obligation to pay the put price will be netted against such holder's obligation to pay the purchase price under the related purchase contract.

Optional Redemption–Tax Event

        If a tax event, as defined below, occurs and is continuing, prior to the earlier of (1) the date of a successful remarketing or (2) the purchase contract settlement date, we may redeem, at our option on any interest payment date, the senior notes in whole, but not in part, at a price equal to, for each senior note, the redemption amount, as defined below, plus accrued and unpaid interest thereon, which we refer collectively to as the redemption price, to the date of redemption, which we refer to as the "tax event redemption date". The redemption price payable in respect of all senior notes included in Corporate Units will be distributed to the collateral agent, which in turn will apply an amount equal to the redemption amount of such redemption price to purchase the Treasury portfolio on behalf of the holders of the Corporate Units and remit the remaining portion (net of fees and expenses, if any), if any, of such redemption price to the purchase contract agent for payment to the holders of the Corporate Units. Thereafter, the applicable ownership interest of the Treasury portfolio will be substituted for the senior notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders' obligations to purchase our shares of common stock under the related purchase contract. Holders of senior notes that are not part of Corporate Units will directly receive proceeds from the redemption of the senior notes.

        "Tax event" means the receipt by us of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative decision, pronouncement, judicial decision or action interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of senior notes, there is more than an insubstantial increase in the risk that interest payable by us on the senior notes is not, or within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

        "Redemption amount" means, for each senior note, the product of the principal amount of such senior note and a fraction, the numerator of which is the Treasury portfolio purchase price, as defined below, and the denominator of which is the applicable principal amount, as defined below.

        "Treasury portfolio purchase price" means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent between 9:00 a.m. and 11:00 a.m., New York City time, as defined below, on the third business day immediately preceding the tax event redemption date for the purchase of the Treasury portfolio described below for settlement on the tax event redemption date.

        "Applicable principal amount" means the aggregate principal amount of the senior notes that are part of the Corporate Units on the tax event redemption date.

        "Treasury portfolio" means a portfolio of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to August 15, 2006 in an aggregate amount at maturity equal to the applicable principal amount and with respect to each scheduled interest payment date on the senior notes that occurs after the tax event redemption date, to and including the purchase contract settlement date, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the business day immediately preceding such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would be due on the applicable principal amount of the senior notes on such date.

        "Quotation agent" means any primary U.S. government securities dealer selected by us.

Agreement By Purchasers of Certain Tax Treatment

        Each senior note will provide that, by acceptance of the senior note or a beneficial interest therein, you intend to treat the senior note as indebtedness of the Company for all United States federal income tax purposes.

Book-Entry System

        Senior notes which are released from the pledge following substitution or settlement of the purchase contracts will be issued in the form of one or more global certificates, which are referred to as global securities, registered in the name of the depositary or its nominee. Except under the limited circumstances described below or except upon recreation of Corporate Units, senior notes represented by the global securities will not be exchangeable for, and will not otherwise be issuable as, senior notes in certificated form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in such a global security.

        Except as provided below, owners of beneficial interests in such a global security will not be entitled to receive physical delivery of senior notes in certificated form and will not be considered the holders (as defined in the indenture) thereof for any purpose under the indenture, and no global security representing senior notes shall be exchangeable, except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the indenture.

        In the event that

  •
  the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice,

•
an event of default occurs and is continuing with respect to the senior notes; or

•
we determine in our sole discretion that we will no longer have senior notes represented by global securities,

certificates for the senior notes will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global note that is exchangeable pursuant to the preceding sentence shall be exchangeable for senior note certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of Equity Units, senior notes and shares of our common stock acquired under a purchase contract to holders who purchase Equity Units in the initial offering at their offering price and hold the Equity Units, senior notes and shares of our common stock as capital assets. Except as otherwise specified, this discussion applies only to a person or entity that is (1) an individual citizen or resident of the United States for United States federal income tax purposes, (2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia or (3) a partnership, estate or trust treated, for United States federal income tax purposes, as a domestic partnership, estate or trust (referred to as a "U.S. holder"). Prospective investors that are not United States Persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code")) are urged to consult their own tax advisors with respect to the United States federal income tax consequences of an investment in Equity Units, including the potential application of United States withholding taxes.

        This discussion is based upon the Code, Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

        This discussion does not address all aspects of United States federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) banks, regulated investment companies, insurance companies, dealers or certain traders in securities or currencies or tax-exempt organizations, (2) persons holding Equity Units, senior notes or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment or (3) U.S. holders whose functional currency is not the U.S. dollar), some of which may be subject to special rules, nor does it address alternative minimum taxes or state, local or foreign taxes. In addition, if a partnership holds Equity Units, senior notes or shares of our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership that is a prospective investor are urged to consult their own tax advisors with respect to the United States federal income tax consequences to them of an investment by the partnership in Equity Units, senior notes or shares of our common stock, in light of their own particular circumstances. No statutory, administrative or judicial authority directly addresses the treatment of Equity Units or instruments similar to Equity Units for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein or that, if the IRS were to take a contrary position, that position would not ultimately be sustained by the courts. Prospective investors are urged to consult their own tax advisors with respect to the United States federal income tax consequences of the purchase, ownership and disposition of Equity Units, senior notes and shares of our common stock acquired under a purchase contract in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

Equity Units

        Ownership of Senior Notes or Treasury Securities.    For United States federal income tax purposes, a U.S. holder will be treated as owning the senior notes (or Treasury securities) constituting a part of the holder's Equity Unit. We and, by acquiring Equity Units, each U.S. holder agree to treat the senior notes (or Treasury securities) constituting a part of the Equity Units as owned by such U.S. holder for all tax purposes, and the remainder of this summary assumes such treatment. The United States federal income tax consequences of owning the senior notes or Treasury securities are discussed below (see "Senior Notes" and "Treasury Securities").

        Allocation of Purchase Price.    The purchase price of each Equity Unit will be allocated between the senior note and the purchase contract constituting such Equity Unit in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder's initial tax basis in the senior note and the purchase contract. We have determined that    % of the purchase price of an Equity Unit is allocable to the senior note and    % is allocable to the purchase contract. This position will be binding on each U.S. holder (but not on the IRS) unless such U.S. holder explicitly discloses a contrary position on a statement attached to its timely filed United States federal income tax return for the taxable year in which an Equity Unit is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for an Equity Unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of an Equity Unit will be respected for United States federal income tax purposes.

        Sale, Exchange or Other Disposition of Equity Units.    If a U.S. holder sells, exchanges or otherwise disposes of an Equity Unit, such U.S. holder will be treated as having sold, exchanged or disposed of the purchase contract and the senior note, Treasury security or applicable ownership interest in the Treasury portfolio, as the case may be, that constitute such Equity Unit. Such U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds to such U.S. holder allocable to the purchase contract and the senior note, Treasury security or applicable ownership interest in the Treasury portfolio, as the case may be, and such U.S. holder's respective adjusted tax bases in the purchase contract and the senior note, Treasury security or applicable ownership interest in the Treasury portfolio. In the case of the purchase contract, the Treasury security and the applicable ownership interest in the Treasury portfolio, such gain or loss generally will be capital gain or loss, provided that any proceeds attributable to accrued and unpaid contract adjustment payments may be treated as ordinary income and may be included in income as such to the extent not previously so included. In the case of U.S. Treasury securities contained in the Treasury portfolio with a term of one year or less, however, such gain will be ordinary income to the extent of any accrued "acquisition discount" (generally, the excess of the sum of all amounts payable under the Treasury securities over the U.S. holder's tax basis in such Treasury securities) not previously included in income. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

        Pursuant to newly issued Treasury regulations, if a U.S. holder sells Equity Units at a loss, the U.S. holder (and/or the partners or shareholders of the U.S. holder, if the U.S. holder is a partnership or S corporation) may be required to file a disclosure statement with the IRS. This disclosure requirement will apply only if the loss recognized for U.S. federal income tax purposes from the disposition of such Equity Units is at least (1) in the case of a corporation other than an S corporation, $10,000,000 in any single taxable year or $20,000,000 in any combination of taxable years, (2) (a) in the case of a partnership that has only corporations (other than S corporations) as partners (looking through any partners that are themselves partnerships), $10,000,000 in any single taxable year or $20,000,000 in any combination of taxable years (whether or not any of those losses pass through to any partners), or (b) in the case of any other partnership, $2,000,000 in any single taxable year or $4,000,000 in any combination of taxable years (whether or not any of those losses pass through to any partners), and (3) in the case of an individual, S corporation or trust, $2,000,000 in any single taxable year or $4,000,000 in any combination of taxable years (whether or not any of those losses flow through to any shareholders or beneficiaries). In the case of a U.S. holder that is a partnership or an S corporation, the foregoing test should be applied both at the partnership or S corporation level and also at the partner or shareholder level.

        The rules governing the determination of the character of gain or loss on the sale, exchange or other disposition of the senior notes are summarized under " – Senior Notes – Sale, Exchange or Other Disposition of Senior Notes."

        If the sale, exchange or other disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. holder should be considered to have received additional consideration for the senior note, Treasury security or applicable ownership interest in the Treasury portfolio constituting a part of such Equity Unit in an amount equal to such negative value, and to have paid such amount back to be released from its obligation under the purchase contract. U.S. holders should consult their own tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

Senior Notes

        We and, by acquiring Corporate Units, you agree to treat the senior notes as our indebtedness for all tax purposes. The remainder of this discussion assumes that this characterization of the senior notes will be respected for federal income tax purposes.

        Interest Income and Original Issue Discount.    Because of the manner in which the interest rate on the senior notes is reset, the senior notes should be classified as contingent payment debt instruments subject to the "noncontingent bond method" for accruing original issue discount, as set forth in applicable Treasury regulations. We intend to treat the senior notes as subject to the noncontingent bond method, and the remainder of this discussion assumes that the senior notes will be so treated for U.S. federal income tax purposes. As discussed more fully below, the effects of such method will be (1) to require each U.S. holder, regardless of its usual method of tax accounting, to use an accrual method with respect to the senior notes, (2) for all accrual periods through May 16, 2006, to require each U.S. holder to accrue interest income in excess of interest payments actually received and (3) generally to result in ordinary rather than capital treatment of any gain or loss on the sale, exchange or other disposition of the senior notes. See " – Sale, Exchange or Other Disposition of Senior Notes".

        A U.S. holder of senior notes will accrue original issue discount on a constant yield basis based on the "comparable yield" of the senior notes. The comparable yield of the senior notes will generally be the rate at which we would issue a fixed rate debt instrument with terms and conditions otherwise similar to the senior notes. We are required to provide the comparable yield and, solely for tax purposes, a projected payment schedule based on the comparable yield, to holders of the senior notes. We have determined that the comparable yield is            % and the projected payments for the senior notes, per $50 of principal amount, are $            on August 16, 2003, $            for each subsequent quarter ending on or prior to May 16, 2006 and $            for each quarter ending after May 16, 2006. We have also determined that the projected payment for the senior notes, per $50 of principal amount, at the maturity date is $            (which includes the stated principal amount of the senior notes as well as the final projected interest payment).

        The amount of original issue discount on a senior note for each accrual period is determined by multiplying the comparable yield of the senior note (adjusted for the length of the accrual period) by the senior note's adjusted issue price at the beginning of the accrual period. Based on the allocation of the purchase price of each Equity Unit described above, the adjusted issue price of each senior note, per $50 of principal amount, at the beginning of each accrual period will be equal to $[    ], increased by any original issue discount previously accrued by the U.S. holder on such senior note and decreased by projected payments received on such senior note. The amount of original issue discount so determined will then be allocated on a ratable basis to each day in the accrual period that the U.S. holder holds the senior note.

        If the amount of an actual payment is different from the projected payment set forth in the projected payment schedule, a U.S. holder will be required to take into account the amount of such difference (which may result in additional interest income or a reduction in the amount a U.S. holder is required to include in income based on the comparable yield, depending on whether such difference is positive or negative ("negative adjustment")) for the taxable year. A negative adjustment (i) will first reduce the amount of interest in respect of the senior note that a U.S. holder would otherwise be required to include in the taxable year and (ii) to the extent of any excess, will give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the senior note over (B) the total amount of the U.S. holder's net negative adjustments treated as ordinary loss on the senior note in prior taxable years. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (i) and (ii) will be carried forward to offset future interest income in respect of the senior note or to reduce the amount realized on a sale or exchange of the senior note.

        If after May 16, 2006 the remaining amounts of principal and interest payable on the senior notes differ from the payments set forth on the foregoing projected payment schedule, negative or positive adjustments reflecting such difference should be taken into account by a U.S. holder as adjustments to interest income in a reasonable manner over the period to which they relate. We expect to use the foregoing comparable yield and projected payment schedule for purposes of determining our own taxable income and for any required information reporting.

        U.S. holders are generally bound by the comparable yield and projected payment schedule provided by us unless either is unreasonable. If a U.S. holder of senior notes does not use such comparable yield and projected payment schedule to determine interest accruals, the U.S. holder must apply the foregoing rules using its own comparable yield and projected payment schedule. A U.S. holder that uses its own comparable yield and projected payment schedule must explicitly disclose this fact and its reason for such use. In general, this disclosure must be made on a statement attached to the timely filed United States federal income tax return of the U.S. holder for the taxable year that includes the date of its acquisition of the Equity Units.

        The foregoing comparable yield and projected payment schedule is supplied by us solely for computing income under the noncontingent bond method for United States federal income tax purposes, and does not constitute a projection or representation as to the amounts that holders of senior notes or Corporate Units will actually receive.

        Adjustment to Tax Basis in Senior Notes.    A U.S. holder's adjusted tax basis in its senior notes will be increased by the amount of any interest income recognized by such U.S. holder with respect to such senior notes, including original issue discount with respect to the senior notes, and decreased by projected payments received with respect to such senior notes.

        Sale, Exchange or Other Disposition of Senior Notes.    Upon the sale, exchange or other disposition of a senior note (including the remarketing of such senior note or a tax event redemption), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder and such U.S. holder's adjusted tax basis in the senior note. Selling expenses incurred by a U.S. holder in respect of a senior note, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such holder upon a sale, exchange or other disposition of such senior note. Gains recognized on the sale, exchange or other disposition of a senior note prior to the date six months after the date on which the interest rate is reset will be treated as ordinary interest income unless no further payments are due during the remainder of the six month period following the reset date, in which event the gain would be treated as capital gain. Loss realized on the sale, exchange or other disposition of a senior note prior to such date (unless no further payments are due during the remainder of the six month period described above, in which event the loss would be treated as capital loss) will be treated as ordinary loss to the extent of such U.S. holder's prior net income inclusions on the senior note. Any loss in excess of such amount will be treated as capital loss. In general, gain recognized on the sale, exchange or other disposition of a senior note on or after the date six months after the date on which the interest rate is reset (or if no further payments are due during the remainder of the six month period described above, on or after the date on which the interest rate is reset) will be ordinary interest income to the extent of the excess, if any, of the total remaining principal and interest payments due on the senior note over the total remaining payments set forth on the projected payment schedule for such senior note. Any gain recognized in excess of such amount and any loss recognized on such a sale, exchange or other disposition generally will be treated as capital gain or loss. Capital gain of individuals derived in respect of capital assets held for more than one year is taxed at reduced rates. The deductibility of capital losses is subject to limitations.

        Pursuant to newly issued Treasury regulations, if a U.S. holder sells senior notes at a loss that exceeds a specified threshold, the U.S. holder (and/or the partners or shareholders of the U.S. holder, if the U.S. holder is a partnership or S corporation) may be required to file a disclosure statement with the IRS. The applicable thresholds are the same as those described above under "Equity Units – Sale, Exchange or Other Disposition of Equity Units."

Treasury Securities

        Original Issue Discount.    A U.S. holder of a Treasury Unit will be required to treat its ownership interest in the Treasury securities constituting part of such Treasury Unit as an interest in a bond that was originally issued on the date such holder acquired the Treasury securities and that has original issue discount equal to the excess of the amount payable at maturity of such Treasury securities over the purchase price thereof. A U.S. holder will be required to include such original issue discount in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of such U.S. holder's method of tax accounting and in advance of the receipt of cash attributable to such original issue discount. Amounts of original issue discount included in a U.S. holder's gross income will increase such holder's adjusted tax basis in the Treasury securities.

        Sales, Exchanges or Other Taxable Dispositions of Treasury Securities.    As discussed below, in the event that a U.S. holder obtains the release of Treasury securities by delivering senior notes to the collateral agent, the U.S. holder generally will not recognize gain or loss upon such substitution. The U.S. holder will recognize gain or loss on a subsequent taxable disposition of the Treasury securities in an amount equal to the difference between the amount realized on such disposition and the U.S. holder's adjusted tax basis in the Treasury securities. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Purchase Contracts

        Acquisition of Our Common Stock Under a Purchase Contract.    A U.S. holder of Equity Units generally will not recognize gain or loss on the purchase of our common stock under a purchase contract (including upon an early settlement of the purchase contract), except with respect to any cash paid in lieu of a fractional share of our common stock, in which case the U.S. holder would recognize capital gain or loss equal to the difference between such cash and the portion of the purchase price allocable to such fractional share. A U.S. holder's aggregate initial tax basis in the common stock received under a purchase contract generally should equal (1) the purchase price paid for such common stock, less (2) the portion of such purchase price allocable to the fractional share. For tax purposes, the holding period for common stock received under a purchase contract will commence on the day after such common stock is acquired.

        Contract Adjustment Payments.    There is no direct authority addressing the treatment of the contract adjustment payments or of deferred contract adjustment payments, and such treatment, therefore, is unclear. Contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued, in accordance with the U.S. holder's regular method of accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report these payments as ordinary taxable income to the holder. Prospective investors should consult their own tax advisors concerning contract adjustment payments including the possibility that any contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The following discussion assumes that the contract adjustment payments constitute ordinary income to a U.S. holder on a current basis.

        The treatment of contract adjustment payments could affect your adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount you realize on the sale, exchange or other disposition of an Equity Unit or the termination of the purchase contract.

        Early Settlement of a Purchase Contract.    A U.S. holder of Equity Units will not recognize gain or loss on the receipt of such U.S. holder's proportionate share of senior notes or Treasury securities upon early settlement of a purchase contract and will have the same adjusted tax basis in, and holding period for, such senior notes or Treasury securities as before such early settlement.

        Termination of a Purchase Contract.    If a purchase contract terminates, a U.S. holder of an Equity Unit will recognize loss equal to such U.S. holder's adjusted tax basis (if any) in the purchase contract at the time of such termination. Any such loss will be capital loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the receipt of its senior note, Treasury securities or the applicable ownership interest in the Treasury portfolio upon termination of the purchase contract and such U.S. holder will have the same adjusted tax basis in such senior note, Treasury securities or the applicable ownership interest in the Treasury portfolio as before such termination.

        Adjustment to Settlement Rate.    A U.S. holder of Equity Units might be treated as receiving a constructive distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder's proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of Equity Units even though such U.S. holder would not receive any cash in connection therewith. Pursuant to certain recently enacted legislation, dividends of individuals are subject to tax at reduced rates in certain circumstances.

Ownership of Common Stock Acquired Under the Purchase Contract

        Any distribution on our common stock paid by us out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will constitute a dividend and will be includible in income by a U.S. holder of common stock when received. Any such dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. Pursuant to certain recently enacted legislation, dividends of individuals are subject to tax at reduced rates in certain circumstances.

        Upon a disposition of our common stock, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and such U.S. holder's adjusted tax basis in the common stock. Capital gains of individuals derived in respect of capital assets held for more than one year are taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Substitution of Treasury Securities to Create Treasury Units

        A U.S. holder of Corporate Units that delivers Treasury securities to the collateral agent in substitution for senior notes or the applicable ownership interest in the Treasury portfolio will not recognize gain or loss upon the delivery of such Treasury securities or the release of the senior notes or the applicable ownership interest in the Treasury portfolio to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and senior notes or the applicable ownership interest in the Treasury portfolio. Such U.S. holder's adjusted tax basis in the Treasury securities, the senior notes or the applicable ownership interest in the Treasury portfolio and the purchase contract generally will not be affected by such delivery and release.

Recreation of Corporate Units

        A U.S. holder of Treasury Units that delivers senior notes or the applicable ownership interest in the Treasury portfolio to the collateral agent in substitution for pledged Treasury securities (such pledged Treasury securities having previously been substituted by a holder to create Treasury Units) generally will not recognize gain or loss upon the delivery of such senior notes or the applicable ownership interest in the Treasury portfolio or the release of the pledged Treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includible or deductible, respectively, by such U.S. holder with respect to such Treasury securities and such senior notes or the applicable ownership interest in the Treasury portfolio. Such U.S. holder's tax basis in the Treasury securities, the senior notes, the applicable ownership interest in the Treasury portfolio and the purchase contract generally will not be affected by such delivery and release.

Treasury Portfolio Purchased on Remarketing or Tax Event Redemption

        After the date of a successful remarketing or tax event redemption, your Equity Units will include a beneficial interest in a Treasury portfolio instead of a senior note. We and, by acquiring an Equity Unit, you agree to treat yourself as the owner, for U.S. federal tax purposes, of the beneficial interest in the Treasury portfolio that is a part of the Equity Units owned by you. A U.S. holder's initial tax basis in its beneficial interest in the Treasury portfolio purchased by the collateral agent in connection with a remarketing or a tax event redemption will be equal to the U.S. holder's proportional part of the aggregate cost of the Treasury portfolio.

        A holder, whether on the cash or accrual method of accounting, will generally be required to include original issue discount on its beneficial interest in the Treasury portfolio in income for United States federal income tax purposes as it accrues on a constant yield to maturity basis. However, in the case of any Treasury security that is part of the Treasury portfolio with a remaining maturity of one year or less as of the date of its acquisition (such as a Treasury portfolio purchased upon a successful remarketing), if a U.S. holder is on the cash method of accounting, it will generally not be required to include income on these Treasury securities until payment is received on them. If a U.S. holder is on the accrual method of accounting, it will be required to include acquisition discount in income over the remaining term of these Treasury securities on a straight line basis (unless such U.S. holder elects to accrue the income according to a constant yield method) and will increase its adjusted tax basis in these Treasury securities by the amount of acquisition discount included in income.

Backup Withholding Tax and Information Reporting

        Unless a U.S. holder is a corporation or other person treated as exempt for this purpose, payments under Equity Units, senior notes, Treasury securities, the applicable ownership interest in the Treasury portfolio or common stock, the proceeds received with respect to a fractional share of common stock upon the settlement of a purchase contract, and the proceeds received from sale of Equity Units, senior notes, Treasury securities, the applicable ownership interest in the Treasury portfolio or common stock may be subject to information reporting and may also be subject to United States federal backup withholding tax at the applicable rate set forth in the Code if such U.S. holder fails to supply a correct taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld may be allowed as a credit against the holder's United States federal income tax liability or as a refund, provided the required information is furnished to the IRS.

ERISA CONSIDERATIONS

        Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit pension, profitsharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code ("Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to certain Plans. As a result of our business, we may be a Party in Interest with respect to certain Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of our ownership of our subsidiaries), the purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by or on behalf of the Plan may be a prohibited lending transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

        Accordingly, the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there was some other basis on which the purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) by the Plan Asset Entity is not prohibited. Any purchaser or holder of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or there is some basis on which such purchase and holding is not prohibited.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents.

        Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Equity Units, Corporate Units and Treasury Units (and any securities comprising or underlying such securities) on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

UNDERWRITING

        J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the joint book-running managers of this offering. We and the underwriters named below have entered into an underwriting agreement covering the Corporate Units to be offered in this offering. J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Corporate Units set forth opposite the underwriter's name.

Underwriter	Number of Corporate Units
J.P. Morgan Securities Inc
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Securities, Inc.
Credit Lyonnais Securities (USA) Inc.
Jefferies & Company, Inc.
Gilford Securities Incorporated
Wells Fargo Securities, LLC
Fleet Securities, Inc.

Total

        The underwriting agreement provides that the obligations of the underwriters to purchase the Corporate Units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriting agreement provides that if the underwriters purchase any of the Corporate Units presented in the table above, then they must purchase all of these Corporate Units. No underwriter is obligated to purchase any shares allocated to a defaulting underwriter, except under limited circumstances.

        The underwriters are offering the Corporate Units subject to the prior sale of Corporate Units, and when, as and if such Corporate Units are delivered to and accepted by them. The underwriters will initially offer to sell Corporate Units directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may sell Corporate Units to securities dealers at a discount of up to $                  per Corporate Unit from the initial public offering price. Any such securities dealers may resell shares to certain other brokers or dealers at a discount of up to $                  per Corporate Unit from the initial public offering price. After the initial public offering, the underwriters may vary the public offering price and other selling terms.

        If the underwriters sell more Corporate Units than the total number shown in the table above, the underwriters have the option to buy up to an additional 375,000 Corporate Units from us to cover such sales. They may exercise this option during the 13-day period from the date of this prospectus; provided that we may at our election extend such period up to 30 days after the date of this prospectus supplement. If any Corporate Units are purchased with this option, the underwriters will purchase Corporate Units in approximately the same proportions as shown in the table above.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 375,000 additional Corporate Units.

Paid by Southern Union
	No Exercise	Full Exercise
Per Corporate Unit	$	$
Total	$	$

        The representatives have advised us that, on behalf of the underwriters, they may make short sales of our Corporate Units in connection with this offering, resulting in the sale by the underwriters of a greater number of Corporate Units than they are required to purchase pursuant to the underwriting agreement. The short position resulting from those short sales will be deemed a "covered" short position to the extent that it does not exceed the 375,000 Corporate Units subject to the underwriters' over-allotment option and will be deemed a "naked" short position to the extent that it exceeds that number. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the trading price of the Corporate Units in the open market that could adversely affect investors who purchase Corporate Units in this offering. The underwriters may reduce or close out their covered short position either by exercising the over-allotment option or by purchasing Corporate Units in the open market. In determining which of these alternatives to pursue, the underwriters will consider the price at which Corporate Units are available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Any "naked" short position will be closed out by purchasing Corporate Units in the open market. Similar to the other stabilizing transactions described below, open market purchases made by the underwriters to cover all or a portion of their short position may have the effect of preventing or retarding a decline in the market price of our Corporate Units following this offering. As a result, our Corporate Units may trade at a price that is higher than the price that otherwise might prevail in the open market.

        The representatives have advised us that, pursuant to Regulation M under the Securities and Exchange Act of 1934, they may engage in transactions, including stabilizing bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the Corporate Units at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of Corporate Units on behalf of the underwriters for the purpose of fixing or maintaining the price of the Corporate Units. A "penalty bid" is an arrangement permitting the representatives to claim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the Corporate Units originally sold by that underwriter or syndicate member is purchased by the representatives in the open market pursuant to a stabilizing bid or to cover all or part of a syndicate short position. The representatives have advised us that stabilizing bids and open market purchases may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

        One or more of the underwriters may facilitate the marketing of this offering online directly or through one of its affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, place orders online or through their financial advisors.

        We estimate that the total expenses of this offering, excluding underwriting discounts, will be approximately $1,000,000.

        We and our executive officers, directors and certain stockholders have agreed that, with limited exceptions, during the period beginning from the date of this prospectus and continuing to and including the date 90 days after the date of this prospectus, none of us will, directly or indirectly, offer, sell, offer to sell, contract to sell or otherwise dispose of any of Equity Units, purchase contracts or shares of common stock or any of our securities which are substantially similar to Equity Units, purchase contracts or shares of common stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Equity Units, purchase contracts or shares of common stock or any such substantially similar securities or enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, the economic consequence of ownership of Equity Units, purchase contracts or shares of common stock or any securities substantially similar to the Equity Units, purchase contracts or shares of common stock, other than (i) the issuance of 8,250,000 shares of our common stock in the concurrent offering and (ii) pursuant to employee stock option plans existing on the date of this prospectus, without the prior written consent of the Representatives.

        We have applied to list the Corporate Units on the NYSE under the symbol "SUG PrB". We do not have any obligation or current intention to apply for any separate listing of the Treasury Units or senior notes. We have been advised by the underwriters that they intend to make a market in the Corporate Units, Treasury Units and senior notes. The underwriters are not obligated to do so and may discontinue their market making at any time without notice. There can be no assurance that an active trading market will develop for the Corporate Units of that the Equity Units will trade at or above the initial public offering price in the public market subsequent to the offering.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The underwriters and certain of their affiliates have performed investment banking, advisory, general financing and commercial banking services for us and our subsidiaries from time to time for which they have received customary fees and expenses. Currently, affiliates of J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, joint book-running managers for this offering, are lenders under our revolving credit facilities. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided investment banking services to CMS Energy Corporation in connection with its sale of Panhandle to Southern Union and other commercial banking services, and received customary fees from CMS Energy Corporation in connection with those activities. Some of the underwriters are underwriters in our concurrent common stock offering. The underwriters may, from time to time in the future, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business. Because we may use more than 10% of the net proceeds from the sale of the common stock to repay indebtedness owed by us to affiliates of the underwriters, this offering is being made in compliance with the requirements of Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. Conduct Rules.

LEGAL MATTERS

        Certain legal matters with respect to this offering of our common stock will be passed on for us by Fleischman and Walsh, L.L.P., Washington, D.C., and for the underwriters by Davis Polk & Wardwell, New York, New York. Attorneys of Fleischman and Walsh L.L.P. beneficially own shares of common stock that, in the aggregate, represent less than 2% of the outstanding shares of common stock of Southern Union.

EXPERTS

        The consolidation financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Panhandle Eastern Pipe Line Company appearing in Panhandle Eastern Pipe Line Company's Annual Report (Form 10-K) for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference to Southern Union Company's Current Report on Form 8-K dated May 30, 2003, in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by subsequently incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

        We incorporate by reference the documents listed below that Southern Union has previously filed with the SEC. They contain important information about Southern Union and its financial condition.

SEC Filings (File No. 1-6407)	Date Filed
Quarterly Report on Form 10-Q for the period ended March 31, 2003	May 15, 2003
Current Report on Form 8-K	May 27, 2003
Current Report on Form 8-K (Pro Formas)	May 30, 2003
Current Report on Form 8-K (Panhandle Financials)	May 30, 2003

PROSPECTUS

$800,000,000

SOUTHERN UNION COMPANY

Debt Securities, Common Stock, Preferred Stock, Guarantees,
Warrants to Purchase Debt Securities, Common Stock and Preferred Stock,
Securities Purchase Contracts, Securities Purchase Units and Depositary Shares

SOUTHERN UNION FINANCING II
SOUTHERN UNION FINANCING III
Trust Preferred Securities Guaranteed by Southern Union Company
* * * * *

        We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

        Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

Southern Union Company

        Southern Union Company may offer and sell the following securities:

  •
  debt securities;

  •
  common stock;

  •
  preferred stock;

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  guarantees of trust preferred securities;

  •
  warrants to purchase debt securities, common stock and preferred stock;

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  securities purchase contracts and securities purchase units; and

  •
  depositary shares.

The Southern Union Company Trusts

        Southern Union Financing II and Southern Union Financing III may offer and sell trust preferred securities guaranteed by Southern Union Company

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 18, 2003.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission or the "SEC." By using a shelf registration statement, we may sell up to $800,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

        We have made statements in this prospectus and the documents that we incorporate by reference that constitute forward-looking statements that are based on current expectations, estimates and projections about the industry in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are outside the Company's control. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to put undue reliance on such forward-looking statements. Stockholders may review the Company's reports filed in the future with the Securities and Exchange Commission for more current descriptions of developments that could cause actual results to differ materially from such forward-looking statements.

        Factors that could cause or contribute to actual results differing materially from such forward-looking statements include the following: cost of gas; gas sales volumes; weather conditions in the Company's service territories; the achievement of operating efficiencies and the purchases and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief; the outcome of pending and future litigation; governmental regulations and proceedings affecting or involving the Company; unanticipated environmental liabilities; changes in business strategy; the risk that the businesses acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union; the impairment or sale of investment securities; and the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets. These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

        Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that we incorporate by reference. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

        We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities being offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

        In addition, Southern Union files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at, and you may also obtain copies of this information by mail from, the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Southern Union, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Southern Union at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by subsequently incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

        We incorporate by reference the documents listed below that Southern Union has previously filed with the SEC. They contain important information about Southern Union and its financial condition.

SEC Filings (File No. 1-6407)	Date Filed
Annual Report on Form 10-K for the fiscal year ended June 30, 2002	September 27, 2002
Proxy Statement Relating to the Annual Meeting of Shareholders to be held November 5, 2002	October 7, 2002
Current Report on Form 8-K	October 30, 2002
Quarterly Report on Form 10-Q for the period ended September 30, 2002	November 14, 2002
Current Report on Form 8-K	January 2, 2003
Current Report on Form 8-K	January 16, 2003
Current Report on Form 8-K	January 30, 2003
Quarterly Report on Form 10-Q for the period ended December 31, 2002	February 14, 2003
Current Report on Form 8-K	March 10, 2003
Current Report on Form 8-K	March 14, 2003

        We are also incorporating by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus until the termination of the offering of the securities offered by this prospectus. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibits are specifically incorporated by reference in such document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

Attention: Richard N. Marshall
Director of Investor Relations and Treasurer
Southern Union Company
One PEI Center
Wilkes-Barre, Pennsylvania 18711
Telephone No.: (570) 829-8600

        Separate financial statements of the trusts have not been included in this prospectus. Southern Union and the trusts do not consider such financial statements to be helpful because:

  •
  Southern Union beneficially owns directly or indirectly all of the undivided beneficial interests in the assets of the trusts (other than the beneficial interests represented by any trust preferred securities issued and sold). See "The Trusts," "Description of Securities—Trust Preferred Securities" and "Trust Guarantees."

  •
  Southern Union will guarantee the trust preferred securities such that the holders of the trust preferred securities, with respect to the payment of distributions and amounts upon liquidation, dissolution and winding-up, are in the same position with regard to assets of Southern Union as a holder of the subordinated debt securities to be issued by Southern Union.

  •
  In future filings under the Securities Exchange Act of 1934, an audited footnote to Southern Union's annual financial statements will state that all common securities issued by the trusts are owned by Southern Union, that the sole assets of the trusts are the subordinated debt securities of Southern Union having a specified total principal amount and that, considered together, Southern Union's obligations under the subordinated debt securities and the related agreements, including the guarantees, constitute a full and unconditional guarantee by Southern Union of the trusts' obligations under the trust preferred securities.

  •
  Each trust is a special purpose entity, has not engaged in any activity since its creation, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as described under "The Trusts."

SOUTHERN UNION COMPANY

        Southern Union's principal line of business is the distribution of natural gas as a public utility in Missouri, Pennsylvania, Rhode Island and Massachusetts. Southern Union's principal operating divisions are:

  •
  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 501,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett);

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  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 158,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport); and

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  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 298,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts).

        Previously Southern Union's utility operations included Southern Union Gas, headquartered in Austin, Texas, which served approximately 535,000 customers in Texas (including Austin, Brownsville, El Paso, Galveston, Harlingen, McAllen and Port Arthur). On October 16, 2002, Southern Union entered into a definitive agreement with ONEOK, Inc. ("ONEOK"), of Tulsa, Oklahoma, to sell Southern Union Gas Company, its Texas division, and related assets to ONEOK for approximately $420 million in cash. After receiving necessary consents and approvals, this transaction closed effective January 1, 2003.

        The diverse geographic area of Southern Union's natural gas utility distribution systems should reduce the overall sensitivity of Southern Union's operations to weather risk and local economic conditions.

        Southern Union and its subsidiaries seek to support and expand their natural gas and other energy sales and capitalize on their energy expertise. Southern Union subsidiaries operate or manage natural gas pipeline systems and generate electricity. Central to all of Southern Union's present businesses and strategies is the distribution and transportation of natural gas. The Company recently entered into agreements involving two interstate natural gas pipeline companies:

  •
  On December 21, 2002, Southern Union entered into agreements with respect to the purchase of the Panhandle Eastern Pipe Line Company from a subsidiary of CMS Energy Corporation for approximately $1.8 billion, which includes $1.166 billion in gross Panhandle debt. The transactions are expected to close by Spring 2003 following clearance by the Federal Trade Commission under the Hart-Scott-Rodino Act. Panhandle is primarily engaged in the interstate transmission and storage of natural gas, and operates a large natural gas pipeline network in the Mid-Continent.

  •
  On November 20, 2002, Energy Worx, Inc., a wholly-owned subsidiary of the Company, entered into a Management Services Agreement with Southern Star Central Corp. whereby Energy Worx agreed to provide management services with respect to the interstate natural gas pipeline business conducted by Southern Star Central and its subsidiaries, which subsidiaries presently include Southern Star Central Gas Pipeline, Inc. (formerly known as, Williams Central Gas Pipeline, Inc.) and Western Frontier Pipeline Company, which were purchased by Southern Star Central from Williams Gas Pipeline Company, LLC on November 15, 2002. As a condition to the Missouri Public Service Commission's approval of the Panhandle acquisition, Southern Union must divest Energy Worx not later than June 30, 2003.

        Southern Union is a sales and market-driven energy company whose management is committed to achieving profitable growth in an increasingly competitive business environment. Southern Union's strategies for achieving these objectives principally consist of:

  •
  promoting new sales opportunities and markets for natural gas;

  •
  enhancing financial and operating performance;

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  expanding Southern Union through development of existing utility businesses and possibly by acquiring selective new utility distribution companies, regulated interstate pipeline businesses and other energy service businesses;

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  selectively investing in complementary businesses; and

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  partnering with companies which complement Southern Union's existing customer service and core utility business or provide equity funding.

        Southern Union's management develops and continually evaluates these strategies and their implementation by applying its experience and expertise in analyzing the energy industry, technological advances, market opportunities and general business trends. Each of these strategies, as implemented throughout Southern Union's existing businesses, reflects its commitment to enhancing shareholder value.

        Southern Union's corporate headquarters are located at One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, where its telephone number is (570) 820-2400.

THE TRUSTS

        Southern Union Financing II and Southern Union Financing III are each a statutory business trust created under Delaware law through the execution of a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State on March 28, 1995. At the time of public issuance of trust preferred securities by a trust, the related trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement which includes this prospectus. The amended and restated trust agreement is referred to as the "trust agreement." Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust exists for the exclusive purposes of:

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  issuing and selling to the public the trust preferred securities, representing undivided beneficial interests in the assets of the trust;

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  issuing and selling to Southern Union common securities, representing undivided beneficial interests in the assets of the trust;

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  investing the gross proceeds from the sale of the trust preferred securities and the common securities in subordinated debt securities issued by Southern Union;

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  distributing the cash payments it receives from the subordinated debt securities owned by it to the holders of the trust preferred securities and the common securities; and

  •
  engaging in those other activities necessary or incidental to these purposes.

        Each trust has a term of approximately 55 years from formation, but may terminate earlier as provided in the trust agreement.

        The proceeds from the offering and the sale of the common securities and the trust preferred securities will be used by each trust to purchase from Southern Union subordinated debt securities in a total principal amount equal to the total liquidation preference of the common securities and the trust preferred securities. The subordinated debt securities will bear interest at an annual rate equal to the annual distribution rate of the common securities and the trust preferred securities and will have certain redemption terms which correspond to the redemption terms for the common securities and the trust preferred securities. The subordinated debt securities will rank subordinate in right of payment to all of Southern Union's senior indebtedness (as defined herein). Distributions on the common securities and the trust preferred securities issued by a trust may not be made unless the trust receives corresponding interest payments from Southern Union on the subordinated debt securities held by it. Southern Union will irrevocably guarantee, on a subordinated basis and to the extent set forth in the guarantee, with respect to each of the common securities and the trust preferred securities, the payment of distributions, the redemption price, including all accrued or deferred and unpaid distributions, and payment on liquidation, but only to the extent of funds on hand at the trust. Each guarantee will be unsecured and will be subordinate to all senior indebtedness of Southern Union. Upon the occurrence of certain events (subject to the conditions to be described in an accompanying prospectus supplement), each trust may be liquidated and the holders of the common securities and trust preferred securities could receive subordinated debt securities in lieu of any liquidating cash distribution.

        All of the trust common securities will be owned by Southern Union. Southern Union will, directly or indirectly, in connection with an offering of trust preferred securities by a trust, purchase common securities of the trust in an aggregate liquidation amount equal to 3% of the total capital of the trust.

        Each trust initially will have four trustees. Two of the trustees will be persons who are employees or officers of or who are affiliated with Southern Union and will be referred to as the administrative trustees. The third trustee will be a financial institution that is unaffiliated with Southern Union, which trustee will serve as property trustee under the applicable trust agreement and as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939. Wilmington Trust Company will be the property trustee until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as the Delaware trustee, the fourth trustee, for the purposes of the Delaware Business Trust Act, until removed or replaced by the holder of the common securities. Wilmington Trust Company will also act as guarantee trustee under each trust guarantee. See"Description of the Trust Guarantees."

        The property trustee will hold title to the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will have the power to exercise all rights, powers and privileges under the applicable indenture as the holder of the subordinated debt securities. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the common securities and the trust preferred securities. The property trustee will make payments of the distributions and payments on liquidation, redemption and otherwise to the holders of the common securities and the trust preferred securities out of funds from the segregated non-interest bearing bank account. The guarantee trustee will hold the guarantees for the benefit of the holders of the common securities and the trust preferred securities.

        Southern Union, as the holder of all the common securities, will have the right to appoint, remove or replace any of the trustees. Southern Union will also have the right to increase or decrease the number of trustees, as long as the number of trustees shall be at least three, a majority of which shall be administrative trustees. Southern Union will pay all fees and expenses related to the trusts and the offering of the common securities and the trust preferred securities.

        The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable trust agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939.

        The office of the Delaware trustee for each trust is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The address for each trust is c/o Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, telephone (570) 820-2400.

USE OF PROCEEDS

        The net proceeds received by Southern Union from the issuance of the offered securities will be used for general corporate purposes, including:

  •
  repurchases of outstanding long-term debt securities and redemptions of other outstanding trust preferred securities and guarantees;

  •
  repayment of other borrowings, including short-term borrowings under bank credit agreements; and

  •
  as otherwise disclosed in any supplement to this prospectus.

        The proceeds received by each of the trusts from the sale of its trust preferred securities and common securities will be invested in subordinated debt securities issued by Southern Union and Southern Union in turn will use the proceeds from the issuance of subordinated debt securities for the purposes stated above.

        The prospectus supplement for a particular offering will provide a more detailed description of the use of the net proceeds from such offering. Southern Union may invest any funds it does not require immediately in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges on an historical basis for each of the five years in the period ended June 30, 2002, and for the six-month period ended December 31, 2002. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and fixed charges. "Fixed charges" consist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.

		Year Ended June 30,
	Six Months Ended December 31, 2002
		2002	2001	2000		1999		1998
Ratio of Earnings to Fixed Charges	1.29	1.05	1.59	—	*	—	*	—	*

*
The earnings were inadequate to cover fixed charges by approximately $12.4 million, $13.5 million and $16.1 million for the years ended June 30, 2000, 1999 and 1998, respectively. In accordance with generally accepted accounting principles, the Company did not allocate interest expense or other corporate costs to discontinued operations for all periods presented, resulting in the recognition of losses from continuing operations for the years ended June 30, 2000, 1999 and 1998. All outstanding debt of Southern Union Company and subsidiaries is maintained at the corporate level and no debt was assumed by ONEOK, Inc. in the sale of the Company's Texas Operations, effective January 1, 2003.

DESCRIPTION OF SECURITIES

        The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

  •
  the indenture between Southern Union and JP Morgan Chase Bank, as trustee, relating to the issuance of each series of senior debt securities by Southern Union (the "senior indenture");

  •
  the indenture between Southern Union and JP Morgan Chase Bank, as trustee, relating to the issuance of each series of subordinated debt securities by Southern Union (the "subordinated indenture");

  •
  the Declaration of each trust; and

  •
  Southern Union's guarantee of the trust preferred securities issued by each trust.

        Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

DESCRIPTION OF DEBT SECURITIES

        Unless indicated differently in a prospectus supplement, the following description sets forth the general terms and provisions of the debt securities that Southern Union may offer by this prospectus. The debt securities may be issued as either senior debt securities or subordinated debt securities.

        The senior debt securities will be governed by the senior indenture and the subordinated debt securities will be governed by the subordinated indenture. Each indenture gives the issuer broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities.

        Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture. Whenever we refer to defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or into the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. Keep in mind that it is the indentures and not this summary that defines your rights. There may be other provisions which also are important to you. Each indenture is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the indentures.

General

        Southern Union may issue an unlimited amount of debt securities under the indentures in one or more series. The Company is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series. The debt securities of Southern Union will be unsecured obligations of the Company.

        Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in either a supplemental indenture (including any pricing supplement) and a board resolution of Southern Union or in one or more officers' certificates of Southern Union pursuant to a supplemental indenture or a board resolution, both of which will be made publicly available in a filing we will make with the SEC with respect to any offering of debt securities. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

  •
  the title and type of the debt securities;

  •
  the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such notes are denominated;

  •
  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities—any optional redemption periods;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

  •
  any conversion privileges, and the terms and conditions of such conversion, including provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

  •
  restrictions on the declaration of dividends on our capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  •
  any other terms of the debt securities.

Ranking

        The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt, except that the senior debt securities will be senior in right of payment to any subordinated indebtedness which states in its terms that it is subordinate to the senior debt securities. We have outstanding debt securities which are secured by mortgages on assets in our PG Energy and New England divisions. As a result, those securities have priority with respect to those mortgaged assets. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to our prior payment in full of our senior debt, to the extent and in the manner set forth under the caption "—Subordination" below and as may be set forth in a prospectus supplement from time to time. The debt securities are obligations of Southern Union exclusively, and are not the obligations of any of our subsidiaries.

Denominations

        The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or such lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities, or bearer form of $5,000 each, or global form.

Covenants

        Under the indentures, we will:

  •
  pay the principal of, and interest and any premium on, the debt securities when due;

  •
  maintain a place of payment;

  •
  deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

        The indenture provides that we will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of our subsidiaries to convey, transfer or lease, all or substantially all of our properties and assets on a consolidated basis to any entity, unless:

  •
  either we are the continuing corporation or such corporation or entity assumes by supplemental indenture all of our obligations under the debt securities and their respective indentures;

  •
  no default or event of default is existing immediately after the transaction; and

  •
  the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia.

Liens

        Pursuant to the indenture, we will not, and we will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by us or any of our subsidiaries, and we will not permit any of our subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless

  •
  in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the applicable series of debt securities; or

  •
  in the case of liens securing new debt that is ranked equally with the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such debt securities may be junior to any lien on our accounts receivable, inventory and related contract rights securing debt under our revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

  (1)
  any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

  (2)
  liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

  (3)
  liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

  (4)
  liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

  (5)
  liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

  (6)
  liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Terms Described in the Indenture" below);

  (7)
  liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

  (8)
  any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

  (a)
  such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

  (b)
  in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

If we give a guarantee that is secured by a lien on any property or assets or restricted securities, or we create a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that we have created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Limitation on Sale and Leaseback Transactions

        The indentures also provide that we will not, nor will we permit any of our subsidiaries to, engage in a sale-leaseback transaction, unless:

  (1)
  the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

  (2)
  we or any of our subsidiaries, within 180 days after such sale-leaseback transaction, apply or cause to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to the repayment, redemption or retirement of our funded debt or funded debt of any such subsidiary; or

  (3)
  the Attributable Debt (as defined below under "Terms Described in the Indenture") from such sale-leaseback transaction, together with all other sale and leaseback transactions entered into after the date of the first issuance by us of debt securities pursuant to the indenture other than sale-leaseback transactions permitted by clauses (1) and (2) above does not exceed 20% of our Consolidated Net Tangible Assets (as defined below under "Terms Described in the Indenture" below).

Events of Default

        The indentures provide that any one of the following events is an event of default:

  •
  failure to pay any interest or any additional amounts due on any debt security, or of any coupon, for 30 days;

  •
  failure to pay the principal of or any premium on any debt security when due, whether at maturity, upon redemption, by declaration or otherwise;

  •
  failure to perform any other covenant or agreement in the indenture which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25% of the outstanding debt securities of that series;

  •
  cross-acceleration of our other debt in excess of 10% of our consolidated net worth;

  •
  events in any bankruptcy, insolvency or reorganization of our company;

  •
  any other event of default listed in the indenture for debt securities of that series.

        We are required to file annually with the trustee an officer's certificate as to our compliance with all conditions and covenants under the indenture. The indenture permits the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of debt securities to do so.

        If an event of default, other than events with respect to our bankruptcy, insolvency and reorganization or that of any of our significant subsidiaries, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization, or that of any of our significant subsidiaries, causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the trustee or any holder.

        If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of such series (other than duties listed in the indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders' request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

        The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series and any related coupons, waive any past default under the indenture with respect to such series and its consequences, except a default:

  •
  in the payment of the principal of (or premium, if any) or interest on or additional amounts payable in respect of any debt security of such series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the trustee; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or Waiver

        We and the trustees may modify and amend the indentures with the consent of the holders of not less than a majority in principal amount of all outstanding indenture securities or any series that is affected by such modification or amendment. The consent of the holder of each outstanding debt security of a series is required in order to:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;

  •
  reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  •
  change our obligation to pay additional amounts in respect of any debt security of such series;

  •
  reduce the amount of principal of a debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that debt security;

  •
  adversely affect any right of repayment at the option of the holder of any debt security of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt security or any redemption date or repayment date for the debt security;

  •
  reduce the percentage of holders of outstanding debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  •
  modify the change of control provisions, if any;

  •
  reduce the percentage of outstanding debt securities of such series necessary to waive any past default; or

  •
  modify any of the above requirements.

        We and the trustees may modify and amend the indentures without the consent of any holder for the following purposes:

  •
  to evidence the succession of another entity to us as obligor under an indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provisions of the indentures but only if any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  •
  to establish the form or terms of debt securities of any series and any related coupons;

  •
  secure the debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indentures by more than one trustee; and

  •
  to change the indentures with respect to the authentication and delivery of additional series of debt securities, in order to cure any ambiguity, defect or inconsistency in the indentures, but only if such action does not adversely affect the interest of holders of debt securities of any series in any material respect.

        The indentures contain provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least 10% in principal amount of the debt securities of such series outstanding. In any case, notice must be given as provided in the indentures. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indentures at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indentures expressly provide may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more additional series, then:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indentures.

Defeasance

        We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

        Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Financial Information

        While the debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if we stop being subject to those sections, and we will also provide to all holders and file with the trustee copies of such reports and documents within 15 days after filing them with the SEC or, if our filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after we would have been required to file such reports and documents if permitted, in each case at our cost.

Terms Described in the Indentures

        Attributable Debt means, with respect to a lease under which any entity is liable for a term of more than 12 months, the total net amount of rent required to be paid by the entity under such lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of the rent to the date that the Attributable Debt is being determined at a rate equal to the weighted average of the interest rates borne by the outstanding debt securities, compounded monthly. The net amount of rent required to be paid under any lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding any amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount of rent will include the lesser of:

  •
  the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, and

  •
  the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

        Consolidated Net Tangible Assets means the total amount of our assets and those of our consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting:

  •
  all current liabilities (excluding any current liabilities that are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount of the Consolidated Net Tangible Assets is being computed) and

  •
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

Payment, Registration and Transfer

        Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by checks mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

        We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

        The debt securities may be issued as registered securities or bearer securities. Registered securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securities. A bearer security is any debt security other than a registered security. Registered securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. If (but only if) provided for in any prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable on such date on the registered security issued in exchange for such bearer security but will be payable only to the holder of such coupon when due, in accordance with the terms of the indenture. Unless otherwise specified in any prospectus supplement, bearer securities will not be issued in exchange for registered securities.

        In the event of any redemption of debt securities, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if debt securities of the series are issuable only as registered securities, (b) the day of mailing of the relevant notice of redemption if the debt securities of the series are also issuable as registered securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the debt securities are issuable as bearer securities.

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any bearer security selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that simultaneously is surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Subordination

        Unless indicated differently in a prospectus supplement, Southern Union's subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of its senior debt. This means that, upon:

  (a)
  any distribution of the assets of Southern Union upon its dissolution, winding-up, liquidation or reorganization in bankruptcy, insolvency, receivership or other proceedings; or

  (b)
  acceleration of the maturity of the subordinated debt securities; or

  (c)
  a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

  (d)
  acceleration of the maturity of any senior debt as a result of a default, the holders of all of Southern Union's senior debt will be entitled to receive:

  •
  in the case of clauses (a) and (b) above, payment of all amounts due or to become due on all senior debt;

  •
  and in the case of clauses (c) and (d) above, payment of all amounts due on all senior debt,

  before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), (c) or (d) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to the extent that payments are made to the holders of senior debt out of the distributive share of the subordinated debt securities.

        "Senior debt" means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated debt securities are issued or thereafter incurred, created or assumed;

  •
  indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

  •
  capital lease obligations of Southern Union;

  •
  obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

  •
  all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

        Due to the subordination, if assets of Southern Union are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the defeasance provisions of the applicable subordinated indenture.

        The subordinated debt securities, the subordinated indenture and the trust preferred securities guarantee do not limit Southern Union's ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities and trust preferred securities guarantees. Southern Union expects that it will incur substantial additional amounts of indebtedness in the future.

Conversion Rights

        The terms and conditions of any series of debt securities being offered that are convertible into common stock of Southern Union will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the company issuing the debt securities, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that such series of debt securities are redeemed.

Governing Law

        Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF SOUTHERN UNION'S COMMON STOCK AND PREFERRED STOCK

        Unless indicated differently in a prospectus supplement, this section describes the terms of Southern Union's common stock and preferred stock. The following description of Southern Union's common stock and preferred stock is only a summary. The description of Southern Union's preferred stock is qualified in its entirety by reference to the certificate of incorporation and bylaws of Southern Union. Keep in mind that it is the certificate of incorporation and the bylaws that will define your rights as a holder of either Southern Union common stock or Southern Union preferred stock. Therefore, you should read carefully the more detailed provisions of Southern Union's restated certificate of incorporation, as amended, and Southern Union's bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

        The authorized capital stock of Southern Union consists of (1) 200,000,000 shares of Southern Union common stock, par value $1 per share, and (2) 6,000,000 shares of preferred stock, no par value. As of December 31, 2002, there were 55,554,856 issued and outstanding shares of Southern Union common stock and no shares of Southern Union preferred stock issued and outstanding. No other classes of capital stock are authorized under the Southern Union restated certificate of incorporation, as amended. The issued and outstanding shares of Southern Union common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

SOUTHERN UNION COMMON STOCK

        Except with respect to the election of directors, the holders of Southern Union common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. At all elections of directors of Southern Union, the holders of Southern Union common stock is entitled to that number of votes which equals the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single nominee or distribute them among the nominees as such stockholder deems appropriate.

        The holders of Southern Union common stock are entitled to receive dividends as and when declared by the Southern Union board out of funds legally available therefore, subject to any preferential dividend rights of outstanding shares of Southern Union preferred stock.

        Subject to the rights of holders of Southern Union cumulative preferred stock, upon liquidation, dissolution or winding up of Southern Union, the holders of Southern Union common stock are entitled to receive ratably the net assets of Southern Union available after the payment of all debts and other liabilities.

        Holders of Southern Union common stock have no preemptive, subscription, redemption or conversion rights.

Other Considerations Relating to Southern Union Common Stock

        In September of 2000, Southern Union completed its acquisition of Fall River Gas and ProvEnergy. Southern Union is a Delaware corporation. As discussed above, the rights of a holder of Southern Union's restated certificate of incorporation are presently governed by Southern Union's restated certificate of incorporation and by bylaws and the Delaware General Corporation Law ("DGCL"). In effecting the merger with Fall River Gas and ProvEnergy,Southern Union also became subject to the provisions of Chapter 164 of Massachusetts General Law ("MGL"), which governs the rates and terms of service provided by gas and electric utilities operating in Massachusetts.

        Following the merger with Fall River Gas, Southern Union has continued to exist as a Delaware corporation and Southern Union's restated certificate of incorporation and bylaws have survived, rather than those of Fall River Gas. As a gas utility operating in Massachusetts, Southern Union is exempt from the provisions of Massachusetts business law (Chapter 156B), except to the extent that any provisions are incorporated into Chapter 164. Chapter 164 incorporates only minor aspects of the corporate governance provisions of Chapter 156B. But for a limited exception discussed below, there are no material differences between those provisions and the provisions of DGCL.

        With respect to Southern Union, the single material difference between the provisions of Chapter 164 and the DGCL pertains to the requirements of shareholder approval in the limited circumstance where there is a merger involving Southern Union and another gas utility operating in Massachusetts. This type of transaction would require approval by the Massachusetts Department of Telecommunications and Energy ("MDTE"). The applicable provision of Chapter 164 requires a vote approving the merger by two-thirds of the Company's shareholders; whereas, under DGCL, only a majority of shareholders must approve a merger. It remains Southern Union's intention while conducting its corporate governance activities to comport with the requirements of DGCL; however, in these limited circumstances, namely a future merger between Southern Union and another gas or electric utility operating in Massachusetts subject to Chapter 164, the Company would have to abide by the more stringent requirement of the MGL to obtain a two-thirds shareholder vote in favor of the merger in order to receive approval for the transaction from the MDTE. However, in meeting this requirement of Chapter 164 of the MGL, the Company would also have met the lower threshold required by the DGCL.

        In addition, a company operating as a utility in either Massachusetts or Rhode Island, cannot issue a stock dividend without approval from the MDTE or the Rhode Island Public Utilities Commission ("RIDPUC"), as applicable. Historically, we have had a policy of declaring and distributing an annual 5% stock dividend. Since our 2001 dividend, we have sought and received approval for such dividend from both agencies.

        The registrar and transfer agent for the Southern Union common stock is BankBoston, N.A. c/o EquiServe, L.P.

SOUTHERN UNION PREFERRED STOCK

        Southern Union, by resolution of the Southern Union board and without any further vote or action by the holders of Southern Union common stock, has the authority, subject to certain limitations, to issue up to an aggregate of 6,000,000 shares of Southern Union preferred stock in one or more classes or series, and to determine the designation and the number of shares of any class or series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof. Currently, there are no shares of Southern Union preferred stock outstanding.

        Prior to the issuance of shares of each series of Southern Union preferred stock, the Board of Directors is required to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware with respect to the preferred stock, both of which we will make publicly available in a filing we will make with the SEC with respect to any offering of debt securities. The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

  (a)
  the number of shares constituting that series and the distinctive designation of each such series;

  (b)
  the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

  (c)
  whether each series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

  (d)
  whether each series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

  (e)
  whether or not the shares of each series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case or redemption, which amount may vary under different conditions and at different redemption dates;

  (f)
  whether each series shall have a sinking fund for the redemption or purchase of shares of each such series, and if so, the terms and amount of such sinking fund;

  (g)
  the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of Southern Union, and the relative rights of priority, if any, of payment of shares of each series; and

  (h)
  any other relative rights, preferences and limitations of each series.

        All shares of Southern Union preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

        In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of Southern Union preferred stock being offered:

  (a)
  the number of shares of the Southern Union preferred stock offered, the liquidation preference per share and the offering price of the Southern Union preferred stock;

  (b)
  the procedures for any auction and remarketing, if any, for the Southern Union preferred stock;

  (c)
  any listing of the preferred stock on any securities exchange; and

  (d)
  a discussion of any material and/or special United States federal income tax considerations applicable to the Southern Union preferred stock.

Rank

        The Southern Union preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

  (a)
  senior to all classes or series of Southern Union common stock and to all of our equity securities ranking junior to the Southern Union preferred stock;

  (b)
  on a parity with all of the Southern Union's equity securities the terms of which specifically provide that the equity securities rank on a parity with the Southern Union preferred stock; and

  (c)
  junior to all of Southern Union's equity securities the terms of which specifically provide that the equity securities rank senior to the Southern Union preferred stock.

DESCRIPTION OF WARRANTS

        This section describes the general terms of the warrants that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

        Southern Union may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be made publicly available in a filing we will make with the SEC with respect to any offering of warrants.

Debt Warrants

        Southern Union may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

        The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

        The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable;

  •
  the title of the debt warrants;

  •
  the initial offering price;

  •
  the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

  •
  the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  •
  if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

  •
  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  anti-dilution provisions of the debt warrants, if any;

  •
  redemption or call provisions, if any, applicable to the debt warrants: and

  •
  any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

        We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities. The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be made publicly available in a filing we will make with the SEC with respect to any offering of equity warrants.

        The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable;

  •
  the title of the equity warrants;

  •
  the initial offering price;

  •
  the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

  •
  the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

  •
  if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

  •
  anti-dilution provisions of the equity warrants, if any;

  •
  redemption or call provisions, if any, applicable to the equity warrants: and

  •
  any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

        Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

        This section describes the general terms of the securities purchase contracts and securities purchase units that Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contract and Stock Purchase Units

        Southern Union may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder's obligations to purchase the shares under the stock purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract. The stock purchase contract will be made publicly available in a filing we will make with the SEC with respect to any issuance of stock purchase contracts and stock purchase units.

Debt Purchase Contracts and Debt Purchase Units.

        Southern Union may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

        The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and, as security for the holder's obligations to purchase the securities under the debt purchase contracts, either (a) our senior debt securities or subordinated debt securities, (b) our debt obligations of third parties, including U.S. Treasury securities, or (c) preferred securities of a trust. The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original debt purchase contract. The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and (c) if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued, all of which will be made publicly available in a filing we will make with the SEC with respect to any issuance of debt purchase contracts and debt purchase units. Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

        This section describes the general terms of the depositary shares Southern Union may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

        Southern Union may, at its option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public. The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

        Pending the preparation of definitive depositary receipts the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

        If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the depositary unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

        If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide. After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

        When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

        Southern Union and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement that (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continue to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

        Southern Union may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

  •
  the depositary has redeemed all related outstanding depositary shares;

  •
  all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

  •
  we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

        The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

        At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        The following is a summary of the material terms and provisions of the trust preferred securities and the trust agreements. It summarizes only those portions of the trust preferred securities and the trust agreements which we believe will be most important in your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust agreements, and not this summary, that define your rights. There may be other provisions in the trust agreements which are also important to you. You should read the trust agreements themselves for a full description of their terms. A form of each trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of each trust agreement.

        Each trust may issue one series of trust preferred securities having terms described in the prospectus supplement for that series. The trust agreement of each trust authorizes the establishment of no more than one series of trust preferred securities, which will represent undivided beneficial interests in the assets of the trust. The terms of the trust preferred securities, including distribution, redemption, voting and liquidation rights and any other preferred, deferred or other special rights or restrictions, will be described in the trust agreement or made part of the trust agreement by the Trust Indenture Act. The prospectus supplement for each specific series of trust preferred securities will state the terms for the trust preferred securities of that series, including:

  •
  the distinctive designation of the trust preferred securities;

  •
  the number of trust preferred securities to be issued;

  •
  the annual distribution rate (or method of determining such rate) and the date or dates upon which such distributions will be payable;

  •
  whether distributions on the trust preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

  •
  the amount or amounts which will be paid out of the assets of the trust to the holders of the trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

  •
  the obligation, if any, of the trust to purchase or redeem the trust preferred securities following an exercise by Southern Union of an option under the corresponding subordinated debt securities, and the terms and conditions of such purchases or redemptions;

  •
  the period or periods, if any, within which the terms and conditions, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of any adjustments, upon which the trust preferred securities shall be convertible or exchangeable at the option of the holder thereof into other property or cash;

  •
  the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of the trust preferred securities for specified actions or amendments to the trust agreement;

  •
  the additional payments, if any, which the trust will pay as a distribution as necessary so that the net amounts reserved by the trust and distributable to the holders of the trust preferred securities, after all taxes, duties, assessments or governmental charges of whatever nature have been paid will not be less than the amount that would have been reserved and distributed by the trust, and the amount the holders of the trust preferred securities would have reserved, had no such taxes, duties assessments or governmental charges been imposed;

  •
  the terms and conditions, if any, upon which the subordinated debt securities held by the trust may be distributed to the holders of the trust preferred securities; and

  •
  any other relevant rights, powers, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement and applicable law.

        All trust preferred securities offered by this prospectus will be guaranteed by Southern Union on a subordinated basis and to the extent described under "Description of the Trust Guarantees." Certain United States federal income tax considerations applicable to any offering of the trust preferred securities will be described in the prospectus supplement relating thereto.

        In connection with the issuance of trust preferred securities by a trust, that trust will issue one series of common securities having such terms, including distribution, redemption, voting and liquidation rights and such other preferred, deferred or other rights or restrictions as will be described in the trust agreement. Except as described below, the terms of the common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by that trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the related trust preferred securities except that, upon an event of default under the trust agreement, the rights of the holders of the common securities to payments in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will have the right to vote and the right to appoint, remove or replace any of the trustees of the related trust. All common securities will be directly or indirectly owned by Southern Union.

Effect of Obligations Under the Subordinated Debt Securities and the Guarantees

        The purpose of each trust is to issue the common securities and the trust preferred securities and to use the proceeds from such issuance to acquire subordinated debt securities from Southern Union.

        As long as payments of interest and other payments on the subordinated debt securities are made when due, such payments will be sufficient to cover distributions and payments due on the common securities and the trust preferred securities because of the following factors:

  •
  the total principal amount of the subordinated debt securities will be equal to the sums of the total stated liquidation amount of the common securities and the trust preferred securities;

  •
  the interest rate and the interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the common securities and the trust preferred securities;

  •
  Southern Union will pay all, and no trust shall be obligated to pay any, of the trusts' costs, expenses, debts and liabilities (other than with respect to the common securities and the trust preferred securities); and

  •
  the trustees may not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

        Payments of distributions and other payments due on the trust preferred securities (to the extent funds for distributions and other payments are available to the trust) are guaranteed by Southern Union as and to the extent discussed under "Description of the Trust Guarantees" below. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, it is expected that that trust will not have sufficient funds to pay distributions on the trust preferred securities. The Southern Union guarantees, which are for the purpose of ensuring that each trust performs its obligations to pay distributions on the trust preferred securities, do not apply to any payment of distributions unless and until the trusts have sufficient funds for the payment of distributions and other payments on the trust preferred securities. Each trust will have sufficient funds only if and to the extent that Southern Union has made a payment of interest or principal on the subordinated debt securities held by the trust as its sole asset. The Southern Union guarantee for a trust, when taken together with Southern Union's obligations under the subordinated debt securities held by that trust and the related indenture, and Southern Union's obligations under the applicable trust agreement, including its obligations to pay costs, expenses, debts and liabilities of the trust (other than with respect to the common securities and the trust preferred securities), provides a full and unconditional guarantee of amounts due on the trust preferred securities issued by that trust.

        If Southern Union fails to make interest or other payments on the subordinated debt securities issued by a trust when due (taking account of any extension period), the applicable trust agreement provides a mechanism whereby the holders of the trust preferred securities may direct the property trustee to enforce its rights under the subordinated debt securities held by the trust. If a property trustee fails to enforce its rights under the subordinated debt securities, a holder of related trust preferred securities may, to the fullest extent permitted by applicable law, institute a legal proceeding against Southern Union to enforce the property trustee's rights under the subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity. Notwithstanding the foregoing, if an event of default has occurred and is continuing under a trust agreement, and such event is attributable to the failure of Southern Union to pay interest or principal on the related subordinated debt securities on the date such interest or principal is otherwise payable (or, in the case of redemption, on the redemption date), then a holder of the related trust preferred securities may institute legal proceedings directly against Southern Union to obtain payment. If Southern Union fails to make payments under any guarantee, that guarantee provides a mechanism whereby the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights thereunder. Any holder of trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under a related guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

DESCRIPTION OF THE TRUST GUARANTEES

        At the same time as a trust issues trust preferred securities, Southern Union will execute and deliver a trust guarantee for the benefit of the holders of the trust preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the indenture trustee, or guarantee trustee, under the trust guarantee.

        The following is a summary of the material terms and provisions of the trust guarantees. It summarizes only those portions of the trust guarantees which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust guarantees, and not this summary, which define your rights. There may be other provisions in the trust guarantees which are also important to you. You should read the trust guarantees themselves for a full description of their terms. A form of the trust guarantees is filed as an exhibit to the registration statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the trust guarantees.

General

        Under each trust guarantee, Southern Union will irrevocably and unconditionally agree, to the extent set forth therein, to pay the trust guarantee payments described below to the holders of the related trust preferred securities in the event they are not paid by or on behalf of the trust when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment.

        The following payments (referred to as trust guarantee payments) to the extent not paid by the related trust when due, will be subject to the related trust guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds available for payment at that time;

  •
  the redemption price of any trust preferred securities called for redemption, to the extent that the trust has funds available for payment at that time; and

  •
  upon voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of the subordinated debt securities to the holders of trust preferred securities or the redemption of all trust preferred securities), the lesser of:

  •
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent that the trust has funds available for payment at that time; and

  •
  the amount of assets of the trust remaining available for distribution to holders of its trust preferred securities.

        Southern Union's obligation to make a trust guarantee payment will be satisfied by direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay the required amounts to the holders.

        Each trust guarantee will be a full, unconditional and irrevocable guarantee on a subordinated basis of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments. If Southern Union does not make interest payments on the subordinated debt securities purchased by a trust, that trust will not be able to pay distributions on the trust preferred securities issued by it and will not have funds available for such payment.

        Southern Union will, for each trust, through the trust guarantee, the trust agreement, the subordinated debt securities and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents will constitute such guarantee. It is only the combined operation of these documents that will have the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        Southern Union has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the trust guarantees, except that upon the occurrence and during the continuation of an event of default under the trust agreement, holders of trust preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of Southern Union

        In each trust guarantee, Southern Union will covenant that it will not, if (1) there shall have occurred any event of which Southern Union has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the related indenture and (b) in respect of which Southern Union shall not have taken reasonable steps to cure, (2) Southern Union shall be in default with respect to its payment of any obligations under the trust guarantee, or (3) Southern Union shall have given notice of its selection of an extension period as provided in the related indenture and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or capital stock of any of its subsidiaries that are not wholly-owned (other than any stock dividend paid by Southern Union or any of its subsidiaries where the dividend stock is of the same type as that on which the dividend is being paid); or

  •
  make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of Southern Union that rank equal or junior to the subordinated debt securities (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by Southern Union where the payment is made by way of securities (including capital stock) that rank equal with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) payments under the trust guarantees, (c) as a result of a reclassification of Southern Union's capital stock or the exchange or conversion of one series or class of Southern Union's capital stock for another series or class of Southern Union's capital stock, and (d) the purchase of fractional interest in shares of Southern Union's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

Modification of the Trust Guarantees; Assignment

        Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, no trust guarantee may be amended without the prior approval of the holders of not less than 66% in liquidation amount of the related outstanding trust preferred securities. The manner of obtaining this approval of holders of the trust preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind the successors, assigns, receivers, trustees and representatives of Southern Union and will inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

        An event of default under a trust guarantee will occur upon Southern Union's failure to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the trust preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee.

        If the guarantee trustee fails to enforce the trust guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Southern Union to enforce the guarantee trustee's rights under the trust guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity. In addition, any holder of trust preferred securities shall have the right, which is absolute and unconditional, to proceed directly against Southern Union to obtain guarantee payments, without first waiting to determine if the guarantee trustee has enforced a guarantee or instituted a legal proceeding against the trust, the guarantee trustee or any other person or entity. Southern Union has waived any right or remedy to require that any action be brought just against the trust, the guarantee trustee or any other person or entity before proceeding directly against Southern Union.

        Southern Union will be required to provide annually to the guarantee trustee a statement as to the performance by it of certain of its obligations under each of the trust guarantees and as to any default in such performance. Southern Union will be required to file annually with the guarantee trustee an officer's certificate as to its compliance with all conditions under each of the trust guarantees.

Termination

        Each trust guarantee will terminate and be of no further force and effect upon the first to occur of:

  •
  full payment of the redemption price of all related trust preferred securities;

  •
  distribution of the subordinated debt securities to the holders of the related trust preferred securities in exchange for all the related trust preferred securities; or

  •
  full payment of the amounts payable upon liquidation of the related trust.

        Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Status of the Trust Guarantees

        The trust guarantees will constitute unsecured obligations of Southern Union and will rank:

  •
  subordinate and junior in right of payment to all senior indebtedness of Southern Union in the same manner as the subordinated debt securities (See "Description of the Subordinated Debt Securities—Subordination"); and

  •
  equally with the related subordinated debt securities and any other subordinated debt securities and related trust guarantees now or hereafter issued by Southern Union.

        The terms of the trust preferred securities provide that each holder thereof, by acceptance of the trust preferred securities, agrees to the subordination provisions and other terms of the related trust guarantee.

        The trust guarantees will constitute a guarantee of payment and not of collection. Accordingly, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the trust guarantee without first instituting a legal proceeding against any other person or entity. The guarantees will be held for the benefit of the holders of the trust preferred securities. The guarantees will not be discharged except by payment of the guarantee payments in full to the extent not paid by the related trust or upon distribution of the subordinated debt securities to the holders of the trust preferred securities. The guarantees do not place a limitation on the amount of additional indebtedness that may be incurred by Southern Union.

Information Concerning the Guarantee Trustee

        Prior to the occurrence of a default with respect to a trust guarantee and after the curing or waiving of all events of default with respect to that trust guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in that trust guarantee. In case an event of default has occurred and has not been cured or waived, the guarantee trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a trust guarantee at the request of any holder of trust preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

        Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the guarantee trustee.

Governing Law

        The trust guarantees will be governed by, and interpreted in accordance with, the laws of the State of New York.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

General Summary

        Following issuance of trust preferred securities by a trust, the trust will use the proceeds of such issuance to purchase subordinated debt securities from Southern Union. The subordinated debt securities may be issued in one or more series. Only one series of subordinated debt securities will be issued to a particular trust, or the property trustee of such trust. That trust will hold all of the subordinated debt securities of that series.

        Each series of subordinated debt securities will be issued under the Subordinated Debt Securities Indenture, dated as of May 10, 1995, between Southern Union and JP Morgan Chase Bank, as the subordinated debt securities trustee, as supplemented by a supplemental indenture for such series. The subordinated debt securities indenture, as so supplemented, will be called the "indenture."

        The following is a summary of the material terms and provisions of the subordinated debt securities and the indenture. It summarizes only those portions of the subordinated debt securities and indenture which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the indenture, and not this summary, that defines your rights. There may be other provisions in the indenture which are also important to you. You should read the indenture itself for a full description of its terms. Both the indenture and a form of the supplemental indenture will be made publicly available in a filing we make with the SEC with respect to any offering we make of subordinated debt securities. See "Where You Can Find More Information" for information on how to obtain a copy of the form of the indenture and form of supplemental indenture.

        Each series of subordinated debt securities will be direct, unsecured obligations of Southern Union. The subordinated debt securities will have a junior position to all of Southern Union's senior debt securities.

        The subordinated debt securities are issued to a trust or the property trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated debt securities may be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the prospectus supplement relating to such trust preferred securities.

        The prospectus supplement with respect to the issuance of trust preferred securities will include a description of the specific terms of the subordinated debt securities issued to the trust. These terms will include some or all of the following:

  •
  the title and type of the subordinated debt securities;

  •
  the total principal amount and the currency, if other than U.S. dollars, in which such subordinated debt securities are denominated;

  •
  the percentage of the principal amount at which the subordinated debt securities will be issued and any payments due if the maturity is accelerated;

  •
  the date on which the principal will be payable and the terms on which any such maturity date may be extended;

  •
  the interest rate and the interest payment dates;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate Southern Union to repurchase or otherwise redeem some or all of the subordinated debt securities;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications of the subordinated debt securities, including provisions for original issue discount securities, if offered;

  •
  restrictions on the declaration of dividends on Southern Union's capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

  •
  the rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period, and the duration of such extensions;

  •
  the subordination terms of the subordinated debt securities of such series;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to such subordinated debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants described in this prospectus; and

  •
  any other terms of such subordinated debt securities.

        For a description of the terms of any series of the subordinated debt securities, you should refer to the applicable prospectus supplement.

        The indenture does not limit the aggregate principal amount of subordinated debt securities that Southern Union may issue pursuant to that indenture. The indenture does not contain any provisions that would limit Southern Union's ability to incur debt. The indenture does not contain any provisions that protect the holders of the subordinated debt securities in the event that Southern Union engages in a highly leveraged transaction or other transaction in connection with a takeover attempt. Such a transaction could result in a decline in the credit rating of the subordinated debt securities.

        Under the indenture, Southern Union has the ability to issue debt securities with terms different from any debt securities it has already issued, without the consent of the holders of any previously issued series of subordinated debt securities.

Denominations

        Subordinated debt securities issued to a trust will be issued as registered securities in denominations and integrals thereof, as will be set forth in the applicable prospectus supplement.

Subordination

        The subordinated debt securities will be subordinated and junior in right of payment to the following indebtedness of Southern Union, whether outstanding on the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

  •
  indebtedness of Southern Union for money borrowed by Southern Union or evidenced by securities, debentures (other than the subordinated debt securities), bonds or similar instruments issued by Southern Union, including any of Southern Union's mortgage bonds;

  •
  capital lease obligations of Southern Union;

  •
  obligations of Southern Union incurred for deferring the purchase price of property, with respect to conditional sales, or under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  obligations of Southern Union with respect to letters of credit, banker's acceptances, security purchase facilities or similar credit transitions; and

  •
  all indebtedness of others of the type referred to in the four preceding clauses assumed by or guaranteed in any manner by Southern Union or in effect guaranteed by Southern Union.

Covenants

        Under the subordinated indenture, Southern Union will:

  •
  pay the principal of, and interest and any premium on, the subordinated debt securities when due;

  •
  maintain a place of payment;

  •
  deliver a report to the subordinated debt securities trustee at the end of each fiscal year reviewing its obligations under the indenture; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

        For as long as any trust preferred securities are outstanding of either trust that holds, directly or indirectly through a property trustee of such trust, any subordinated debt securities, Southern Union will:

  •
  directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that certain successors that are permitted under the indenture may succeed to Southern Union's ownership of such common securities;

  •
  cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of the trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

  •
  use its reasonable efforts to cause such trust to continue to be classified as a grantor trust for United States federal income tax purposes.

Consolidations, Mergers and Sales

        The subordinated indenture provides that Southern Union will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of its subsidiaries to convey, transfer or lease, all or substantially all of their properties and assets on a consolidated basis to any other entity, unless Southern Union is the surviving corporation or:

  •
  such other entity assumes by supplemental indenture all of Southern Union's obligations under the indenture and the subordinated debt securities;

  •
  no default or event of default is existing immediately after the transaction;

  •
  the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia; and

  •
  certain other conditions are met.

Liens

        Pursuant to the indenture, Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by Southern Union or any of its subsidiaries, and Southern Union will not, and will not permit any of its subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless

  •
  in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the subordinated debt securities; or

  •
  in the case of liens securing new debt that is ranked equally with the subordinated debt securities, the subordinated debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such subordinated debt securities may be junior to any lien on Southern Union's accounts receivable, inventory and related contract rights securing debt under Southern Union's revolving credit facility.

These restrictions do not prohibit Southern Union from creating any of the following liens:

  (1)
  any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

  (2)
  liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

  (3)
  liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

  (4)
  liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

  (5)
  liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

  (6)
  liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Terms Described in the Indenture" below);

  (7)
  liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

  (8)
  any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

  (a)
  such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

  (b)
  in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

        If Southern Union gives a guarantee that is secured by a lien on any property or assets or restricted securities, or creates a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that Southern Union has created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Election to Defer Payments of Interest

        Southern Union has the right, at any time during the term of subordinated debt securities, to defer payment of interest by extending the interest payment period of the subordinated debt securities for up to 20 consecutive quarters. If Southern Union has given notice of its election to defer payments or interest on subordinated debt securities issued to a trust or a related subordinated debt securities trustee by extending the interest payment period as provided in the indenture, then:

  •
  Southern Union will not, and will cause any subsidiary that is not its wholly-owned subsidiary not to, declare or pay dividends on, or make a distribution with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of Southern Union's capital stock or the capital stock of any such subsidiary; and

  •
  Southern Union will not make any payment of interest, principal or premium, on or repay, repurchase or redeem any subordinated debt securities issued by Southern Union that rank equally with or junior to such subordinated debt securities.

The restriction in paragraph (1) above does not apply to any stock dividends paid by Southern Union, or any of its subsidiaries, where the dividend stock is the same as the stock on which the dividend is being paid.

Events of Default

        The subordinated indenture provides that any one of the following events is an event of default:

  •
  failure to pay any interest due on any subordinated debt security for 10 days;

  •
  failure to pay the principal of, or any premium on, any subordinated debt security when due, whether at maturity, by acceleration, upon redemption, by declaration or otherwise;

  •
  failure to perform any other covenant or agreement in the indenture, which continues for 60 days after written notice is given to Southern Union by the subordinated debt securities trustee or the holders of at least 25% of the outstanding subordinated debt securities of that series;

  •
  failure to pay principal of, or premium on, any indebtedness of Southern Union or any of its subsidiaries in excess of 10% of Southern Union's consolidated net worth (the sum of stockholder's equity, preferred stock and minority interests), provided that (i) the indebtedness has already become due and payable at its stated maturity or (ii) the failure results in the acceleration of the maturity of the indebtedness;

  •
  the voluntary or involuntary dissolution, winding-up or termination of the applicable trust, except in connection with the distribution of the related subordinated debt securities to the holders of the common securities and the trust preferred securities in liquidation or redemption of the common securities and trust preferred securities, the redemption of all of the related trust preferred securities or certain mergers, consolidations or amalgamations permitted by the trust agreement;

  •
  certain events in any bankruptcy, insolvency or reorganization of Southern Union or its assets; or

  •
  any other event of default listed in the supplemental indenture for a series of subordinated debt securities.

        Southern Union is required to file annually with the subordinated debt securities trustee an officer's certificate as to its compliance with all conditions and covenants under the indenture. The indenture permits the subordinated debt securities trustee to withhold notice to the holders of subordinated debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, such subordinated debt securities if the subordinated debt securities trustee considers it in the interest of the holders of subordinated debt securities to do so.

        If an event of default, other than certain events with respect to Southern Union's bankruptcy, insolvency and reorganization, or the dissolution, winding-up or termination of the applicable trust, occurs and is continuing with respect to the subordinated debt securities, the subordinated debt securities trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the outstanding subordinated debt securities of that series due and payable immediately. If Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, causes an event of default for subordinated debt securities of a particular series, then the principal of all the outstanding subordinated debt securities of that series, and accrued and unpaid interest thereon, will automatically be due and payable without any act on the part of the subordinated debt securities trustee or any holder.

        If an event of default with respect to a particular series of subordinated debt securities occurs and is continuing, the subordinated debt securities trustee will be under no obligation to exercise any of its rights or powers under the subordinated debt securities indenture at the request or direction of any of the holders of subordinated debt securities of such series (other than certain duties listed in the indenture), unless such holders offer to the subordinated debt securities trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the subordinated debt securities trustee to comply with the holders' request. If they provide this indemnity to the subordinated debt securities trustee, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt securities trustee under the indenture, or exercising any trust or power given to the subordinated debt securities trustee with respect to the subordinated debt securities of that series. The subordinated debt securities trustee may refuse to follow directions in conflict with law or the indenture that may subject the subordinated debt securities trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

        The holders of not less than a majority in principal amount of any series of the outstanding subordinated debt securities may, on behalf of the holders of all the subordinated debt securities of such series waive any past default under indenture with respect to such series and its consequences (other than defaults resulting from Southern Union's bankruptcy, insolvency or reorganization, or the dissolution, winding-up or termination of the applicable trust, which may be waived by the holders of not less than a majority in principal amount of all securities outstanding under the indenture), except a default:

  •
  in the payment of the principal of (or premium, if any) or interest on any subordinated debt security of any series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any subordinated debt securities premium has been deposited with the subordinated debt securities trustee; or

  •
  in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security of such series affected by the modification or amendment.

Modification or Waiver

        Southern Union and the subordinated debt securities trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all outstanding subordinated debt securities or any series of subordinated debt securities that is affected by such modification or amendment. The consent of the holder of each outstanding subordinated debt security of a series is required in order to:

  •
  change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any subordinated debt security of such series;

  •
  reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;

  •
  change Southern Union's obligation to pay additional amounts in respect of any subordinated debt security of such series;

  •
  reduce the amount of principal of a subordinated debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that subordinated debt security;

  •
  adversely affect any right of repayment at the option of the holder of any subordinated debt security of such series;

  •
  change the place or currency of payment of principal of, or any premium or interest on, any subordinated debt security of such series;

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the subordinated debt security or any redemption date or repayment date for the subordinated debt security;

  •
  reduce the percentage of holders of outstanding subordinated debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;

  •
  modify the change of control provisions, if any;

  •
  reduce the percentage of outstanding subordinated debt securities of such series necessary to waive any past default; or

  •
  modify any of the above requirements.

        Southern Union and the subordinated debt securities trustee may modify and amend the indenture without the consent of any holder for the following purposes:

  •
  to evidence the succession of another entity to Southern Union as obligor under the indenture;

  •
  to add to Southern Union's covenants for the benefit of the holders of all or any series of subordinated debt securities;

  •
  to add events of default for the benefit of the holders of all or any series of subordinated debt securities;

  •
  to add or change any provisions of the subordinated debt securities indenture to facilitate the issuance of bearer securities;

  •
  to change or eliminate any provisions of the indenture but only if any such change or elimination will become effective only when there are no outstanding subordinated debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;

  •
  to establish the form or terms of subordinated debt securities of any other series;

  •
  secure the subordinated debt securities;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; and

  •
  to change the indenture with respect to the authentication and delivery of additional series of subordinated debt securities, in order to cure any ambiguity, defect or inconsistency in the indenture, but only if such action does not adversely affect the interest of holders of subordinated debt securities of any series in any material respect.

        The indenture contains provisions for convening meetings of the holders of subordinated debt securities of a series if subordinated debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the subordinated debt securities trustee, by Southern Union or by the holders of at least 10% in principal amount of the subordinated debt securities of such series outstanding. In any case, notice must be given as provided in the indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the subordinated debt securities of that series, except for any consent that must be given by the holder of each subordinated debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indenture at any duly held meeting of holders of subordinated debt securities of that series will be binding on all holders of the subordinated debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the subordinated debt securities of a series outstanding, unless a specified percentage in principal amount of the subordinated debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding subordinated debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of subordinated debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding subordinated debt securities affected, or of the holders of such series of subordinated debt securities and one or more additional series, then:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding subordinated debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Defeasance and Covenant Defeasance

        Southern Union may elect either (i) to defease and be discharged from any and all obligations with respect to the subordinated debt securities (except as otherwise provided in the indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture ("covenant defeasance"), upon the deposit with the subordinated debt securities trustee, in trust for such purpose, of money and/or specified government obligations that through the payment of principal, premium, if any, and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the subordinated debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Southern Union must deliver to the subordinated debt securities trustee an opinion of counsel to the effect that the holders of the subordinated debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable prospectus supplement.

        Southern Union may exercise its defeasance option with respect to the subordinated debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If Southern Union exercises its defeasance option, payment of the subordinated debt securities of such series may not be accelerated because of an event of default. If Southern Union exercises its covenant defeasance option, payment of the subordinated debt securities of such series may not be accelerated by reference to any covenant from which Southern Union is released as described under clause (ii) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Financial Information

        While any of the subordinated debt securities are outstanding, Southern Union will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act even if Southern Union stops being subject to those sections, and Southern Union will also provide to all holders and file with the trustees copies of such reports and documents within 15 days after filing them with the SEC or, if its filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after Southern Union would have been required to file such reports and documents if permitted, in each case at Southern Union's cost.

Payment, Registration and Transfer

        Unless Southern Union specifies otherwise in a prospectus supplement, it will pay principal, interest and any premium on the subordinated debt securities, and they may be surrendered for payment or transferred, at the offices of the subordinated debt securities trustee. Southern Union will make payment on registered subordinated debt securities by checks mailed to the persons in whose names the subordinated debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If Southern Union makes subordinated debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

        Southern Union will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered subordinated debt securities, without the payment of any service charge except for any tax or governmental charge.

        The subordinated debt securities issued to a trust or the property trustee of such trust will be issued as registered subordinated debt securities. Registered subordinated debt securities will be securities recorded in the securities register kept at the corporate office of the subordinated debt securities trustee for the trust that issued that series of securities. Registered subordinated debt securities will be exchangeable for other registered subordinated debt securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations.

        In the event of any redemption of subordinated debt securities, Southern Union will not be required to:

  •
  issue, register the transfer of or exchange subordinated debt securities of any series during a period beginning at the opening of business 15 days before any selection of subordinated debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if subordinated debt securities of the series are issuable only as registered subordinated debt securities, (b) the day of mailing of the relevant notice of redemption if the subordinated debt securities of the series are also issuable as registered subordinated debt securities and there is no publication, and (c) the day of the first publication of the relevant notice of redemption if the subordinated debt securities are issuable as bearer securities;

  •
  register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  issue, register the transfer of or exchange any subordinated debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

        If the subordinated debt securities are distributed to the holders of the related trust preferred securities, the subordinated debt securities may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such subordinated debt securities are expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfer, voting rights, redemptions and other notices and other matters, see "Description of the Trust Preferred Securities—Book-Entry Only Issuance—The Depositary Trust Company."

Governing Law

        The subordinated debt securities and the indenture will be governed by, and interpreted in accordance with, the laws of the State of New York.

Information Concerning the Subordinated Debt Securities Trustee

        Prior to the occurrence of a default with respect to the indenture and after the curing or waiving of all events of default with respect to the indenture, the subordinated debt securities trustee undertakes to perform only those duties as are specifically set forth in the indenture. In case an event of default has occurred and has not been cured or waived, the trustee will exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to these provisions, the subordinated debt securities trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of subordinated debt securities unless it is offered reasonable indemnity against the costs, expenses and liabilities which might be incurred through the exercise of those powers.

        Southern Union and certain of its affiliates may, from time to time, maintain a banking relationship with the subordinated debt securities trustee.

Miscellaneous

        Southern Union will have the right at all times to assign any of its rights or obligations under the Southern Union indenture to one of its direct or indirect wholly-owned subsidiaries. In the event of such an assignment, Southern Union will remain liable for all of its obligations. The indenture otherwise will be binding upon and exist for the benefit of the parties to the subordinated debt securities indenture and their successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

DESCRIPTION OF GLOBAL SECURITIES

Book-Entry, Delivery and Form

        Unless the company issuing the debt securities, trust preferred securities, warrants, common stock, preferred stock, stock purchase contracts, stock purchase units or depositary shares (the "securities") indicates differently in a supplemental prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). The global securities will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York, as depositary ("DTC"), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        DTC has advised each of the issuing companies that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC's records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

        To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. The company issuing the securities will maintain an office or agency in the Borough of Manhattan, the City of New York where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency, with respect to the applicable indenture, will initially be the office of the trustee which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005, in the case of U.S. Bank Trust National Association, and 101 Barclay Street, Floor 21, New York, New York 10286, in the case of The Bank of New York.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

        Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the securities of such series to be redeemed in accordance with DTC's procedures.

        In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

        So long as securities are in book-entry form, the company issuing such securities will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, the company issuing the securities will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

        Principal and interest payments on the securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

        DTC is under no obligation to provide its services as depositary for the securities and may discontinue providing its services at any time. Neither the company issuing the securities nor the applicable trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if DTC notifies the company issuing such securities that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be; the company issuing such securities determines, in its sole discretion, not to have such securities represented by one or more global securities; or an Event of Default under the indenture has occurred and is continuing with respect to such series of securities, the company issuing such securities will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to Southern Union's Current Report on Form 8-K dated March 10, 2003, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES AND THE GUARANTEES

        Unless stated otherwise in the applicable prospectus supplement, the validity of the securities and the binding nature of the obligations represented by the debt securities, guarantees, units, warrants and contracts offered hereby will be passed upon for us by Fleischman and Walsh, L.L.P., Washington, D.C. Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of common stock that, in the aggregate, represent less than one percent (1%) of the outstanding shares of common stock of Southern Union. Certain United States federal income taxation matters will be passed upon for Southern Union, Southern Union Financing II and Southern Union Financing III by special tax counsel to the Company and the Trusts when appropriate with respect to any particular offering.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus from time to time in one or more transactions

  (a)
  to purchasers directly;

  (b)
  to underwriters for public offering and sale by them;

  (c)
  through agents;

  (d)
  through dealers: or

  (e)
  through a combination of any of the foregoing methods of sale.

        We may distribute the securities from time to time in one or more transactions at;

  (a)
  a fixed price or prices, which may be changed;

  (b)
  market prices prevailing at the time of sale;

  (c)
  prices related to such prevailing market prices; or

  (d)
  negotiated prices.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and any related compensation arrangements contemplated thereby will be described in the applicable prospectus supplement.

Direct Sales

        We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

        The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

        Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

        Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

        We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

        If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery of Securities Purchase Contracts

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price by means of delayed delivery of our securities purchase contracts. Such delayed delivery contracts will provide for payment for, and delivery of, the underlying security on future dates.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and we will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

  •
  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

General Information

        Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

        Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

        Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SUMMARY
Southern Union Company
Summary Historical Consolidated Financial Data of Southern Union Company
Summary Historical Consolidated Financial Data of Panhandle Eastern Pipe Line Company
Summary Unaudited Pro Forma Combined Condensed Financial Data
The Offering
The Offering—Explanatory Diagrams
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
COMMON STOCK OFFERING
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
CAPITALIZATION
RATIO OF EARNINGS TO FIXED CHARGES
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET March 31, 2003
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS For The Twelve Months Ended June 30, 2002
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS For The Nine Months Ended March 31, 2003
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
THE PANHANDLE ACQUISITION
BUSINESS
ACCOUNTING TREATMENT
DESCRIPTION OF THE EQUITY UNITS
DESCRIPTION OF THE PURCHASE CONTRACTS
CERTAIN PROVISIONS OF THE PURCHASE CONTRACTS AND THE PURCHASE CONTRACT AND PLEDGE AGREEMENT
DESCRIPTION OF THE SENIOR NOTES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
EXPERTS
INCORPORATION BY REFERENCE
$800,000,000
SOUTHERN UNION COMPANY
Debt Securities, Common Stock, Preferred Stock, Guarantees, Warrants to Purchase Debt Securities, Common Stock and Preferred Stock, Securities Purchase Contracts, Securities Purchase Units and Depositary Shares
SOUTHERN UNION FINANCING II SOUTHERN UNION FINANCING III Trust Preferred Securities Guaranteed by Southern Union Company
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
SOUTHERN UNION COMPANY
THE TRUSTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF SOUTHERN UNION'S COMMON STOCK AND PREFERRED STOCK
SOUTHERN UNION COMMON STOCK
SOUTHERN UNION PREFERRED STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF THE TRUST GUARANTEES
DESCRIPTION OF SUBORDINATED DEBT SECURITIES
DESCRIPTION OF GLOBAL SECURITIES
EXPERTS
VALIDITY OF THE SECURITIES AND THE GUARANTEES
PLAN OF DISTRIBUTION